$100,000,000
Units of Limited Liability Company Interest
$25,000 Minimum Investment

POINT CENTER MORTGAGE FUND I, LLC

Point Center Mortgage Fund I, LLC is a Delaware limited liability company. We make real estate investments in mortgage loans and deeds of trust, all of which loans are collateralized by real property. The real estate loans will be selected for us by our Manager, Point Center Financial, Inc. Our Manager will originate and service our loans, and will be responsible for our day to day operations. We are not a mutual fund registered under the Investment Company Act of 1940.

We are offering and selling to the public up to a maximum of $100,000,000 of units of limited liability company interest. A minimum investment of $25,000 is required to purchase units, unless a lower investment is permitted by our Manager, in its sole discretion. This Offering also includes units to be issued under our distribution reinvestment plan.

	Price To Public	Selling Commissions/Expenses (1)	Proceeds To The Fund
Per Unit	Variable (2)	$0.00	100%
Total Maximum	$100,000,000 (3)	$0.00	$100,000,000

(1)	No selling commissions will be paid and all of the expenses related to this Offering will be paid by our Manager.
(2)
As of the date of this prospectus, the offering price per unit is $1,005.33; however, our Manager sets a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to the loans we have funded. The adjusted net book value, divided by the number of units outstanding shall determine the daily unit price. Our Manager owns computer software designed to perform this function.

(3)	Includes $4,000,000 of the units being offered under our distribution reinvestment plan.

Of the total net proceeds we receive from this Offering, we intend to use 3% as a cash reserve and we intend to invest 97% in real estate loans. If the maximum number of units is sold, we will have $97,000,000 to invest in real estate loans. When you invest in our units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with First Republic Trust Company until your subscription agreement has been reviewed and accepted, and the price per unit has been calculated. As of the date of this prospectus, we have sold $23,770,426 of units, including $470,047 of reinvested distributions. As of May 31, 2007, we have funded 28 loans as described below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investments in Mortgage Loans.”

Significant risks to your investment include:

•	Restricted right to sell or transfer your units due to the lack of a public market and in order to prevent adverse tax consequences
•	Investment in unspecified blind pool of real estate loans that will not be subject to investor review or evaluation
•	Reduced distributions and increased risk may occur if we leverage our loan portfolio, which our Manager may do subject to a borrowing limitation of 60% of the fair market value of our loan portfolio
•	Total reliance on our Manager, Point Center Financial, Inc. and the lack of an independent board of directors
•
Conflicts of interest for our Manager due to competing lending activity and the receipt of substantial fees under the management agreement that was not negotiated at arms-length and may provide incentive to our Manager to make loans at the maximum risk permitted by our underwriting criteria

•	Distributions will be delayed pending investment of the proceeds from this Offering
•	Unit holders may have tax liabilities in excess of their distributions
•	Interest rate fluctuations may reduce or eliminate net income from our investments
•	We will rely solely on bank loans or lines of credit, for which we have no present commitments, if our Manager leverages our loan portfolio in order to make additional loans
•	There is no public trading market for the units and the units will not be listed on any exchange
•	Possible lack of asset diversification
•	Recent organization and lack of significant assets, operating history and financing sources
•	Limited voting rights of investors
•	Tax risks of the Offering and membership in Point Center Mortgage Fund I, LLC

YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE 10.

Units will be sold directly by us or through one or more dealers we select. You must purchase at least $25,000 of units, unless a lower investment is permitted by our Manager, in its sole discretion. To purchase units, you must sign the enclosed subscription agreement and make the representations and warranties included in that agreement. The funds we receive from this Offering will not be commingled with the funds of our Manager or any other party. We will terminate the Offering on February 3, 2008, if all of the units have not been sold by then.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2007.

INVESTOR SUITABILITY STANDARDS

As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least two (2) years, in light of the other limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that this Offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified this Offering.

State	Minimum net worth and minimum gross income	or	Minimum Net Worth	and	Additional Standards
California	$65,000/65,000		$250,000		N/A
Arizona	$60,000/60,000		$225,000		N/A
Colorado, Florida, Illinois, Texas	$45,000/45,000		$150,000		N/A
Nevada	$45,000/45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
All Other States	$65,000/65,000		$250,000		N/A

To purchase units you must have received this prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1. You must deliver the subscription agreement to our Manager or the securities dealer that has solicited your investment, together with payment of your subscription amount, as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. Our acceptance of your subscription agreement is effective when we countersign it, for the number of units that can be purchased with the amount of your investment, as set forth in the subscription agreement. Subscriptions will be accepted no sooner than five (5) business days following the date of the subscription agreement or rejected within 30 days of their receipt. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a certificate for your units.

Investors will not be given copies of the documents associated with the loans for review prior to or after making an investment in units.

In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

•	understand that we will accept your subscription no sooner than five (5) business days following the date of the Subscription Agreement, but not later than 30 days;

•	understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, or made any recommendation or endorsement of, the units; and

•
understand that an investment in us will not, in itself, create a tax-qualified retirement plan and trust as described in Sections 401(a) and 501(a) of the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Each of these representations reflects that we are not indicating any approval by anyone other than our Manager or that an investment will have an effect other than to make you a member of our limited liability company.

You will also acknowledge that you are familiar with the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

i

•
understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

•
understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

•
have been advised to read the risk factors set forth in this prospectus and to determine whether your investment objectives correspond to those stated in this prospectus; specifically, you acknowledge that the purpose of your investment is to receive monthly cash distributions from the income earned on our real estate loans, and to have us preserve and return your capital contributions.

You will also represent to us that you have the capacity to invest in units by confirming that:

•	you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

•	if you are a trustee, are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

By executing the subscription agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page 56. The units may, therefore, be suitable for persons seeking current taxable income.

Our investment objectives and policies are intended to make the units suitable investments for Keogh plan accounts of self-employed individuals (or partners) or corporate pension or profit sharing plans, which we refer to collectively as qualified plans, IRAs or Roth IRAs, Simplified Employee Pensions (or SEPs) and other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment). In this regard, ERISA provides a comprehensive regulatory scheme governing plan assets of qualified retirement and other employee benefit plans. Our Manager intends to manage us so that an investment by a qualified retirement or other employee benefit plan will not make our assets plan assets under ERISA. The Internal Revenue Code contains restrictions applicable to IRAs that are very similar to the ERISA regulations. See "Federal Income Tax Consequences - ERISA Considerations" at page 63. However, tax-exempt investors should be aware that the operations of the Fund may produce unrelated business taxable income to them, which is generally taxable even though such investors are otherwise exempt from tax.

Our Manager is not permitted to allow any qualified retirement or other employee benefit plan to purchase units if our Manager has investment discretion over the assets of the plan, or if our Manager regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

To assure that this Offering complies with applicable state law, each dealer selling our units will be responsible for determining investor suitability, and is required to:

•
inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

•	for at least six (6) years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

•	transmit promptly to us all properly completed and executed subscription agreements.

The use of forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

NOTICE TO CALIFORNIA RESIDENTS

We do not intend to issue certificates representing any of the units sold pursuant to this Offering; however, if any certificates representing units resulting from any offers or sales of units to California residents, such certificates will bear the following legend restricting transfer:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by our Manager.

SALES MATERIALS

We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may also be disseminated through our website at: www.pcmortgagefund.com. Direct mail and print media advertisements may also be used to solicit requests to receive this prospectus and/or to attend seminar presentations at which this prospectus will be distributed. A cover letter which presents a general overview of this Offering and a summary term sheet may also accompany distributed prospectuses.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934 that relate to future events or our future financial performance. In addition, other statements we may make from time to time, such as prospectus supplements, press releases, oral statements made by our officials and other reports that we file with the Securities and Exchange Commission, may also contain such forward-looking statements. Undue reliance should not be placed on these statements which involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of such terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•
the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors,”
“Business,” “Investment Objectives and Policies,” “Conflicts of Interest” and “Fiduciary Responsibility”;

•	our future operating results;

•	our business prospects;

•	general volatility of the real estate markets in which we invest;

•	changes in our business strategy or underwriting criteria;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy;

•	increased rates of loan defaults;

•	increased prepayments of the our loans;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of lending opportunities;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Any or all of the forward-looking statements included in this prospectus and in any other reports or public statements made by us may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in this prospectus or in other reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements. You should not place undue reliance on any of these forward-looking statements because they are based on current expectations or beliefs regarding future events or circumstances, which involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by these forward-looking statements.

Although we believe that our strategies, plans, objectives, goals, expectations and intentions reflected in, or suggested by these forward-looking statements are reasonable given current information available to us, we can give no assurance that any of them will be achieved.

These forward-looking statements should be considered in light of the information included in this prospectus and our other filings with the Securities and Exchange Commission. You should also read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations in conjunction with the financial statements and the related notes that appear elsewhere in this prospectus.

We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus or any other report filed by us. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

TABLE OF CONTENTS

SUMMARY	1

RISK FACTORS	10
Risks to the Holders of Our Units	10
We have a limited operating history and only a limited past performance for you to review	10
Your units lack liquidity and marketability	10
The offering price is subject to adjustment based on book value, not market value, which may result in dilution to existing investors	11
Units have only a limited ability to be redeemed	11
The amount raised through the sale of units may be insufficient to adequately diversify our real estate loan portfolio	11
We must rely on our Manager to manage our operations and select our loans for investment	12
We depend on key personnel of our Manager	12
You may face a delay before distributions begin	12
Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to you	12
Any indemnification of our Manager by us will decrease the amount available for distribution to you	12
Our unit holders’ right to vote is limited and they are bound by majority vote	12
Risks of Our Business	13
Defaults on our real estate loans will decrease our revenues and your distributions	13
Risks for the types of loans we will make	13
Risks of underwriting standards and procedures	15
Our loans are not guaranteed by any government agency and we will rely on the foreclosure value of the real estate if a loan goes into default	15
We may not have sufficient capital to meet our staged funding commitments	15
We may have difficulty protecting our rights as a secured lender	16
Our results are subject to fluctuations in interest rates and other economic conditions	16
We face competition for real estate loans that may reduce available yields and fees available	16
If we fail to maintain effective systems of internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or prevent fraud, which could cause current and potential unit holders to lose confidence in our financial reporting, adversely affect the price of our securities or harm our operating results	17
If we are unable to generate sufficient liquidity, we may be unable to conduct our operations as planned	17
A prolonged economic downturn or recession would likely result in a reduction of our mortgage origination activity, which could adversely affect our financial results.	17
Lending to non-conforming borrowers may expose us to a higher risk of delinquencies, foreclosures and losses	18
Recent Developments in the Residential Sub-Prime Mortgage Market Could Adversely Effect Our Markets.	18
We are subject to risks of operational failure that are beyond our control	18
Violation of various federal, state and local laws may result in losses on our loans	18
New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition	19
We may be subject to fines or other penalties based upon the conduct of our independent brokers or correspondents	20
Our operations may be adversely affected if we are subject to the Investment Company Act	20
New regulatory actions affecting the mortgage industry may increase our costs and decrease our mortgage acquisition	21
The success and growth of our business will depend upon our Manager’s ability to adapt to and implement technological changes	21
We are exposed to risk of environmental liabilities with respect to properties to which we take title	21
Conflicts of Interest Risks	21
Our Manager will face conflicts of interest concerning the allocation of its personnel's time and the management of other investment programs	22
Our Manager will face conflicts of interest arising from the fees we pay and those paid by borrowers	22
Our Manager will face conflicts of interest in selecting loans for us and other investment programs	22
We may have a lack of control over loans made jointly with other lenders	22
Your right to vote is limited and you are bound by majority vote	22
Federal Income Tax Risks	23
Your cash flow and distributions will be reduced if we are taxed as a corporation	23
The deductibility of your share of our expense items may be limited	23

v

An IRS audit of our books and records could result in an audit of your tax returns	23
Retirement Plan Risks	24
An investment in our units may not qualify as an appropriate investment under all retirement plans	24

USE OF PROCEEDS	24

BUSINESS	25
General	25
Investment Objectives And Policies	26
General	26
Acquisition and Investment Policies	27
Purchase of Loans from our Manager and its Affiliates	27
Types of Loans We Intend to Invest In	28
Collateral	28
Prepayment Penalties and Exit Fees	29
Balloon Payment	29
Repayment of Mortgages on Sales of Properties	29
Adjustable Rate Loans	29
Interest Rate Caps	29
Escrow Conditions	30
Borrowing	30
No Trust or Investment Company Activities	30
Various Other Policies and Procedures	30
Competition and General Economic Conditions	31
Regulation	31
Loans	31
General	31
Portfolio of Real Estate Loans	31
Priority of Mortgages	32
Loan-to-Value Ratio	32
Construction Mortgage Loans	33
Terms of Mortgage Loans	33
Escrow Conditions	33
Assignment of Mortgage Investments from Affiliates	33
Purchase of Promissory Notes/Note Hypothecation	33
Participation With Other Lenders Including Affiliates	34
Reserve Fund	34
Credit Evaluations	34
Sale of Mortgage Investments	34
Employees	35

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	35
General	35
Twelve Month Plan of Operation	35
Summary of Financial Results	37
Total Revenues	37
Total Expenses	37
Distributions to Members	37
Investments in Mortgage Loans	38
Related Party Transactions	39
Transactions with Our Manager	39
Transactions with Other Programs and Other Related Parties	40
Capital and Liquidity	40
Off-Balance Sheet Transactions	40

CRITICAL ACCOUNTING POLICIES	40
Interest Income	40
Investments in Mortgage Loans	41
Real Estate Held for Sale	41

Allowance for Losses on Trust Deed Notes Receivable	41
Use of Estimates	41
Related Party Transactions	41

MANAGEMENT	42
Our Manager	42
Removal of Manager	42
Evaluation and Acquisition of Portfolio Loans	43
Prior Experience Of Our Manager	44
Overall Experience	44
National Financial Lending, LLC	45
Directors, Executive Officers and Key Employees of Our Manager	46

EXECUTIVE COMPENSATION	47

SHARE OWNERSHIP	47

COMPENSATION AND EXPENSES	47
Offering and Organizational Stage	47
Operational Stage	47

CONFLICTS OF INTEREST	48
General	48
Payment of Fees and Expenses	49
Acquisition of Mortgage Notes through Our Manager	50
Non-Arm's Length Agreements	50
Competition for the Time and Services of Common Officers	50
Competition Between Us, and Our Manager and Its Affiliates for Investment Opportunities	50
Lack of Separate Representation	50
Rights of Affiliates	51
We May Co-Invest in Real Estate Loans Acquired by Our Manager	51

GENERAL INFORMATION AS TO PROMOTERS	51

FIDUCIARY RESPONSIBILITY	51
General	51
Indemnification	52

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS	53
Your Status	53
Limited Liability of Members	53
Our Term	53
Meetings	53
Voting and Other Rights of Members	53
Description of the Units	54
Capital Accounts	54
Members' Return on Investment	54
Distribution Reinvestment Plan	55
Reinvestment of Proceeds of Capital Transactions	55
Assignment and Transfer of Units	56
Redemption of Units	57
General	57
Voluntary Redemptions	57
Mandatory Redemptions	57
Special Power of Attorney	57

FEDERAL INCOME TAX CONSEQUENCES	57
Classification as a Partnership for Tax Purposes	58
General Principles of Partnership Taxation	60
Taxation of Distributions; Determination of Basis in Units	60

Limitations on the Deductibility of Losses and Expenses	61
The Basis Limitation	61
The At Risk Limitation	61
The Passive Loss Limitation	61
Miscellaneous Itemized Deduction Limitation	61
Gain or Loss on Sale or Redemption of Units	61
Character of Gain or Loss	62
Limitations on Deductibility of Investment Interest	62
Tax Treatment of Tax-Exempt Entities	62
Tax Returns; Tax Information and Audits	62
Original Issue Discount Rules	63
Market Discount	63
Impact on Subsequent Purchasers if No Section 754 Election Made	63
State and Local Taxes	63
Special Considerations for Non-U.S. Unit Holders	63

ERISA CONSIDERATIONS	64
General	64
Annual Valuation	64
Plan Assets—Generally	65
Exemption for Insignificant Participation by Benefit Plan Investors	65

HOW WE PROTECT OUR RIGHTS AS A LENDER	65
Overview of Real Estate Loans	65
Foreclosure	66
Non-judicial Foreclosure	66
Judicial Foreclosure	66
Environmental Risks	66
Second Mortgages; Rights of Senior Mortgages	67
Statutory Rights of Redemption	67
Anti-Deficiency Legislation	68
Bankruptcy Laws	68
Enforceability of Certain Provisions	68
Due-On-Sale Provisions	68
Acceleration on Default	69
Prepayment Provisions	69
Secondary Financing: Due-on-Encumbrance Provisions	69
Applicability of Usury Laws	69

REPORTS TO MEMBERS	70

PLAN OF DISTRIBUTION	70

LEGAL MATTERS	72

EXPERTS	72

AVAILABLE INFORMATION	72

APPENDIX I - PRIOR PERFORMANCE TABLES	I-1

INDEX TO FINANCIAL STATEMENTS	F-1

SUMMARY

Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 10, and the Financial Statements and Notes, beginning at page F-1.

The Fund
Point Center Mortgage Fund I, LLC was organized on July 14, 2004 as a Delaware limited liability company. Under our Operating Agreement, our existence ends on December 31, 2029, unless the members vote to extend our duration. In this prospectus we refer to Point Center Mortgage Fund I, LLC as "the Fund," "we," "us," or "our." Our offices are at 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, our telephone number is (949) 661-7070 or (800) 544-8800, and our website is www.pcmortgagefund.com . As of the date of this prospectus, we have sold $23,770,426 of units, including $470,047 of reinvested distributions.

As of May 31, 2007, we have funded 28 loans as described below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investments in Mortgage Loans.” We currently have no residential loans in our portfolio and we require substantially lower loan-to-value ratios than the sub-prime residential lenders that have been reporting substantial losses from their portfolios. We also believe that our underwriting criteria is significantly more stringent than these troubled lenders and that our portfolio can withstand a much deeper downturn in the real estate market than these other companies can.

Our Manager
Our Manager is Point Center Financial, Inc., a California corporation, which was incorporated in 1979. Its executive offices are at 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, and its telephone number is (949) 661-7070 or (800) 544-8800. Our Manager maintains a site on the World Wide Web at www.pointcenter.com. The information on the web site is not and should not be considered part of this document and is not incorporated into this prospectus by reference. This web address is only intended to be inactive textual references. Our Manager is a mortgage broker licensed by the California Department of Real Estate and also provides mortgage banking services.

Loan Investment Policies
We will invest in real estate loans secured by deeds of trust or mortgages on real property located anywhere in the United States. Our loans will be sub-prime and may be made to borrowers with impaired or limited credit histories. There may be commercial or residential buildings on the real property, but our real estate investments and the collateral for our loans may also consist of real property with buildings under construction or no physical structures at all. We currently expect that only 10% of our loans will be secured by residential property; however, there is no limitation with respect to the percentage of any category of loans that we may invest in. The real estate loans will be selected for us by our Manager from among loans obtained by it, or by other real estate or mortgage brokers with which we are not affiliated. We may own real property if we foreclose on a defaulted loan. All of our loans will be serviced by our Manager. We intend to hold our loans until maturity; however, our Manager may determine to sell certain loans and reinvest the proceeds in new loans or return invested capital to our investors.

We will sell units of limited liability company interest and will seek to use the proceeds to acquire a large number of highly diversified first and second trust deed loans on many different kinds of properties and with varying interest rates and associated risks. The minimum investment in this Offering is $25,000; however, our Manager reserves the right, in its sole discretion, to accept subscriptions in an amount less than $25,000. As of the date of this prospectus, the offering price per unit was $1,005.33; however, our Manager sets a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to our loan portfolio. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted net book value, as so determined, may not represent the actual fair market of the units at any particular date.

Our loans will all be secured by deeds of trust and/or mortgages on real property, including but not limited to, mortgage and construction loans on single family homes, multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops, warehouses, churches and offices), and unimproved land (including land with entitlements and without entitlements). In addition to deeds of trust and/or mortgages, other forms of collateral may also be used to secure loans including but not limited to: cross-collateralized property (i.e. deeds of trust and/or mortgages securing multiple properties), personal guarantees, irrevocable letters of credit, assignments of certificates of deposit, assignments of stock or partnership interests, and UCC-1 Financing Statements encumbering personal property.

The use of loan proceeds by the borrower will not generally be restricted, though those loans for construction purposes will be limited to building, remodeling, and/or development to enhance the property securing the loan. If a loan is for construction, rehabilitation, or development of the subject property, the loan will be directly secured by a deed of trust encumbering the property being improved, rehabilitated, or developed.

Investors in our units will not be given copies of the documents associated with our loans for their review prior to or after making the investment in units.

Under circumstances deemed appropriate by our Manager, we may obtain a line of credit which we would use to expand our lending capacity, operate and develop for resale properties on which we have foreclosed, and allocate to other general business purposes. Our total indebtedness under the line of credit would not exceed 60% of the fair market value of the outstanding real estate loans in our loan portfolio.

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Our Manager estimates that the size of our real estate loans will range from $500,000 to $10 million and that the average size of our loans will be $1 million to $5 million. Most of our loans will have terms of one (1) to five (5) years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to twelve months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in “Investment Objectives and Policies,” beginning on page 26 of this prospectus.

We will adopt the underwriting standards of our Manager in evaluating potential investments in loans. Generally speaking, our Manager's underwriting standards are less strict than traditional mortgage lenders and its loan approval process is faster than traditional lenders. As a result, in certain cases we may make real estate loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and our Manager will take steps intended to mitigate the risks, such as imposing a lower loan-to-value ratio thereby providing us with a bigger equity cushion if real estate values drop.

Our Manager will continuously evaluate prospective investments, select the real estate loans in which we invest and make all investment decisions on our behalf in its sole discretion. You are not entitled to act on any proposed investment. In evaluating prospective real estate loan investments, our Manager will consider such factors as the following:

•  The ratio of the amount of the investment to the value of the property by which it is secured;
•  The potential for capital appreciation or depreciation of the property securing the investment;
•  Expected levels of rental and occupancy rates (if applicable);
•  Potential for rental increases (if applicable);
•  Current and projected revenues from the property;
•  The status and condition of the record title of the property securing the investment;
•  Geographic location of the property securing the investment; and
•  The financial condition of the borrowers, their principals, and any additional guarantors of the loan.

Our Manager may obtain our loans from affiliated and nonaffiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by our Manager to facilitate our purchase of the loans.

We will receive an independent appraisal for each property that is to be security for our loans.
We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

Type of Secured Property	Loan-to-Value Ratio
Residential (homes, condominiums and apartment buildings)	75%
Improved Residential Lots	65%
Unimproved Land	55%
Commercial/Industrial/Churches	70%
Property under Development/ Construction Loan	70% (of anticipated post-development value)
Leasehold Interest	60% (of value of leasehold interest)

In its discretion, our Manager may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, our Manager, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 65%.

We believe that by focusing on the value of the underlying real estate which will serve as collateral on our loans, our Manager can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Our Manager will generally spend not more than 20 days assessing the character and credit history of our borrowers. Rather, our Manager will focus its underwriting review on the value of the collateral which secures our loan.

As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our real estate loans.

Distributions
We receive interest payments on our loans, which is then available for distribution after payment of our expenses. We invest proceeds from this Offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distributions begin will be one (1) month after an investor subscribes for units.

As of the date of this prospectus, we have made distributions of $984,841, including $470,047 of reinvested distributions, which would otherwise have been paid to our reinvesting members. Through May 31, 2007, members have realized an internal rate of return on their investments of approximately 9.39%. However, as of May 31, 2007, the blended gross portfolio yield on our loans is 12.32%, with an estimated net yield to our members of 9.5%.

Summary Risk Factors	Some of the most significant risks concerning your investment in the units include the following:

•  There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of your units is restricted. Consequently, you will have a difficult time trying to obtain cash for your units.

•  Our Manager controls our daily business affairs and the selection of our real estate loans, subject to the provisions of our Operating Agreement, a copy of which is attached to this prospectus as Exhibit A. We do not have an independent board of directors. If our Manager withdraws or is terminated, we may not be able to find a suitable replacement.

•  Our Manager may modify our investment policies without your consent. Investors only vote on limited matters such as changing our structure or changing our basic business purpose. Thus you will have little control over our operations and where funds are invested.

• You will not have an opportunity to evaluate the value of the real properties that we will invest in and which constitute our real estate loan collateral or the creditworthiness of our borrowers.

•  We make sub-prime loans that may be made to borrowers with impaired or limited credit histories. In addition, there is no percentage limitation on the types of loans that we may invest in. Our loans will also be risky for the following reasons:

•  We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, appraisers may make mistakes, or the value of the real estate may decrease due to subsequent events. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

•  90% of our loans will have balloon payments. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period such as 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. Also, there are no specific criteria for determining the creditworthiness of borrowers.

•  We may invest in loans to purchase or develop raw, unimproved land. These loans are risky because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property in a timely manner or at a price equal to or greater than amount of loan.

•  We may invest in acquisition and development loans. These loans are risky because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property on a timely basis or at a price that is equal to or greater than the amount of the loan.

•  We may invest in construction mortgage loans. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

•  We may invest in commercial property loans. These loans are risky because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

•  We may invest in residential loans. These loans are riskier than loans secured by income producing properties because the borrower does not receive income from the property to make payments on the loan.

• We may invest in bridge loans. These loans are risky because there is no assurance that the developer will qualify for the refinancing.

•  We may invest in second mortgage loans. These loans are risky because our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender.

•  We may invest in leasehold interest loans. These loans, where the collateral is an interest in a lease, are risky because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

• We may invest in problem loans. These loans are risky because they are in default, are non-performing or delinquent at the time of acquisition.

•  We may invest in interest carry loans. In some cases, such as a construction loan, we will finance either a portion or 100% of the interest payments due and create an impound account from which to make the interest payments when due. We will not increase our loan-to-value ratio requirements when financing interest reserves on an “interest carry loan” and the risk of a payment default will exist if the interest reserve has been depleted prior to the balloon loan payment coming due at maturity.

•  Our Manager receives substantial loan origination fees from borrowers as a result of our real estate loans. Most of these fees are paid by borrowers for obtaining, processing, making and brokering, managing and selling real estate loans, as well as for other services. Although our Manager has no intention of doing so, this fee structure may be perceived as encouraging our Manager to make riskier investments, seeking prepayments and pursuing foreclosures that may not be in the best interests of unit holders. The fees for these services are described in greater detail under "Compensation to our Manager and Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus.

•  If we are unable to adequately diversify our portfolio in real estate loans, there is a greater risk that a default on any one loan could significantly reduce the funds available to pay distributions to our investors. We anticipate that the size of our loans will range between $500,000 and $10 million, with the average size of our loans being in the $1 million to $5 million range.

•  Interest rate fluctuations may reduce or eliminate net income from our investments which would otherwise be available for distribution. In addition, unit holders may have tax liabilities in excess of their distributions. Defaults on our real estate loans may decrease our revenues and your distributions. Investors should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. In addition, up to 20% of our assets may be invested in second mortgage loans in which our security in the underlying property will be junior to another lender. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

•  Under circumstances deemed appropriate by our Manager, we may borrow up to 60% of the fair market value of our loan portfolio in order to make additional loans. We have no present commitments for this prospective borrowing. Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.

•  Changes in the real estate market may reduce the demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans. Such results may affect the amount we have available to distribute to you.

•  If we do not remain qualified as a "partnership" for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

•  We were formed on July 14, 2004, but we did not commence operations until June 28, 2006. Therefore we have only a limited operating history and no current sources of financing other than through the sale of units in the Offering. We have only a limited past performance for you to review to evaluate the likelihood of our achieving our investment objectives. Before you invest in the Fund, you should carefully review the complete discussion of "Risk Factors," beginning on page 10 of this prospectus.

Conflicts of Interest
We will have no directors, officers or employees and will depend entirely on our Manager to manage all of our operations. Our Manager will face various conflicts of interest in managing our affairs and you should carefully review the complete discussion of "Conflicts of Interest," beginning on page 47 of this prospectus.

Our Manager will receive substantial loan origination fees from borrowers for obtaining, processing, making and brokering our loans, as well as for other services. The fees for these services are described in greater detail under "Compensation to our Manager and its Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus. Our Manager’s compensation is based on the volume and size of the real estate loans selected for us, and our interests may diverge from those of our Manager and Dan J. Harkey, the sole shareholder of our Manager, in deciding whether we should invest in a particular loan. Our Manager will be receiving fees from borrowers that would otherwise increase our returns. These fees include the fees listed under "Fees Paid by Borrower" in the compensation description set forth below. Because our Manager receives all of these fees, our interests will diverge from those of our Manager and Mr. Harkey when our Manager determines whether we should charge higher interest rates or our Manager should receive higher fees from the borrower.

We expect to invest in real estate loans when our Manager and one or more other companies or programs managed by our Manager are also investing similarly. There is a risk that our Manager may select for us a real estate loan investment that provides lower returns than a real estate loan investment purchased by our Manager or another program or entity managed by it. Our Manager currently serves as a manager of the four (4) other programs which invest in the same types of loans that we will invest in. There are no restrictions or guidelines on how our Manager will determine which loans are appropriate for us and which are appropriate for itself, these other funds, or any other company which our Manager manages or might manage in the future. Our Manager must allocate its time between our activities and its other activities. These other activities include its current activities as a licensed mortgage broker and acting as the manager for other investment funds. Additional investment funds may be formed by our Manager in the future, including during the two (2) year period of this Offering, and our Manager may raise money on its own behalf, for the purpose of making loans that might otherwise have been available to us. Although we will share our facilities with our Manager, we have no ownership in our Manager. Therefore, we will not exercise any control over our Manager.

Our Manager and its Affiliates	The following chart shows the ownership position of Mr. Harkey and our Manager and various entities that are affiliated with our Manager, some of which will provide services to us:

Point Center Financial, Inc., our Manager (100% owned by Dan J. Harkey)

Investment Data Systems, Inc., a computer consulting company (100% owned by Dan J. Harkey)

National Financial Lending, LLC, a California mortgage pool (Point Center Financial, Inc. is the manager and owns less than 1%) (The Harkey Family Trust owns less than 1%)

Landmark Realty Capital, LLC, a real estate acquisition and development company (50% owned by Dan J. Harkey)

Compensation to Our Manager and its Affiliates	Our Manager and its affiliates will receive the following compensation:
Offering Stage :

All of the expenses in connection with this prospectus are billed directly to us, and our Manager shall pay such expenses. Such Offering expenses may include fees paid to attorneys, brokers, accountants, and any other charges incurred to a non-related third party. Our Manager will be our managing member and in return for the $25,000 initial capital contribution to us, our Manager will own 25 units.

Operational Stage :

Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other private money lenders. We expect to target loans in which we will invest with interest rates that are three (3) to six (6) points higher than comparable loans made by banks and we expect that the fees paid to our Manager will be two (2) to five (5) points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional private money lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

	Type of Compensation	Form of Compensation
Paid by Borrower:
	Loan Brokerage Fees:	2%-10% of each loan.

	Loan Evaluation and Processing Fees:	$2,000-5,000.

	Loan Extension or Modification Fee:	1%-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time. These fees will be paid when the loan is extended.
Paid by Us:
Service Fee for Administering Loans:
Annual fee of 1.5% of outstanding principal amount of all loans being serviced, paid monthly in arrears solely out of available cash flow from the loan portfolios. This fee will accrue, without interest, and be payable only at such times as available cash exists. In addition, our Manager will receive 50% of any late charges, penalty interest or prepayment premiums, exit fees or penalties.

Conditional Annual Program Management Fee:
Annual fee of 1% of our aggregate capital contributions from this Offering, paid monthly in arrears solely out of available cash flow from the loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists.

Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

Administrative/Brokerage Fees on Resales of Foreclosed Property:
If a foreclosure occurs, up to 3% of proceeds will be paid to our Manager where it substantially contributed to sale; and up to 6% for all persons involved in the sale. Foreclosed properties may be sold to our Manager or any of its affiliates.

Members' Return on Investment
Our real estate loans will generate monthly payments of interest and/or principal. Our Manager intends to make monthly distributions of cash available from net income attributable to interest. We anticipate a one (1) month delay in the receipt of distributions by investors who subscribe for units. Distributions, when available, will be paid monthly in cash to investors, other than investors who have elected the option of receiving cash or making a distribution reinvestment in additional units.

We will also receive net proceeds in the form of the repayment of principal or the prepayment of a real estate loan, or net proceeds of a foreclosure sale. We may not actually distribute these proceeds as cash. Any monthly distributions of income and distributions of net proceeds of loan repayments will be made to our unit holders, pro rata based upon their respective number of units held at the time of the distribution.

Distribution Reinvestment Plan
Investors may elect to reinvest the distributions that they receive from us in additional units when they return their subscription agreement or at a later date. Investors who elect to participate in our distribution reinvestment plan will be taxed on their share of our taxable income even though they will not receive any cash distributions. We may end the distribution reinvestment plan at any time. See "Summary of Operating Agreement, Rights of Members and Description of Units—Distribution Reinvestment Plan," beginning on page 54.

Operating Agreement	Your relationship with us and with our Manager will be governed by the Operating Agreement. Some of the significant features of the Operating Agreement are as follows:

• We will make distributions to our investors, in proportion to the respective number of units owned by them.

•
Investors will have voting rights only with respect to certain fundamental matters such as changing our Manager or changing the nature of our business and will also be entitled to vote on certain matters affecting us as a whole (such as a merger).

•
A majority in interest of the units can bind all of the unit holders on fundamental matters affecting our business. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority. In this prospectus, when we refer to a majority, we mean those investors who own, in the aggregate, over 50% of the units.

•
Dan J. Harkey is the sole shareholder, an officer and the sole director of our Manager. Accordingly, Mr. Harkey may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus. The Operating Agreement is discussed in more detail in "Summary of Operating Agreement, Rights of Members and Description of Units," beginning on page 52; however, this summary discussion does not contain a complete description of the terms and provisions of the Operating Agreement. The Operating Agreement is attached as Exhibit A to this prospectus and you should read it in its entirety.

The Offering
For a period of two (2) years following the date of this prospectus, we are offering up to an aggregate of $100,000,000 of units. As of the date of this prospectus, we have sold $23,770,426 of units, including $470,047 of reinvested distributions. As of May 31, 2007, we have funded 28 loans as described below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investments in Mortgage Loans.”

Investors are required to invest a minimum of $25,000 in units, unless a lower investment is permitted by our Manager, in its sole discretion. As of the date of this prospectus, the offering price per unit was $1,005.33; however, our Manager sets a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of the assets. The adjusted net book value divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted price to be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

Escrow Procedures	When you invest in units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with First Republic Trust Company until:

• Your subscription agreement has been reviewed and accepted; and

• The price per unit has been calculated.

After the amount of your investment has been released from escrow, you will receive a notice to that effect and you will be informed as to the exact number of units you have purchased.

Uncertificated Units	Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption or transfer to us.

Estimated Use of Proceeds
We anticipate that we will invest in real estate loans with approximately 97% of the proceeds from units sold in this Offering and from the distributions reinvested under our reinvestment plan. We will use approximately 3% of the Offering proceeds as a working capital reserve.

Suitability
To invest in units, you must meet the requirements. See "Investor Suitability Standards." You may have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units
To purchase units you must have received this prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1. You must deliver the subscription agreement to our Manager or the securities dealer that has solicited your investment, together with payment of your subscription amount, as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. Our acceptance of your subscription agreement is effective when we countersign it, for the number of units that can be purchased with the amount of your investment, as set forth in the subscription agreement. Subscriptions will be accepted no sooner than five (5) business days following the date of the subscription agreement or rejected within 30 days of their receipt. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a certificate for your units.

Investors will not be given copies of the documents associated with the loans for review prior to or after making an investment in units.

Tax Considerations
In the opinion of our tax counsel, we will be treated as a partnership for federal income tax purposes. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page 23, and "Federal Income Tax Consequences," beginning at page 56 of this prospectus.

ERISA Considerations
The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan fiduciary or individual considering purchasing units for a retirement plan or an IRA should read this section of the prospectus very carefully.

RISK FACTORS

You should carefully consider the following risks and other information in the prospectus before purchasing units.

Risks to the Holders of Our Units

We have a limited operating history and only a limited past performance for you to review.

We were organized on July 14, 2004, but did not commence operations until June 28, 2006. Accordingly we have only a limited operating history. We have no external source of financing and are relying on capital contributions received via this Offering. We have only a limited past performance for you to review to determine the likelihood of our achieving our investment objectives.

Your units lack liquidity and marketability.

There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our Operating Agreement restricts the transfer of units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, our Manager must consent to any sale or assignment of your units. Our Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should anticipate holding the units for at least two (2) years and possibly much longer.

The offering price is subject to adjustment based on book value, not market value, which may result in dilution to existing investors.

As of the date of this prospectus, the offering price per unit is $1,005.33; however, our Manager sets a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of the assets. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. However, the adjusted price that will be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

Units have only a limited ability to be redeemed.

There is only a limited ability of unit holders to have their units redeemed by us. If a holder of units determines to have all or part of its units redeemed, the holder must deliver written notice requesting redemption to our Manager at least 61 days prior to the redemption. The significant limitations on the ability of holders of units to have their units redeemed are the following:

•	You can only have your redeemed units after you have held them for two (2) years.

•
Redemption payments will be made at a price for the units that is determined on the redemption date by adjusting our net book value of the assets to reflect our accrued income and expenses. The adjusted net book value, divided by the number of units outstanding will determine the redemption price per unit. Our Manager owns computer software designed to perform this function.

•	There is no reserve fund for redemptions.

•	Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions and the redemption would not impair our capital or operations.

•	The total number of units redeemed during any calendar year cannot exceed 10% of the outstanding units.

•	We will only make redemption payments once a month.

•
If your units are redeemed, you will be paid within 61 to 91 days after you deliver written notice of withdrawal to our Manager and the redemption price for your units will be determined on the redemption date.

Because a substantial portion of our loans are made on an "interest only" basis, we will not receive net proceeds as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested redemptions.

The amount raised through the sale of units may be insufficient to adequately diversify our real estate loan portfolio.

If we do not adequately diversify our real estate portfolio, our performance will be closely tied to the performance of each loan in which we invest. This would result in a higher risk that a default by any single borrower will significantly reduce the amount available for distribution to unit investors. We estimate that the size of our loans will range from $500,000 to $10 million, with average loans of between $1 million and $5 million.

Initially, we intend to invest in real estate loans throughout the areas in which our Manager has experience, specifically California, Nevada, Arizona, Utah, Colorado and Texas. Depending on the market and on our performance, we plan to expand our investments throughout the United States. However, our Manager has limited experience outside of the western states. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Our Manager's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where our Manager deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where our Manager lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

We must rely on our Manager to manage our operations and select our loans for investment.

Our ability to achieve our investment objectives and to pay distributions to you depends upon our Manager's performance in obtaining, processing, making and brokering real estate loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the financial information or creditworthiness of borrowers, or other economic or financial data concerning our loans. You must rely entirely on the judgment of our Manager in investing the proceeds of this Offering. We do not have an independent board of directors.

We depend on key personnel of our Manager.

We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of our Manager, including Dan J. Harkey and M. Gwen Melanson, each of whom would be difficult to replace because of their extensive experience in the field, extensive market contacts and familiarity with our Manager's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon our Manager's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Our Manager may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans, and who also have contacts in the market. The size of our real estate loan portfolio may require our Manager to hire and retain additional financial and accounting personnel to assist Ms. Melanson in managing our Manager's financial and accounting services. Competition for financial and accounting personnel is intense, and we cannot assure you that our Manager will be successful in attracting and retaining skilled personnel. Should our Manager be unable to attract and retain key personnel, the ability of our Manager to make prudent investment decisions on our behalf may be impaired.

You may face a delay before distributions begin.

There will be a period of time before our Manager fully invests the proceeds of this Offering and begins to make distributions of interest, profits and principal on the loans that are funded by investors in our units. Although this period is difficult to predict, we anticipate that investors who subscribe for units might have to wait up to one (1) month. Our Manager will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in real estate loans. Interest rate fluctuations may reduce or eliminate net income from our investments which would otherwise be available for distribution.

Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to you.

We anticipate that we may borrow funds to expand our capacity to invest in real estate loans; however, we have no present lending commitment for any borrowings. We may borrow up to 60% of the fair market value of our outstanding real estate loans at any time. Any such borrowings will require us to carefully manage our cost of funds. No assurance can be given that we will be successful in this effort. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds may reduce our income and the distributions you receive.

We may borrow funds from several sources, and the terms of any indebtedness we incur may vary. However, some lenders may require as a condition of making a loan to us that the lender will receive a priority on mortgage repayments received by us. As a result, if we do not collect 100% on our investments, the first dollars may go to our lenders and we may incur a loss which will result in a decrease of the amount available for distribution to you.

Any indemnification of our Manager by us will decrease the amount available for distribution to you.

Pursuant to our Operating Agreement, we may be required to indemnify our Manager or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The availability of such indemnification may reduce the amount of funds we have available to distribute to you.

Our unit holders’  right to vote is limited and they are bound by majority vote.

Our unit holders cannot exercise control over our daily business affairs and implement changes in our policy. Our Manager, subject to the provisions in our Operating Agreement, may modify our investment strategies without our unit holders’ consent. Moreover, our Manager may amend the Operating Agreement without the consent of a majority in interest of the unit holders to:

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remedy any ambiguity or inconsistency within the Operating Agreement and make provisions for matters arising under the Operating Agreement that are not inconsistent with the provisions of the Operating Agreement;

•	conform the Operating Agreement to applicable laws and regulations;

•	make any other changes to the Operating Agreement that, in the reasonable judgment of our Manager, does not adversely affect the rights of the unit holders; and

•	revise or update the exhibits to the Operating Agreement.

Our unit holders may vote only in a limited number of specific instances. A majority in interest of the unit holders (not to include our Manager), can take action and bind all of the unit holders. These situations would include the right of a majority to vote to:

•	extend the term of our existence;

•	dissolve before the expiration of our term;

•	change the nature of our business;

•	amend the Operating Agreement (in certain cases) with respect to the units;

•	approve the withdrawal of our Manager;

•	admit a person as a substitute Manager;

•	remove and replace our Manager;

•	approve a merger or other reorganization by us, with such vote requiring the approval of a majority in interest of the outstanding units; or

•	approve a sale of all or substantially all of our assets.

Although our Manager may not change the nature of our business without majority approval, our Manager may change the investment policies consistent with the fiduciary duties it owes to all of the unit holders. While our unit holders will not have any vote on these investment policies, our unit holders retain the right to vote to remove and replace our Manager.

Risks of Our Business

Defaults on our real estate loans will decrease our revenues and your distributions.

We are in the business of making real estate loans and, as such, we risk defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions you receive, the value of your units, and your interest in our limited liability company as a whole.

Risks for the types of loans we will make.

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We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers selected by our Manager, they may make mistakes, or the value of the real estate may decrease due to subsequent events. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

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We may invest in loans to purchase or develop raw, unimproved land. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property in a timely manner or at a price equal to or greater than the amount of the loan. We determine whether to invest in these loans based upon the "90-day quick sale value" of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers and others. We believe that this 90-day period approximates the time required for a foreclosure.

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We may invest in acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property on a timely basis or at a price that is equal to or greater than the amount of the loan. Our targeted loan-to-value ratio of 70% will be based on the anticipated post-development value of the property and, therefore, a greater risk exists for us on any foreclosure, because the value of the property at the time of foreclosure may not equal the amount of our loan.

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We may invest in construction mortgage loans. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan. Our targeted loan-to-value ratio of 70% will be based on the anticipated post-development value of the property and, therefore, a greater risk exists for us on any foreclosure, because the value of the property at the time of foreclosure may not equal the amount of our loan.

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We may invest in commercial property loans. These loans provide necessary funds to allow commercial borrowers to improve or renovate property to increase the net operating income of the property so that it may qualify for institutional refinancing. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

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We may invest in residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower used one of the units on the property as such borrower's principal residence. These loans are riskier than loans secured by income producing properties because the borrower does not receive income from the property to make payments on the loan.

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We may invest in bridge loans. These loans provide interim financing (generally up to 12 months) to enable commercial borrowers to qualify for permanent refinancing. These loans are riskier because there is no assurance that the developer will qualify for the refinancing. In circumstances where the borrower would be willing to pay a premium interest rate of 5% or more above the market rate, we would invest in a bridge loan where interest would accrue and be payable with the principal amount of the loan at maturity.

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We may invest in second mortgage loans and, in rare instances, wraparound or all-inclusive mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

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We anticipate that approximately 90% of our loans will have "balloon payments." A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period such as 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for real estate loans requiring balloon payments because we believe that no such criteria are feasible. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

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We will generally invest in loans that range between $500,000 and $10 million, with an estimated average range of between $1 million and $5 million. However, we may invest in a smaller or larger loan depending on such factors as our performance and the value of the collateral. These larger loans are risky to unit investors, because they may reduce our ability to diversify our loan portfolio.

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We may invest in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

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We may invest in interest carry loans. In some cases, such as a construction loan, we will finance either a portion or 100% of the interest payments due for the loan from the gross loan proceeds and create an impound or reserve account with such funds so we can make the interest payments as they become due. Usually these types of loans are for a period of one year, however they may be for two years or longer. It is typical for construction loans to have the interest payments built into the loan because the property does not create cash flow during the construction period from which the borrower/developer could otherwise make the monthly interest payments. We do not increase our Loan-to-Value ratio requirements when financing interest reserves on an “interest carry loan.” While the risk of monetary default for failure to pay interest is lessened at the outset because the reserve for these payments has been impounded, the risk of a payment default will exist if the interest reserve has been depleted prior to the balloon loan payment coming due at maturity.

Risks of underwriting standards and procedures.

Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders, which may create additional risks to your return.

We approve real estate loans more quickly than other mortgage lenders. Generally, we will not spend more than 20 days assessing the character and credit history of our borrowers. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. There may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you.

Our loans are not guaranteed by any government agency and we will rely on the foreclosure value of the real estate if a loan goes into default.

Our real estate loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in a decrease of the amount available to distribute to you.

Our real estate loans will not be marketable and we expect no secondary market to develop.

We do not expect our real estate loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature and are paid in full. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns to our investors.

We may not have sufficient capital to meet our staged funding commitments.

We will attempt to raise the unfunded portion of our staged funding construction loans through the continued sale of units in this Offering, borrowings by us and/or the reinvestment of proceeds from the repayment of other loans, in order to meet the draw down schedule that is set forth in the construction loans. However, we will not guarantee to the borrower that we will be successful in raising the unfunded portion.

If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including but not limited to:

•	a loss of the value of the property securing the loan if it is incomplete and the borrower is unable to raise funds to complete it from other sources;

•	a borrower claim against the us for failure to perform under the loan documents;

•	increased costs to the borrower, which it may not have the ability to meet;

•	a bankruptcy filing by the borrower; and

•	abandonment by the borrower of the collateral for the loan.

We may have difficulty protecting our rights as a secured lender.

We believe that our loan documents will enable us to enforce rights against borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

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Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

•	The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

•	Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

•	We may not be able to pursue deficiency judgments after we foreclose on collateral.

•	State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

Our results are subject to fluctuations in interest rates and other economic conditions.

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Based on our Manager's historical experience, approximately 50% of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. This may reduce the amount of funds we have available to distribute to you.

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Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions you receive.

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Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain take out financing. This in turn could increase the level of defaults we may experience.

We face competition for real estate loans that may reduce available yields and fees available.

We consider our competitors for borrowers to be the providers of non-conventional mortgage loans, that is, lenders who offer short-term, equity based loans on an expedited basis for higher fees and rates than those charged by conventional lenders and mortgage loans investors, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions that offer conventional mortgage loans. Many of the companies against which we will compete have substantially greater financial, technical and other resources. Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, competition for borrowers could increase, yields on our loans could decrease, and the costs associated with making loans could increase, all of which would reduce our revenues and the distributions you receive.

If we fail to maintain effective systems of internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or prevent fraud, which could cause current and potential unit holders to lose confidence in our financial reporting, harm our operating results.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and effectively prevent fraud and operate successfully as a public company. Any failure to develop or maintain effective internal control over financial reporting and disclosure controls and procedures could harm our reputation or operating results, or cause us to fail to meet our reporting obligations. We cannot be certain that our efforts to improve our internal control over financial reporting and disclosure controls and procedures will be successful or that we will be able to maintain adequate controls over our financial processes and reporting in the future. Any failure to develop or maintain effective controls or difficulties encountered in their implementation or other effective improvement of our internal control over financial reporting and disclosure controls and procedures could harm our operating results, or cause us to fail to meet our reporting obligations. If we are unable to adequately establish our internal control over financial reporting, our external auditors will not be able to issue an unqualified opinion on the effectiveness of our internal control over financial reporting.

Ineffective internal control over financial reporting and disclosure controls and procedures could cause investors to lose confidence in our reported financial information, which could have a negative effect on our ability to access the capital markets and could result in regulatory proceedings against us by, among others, the Securities and Exchange Commission. In addition, a material weakness in internal control over financial reporting, which may lead to deficiencies in the preparation of financial statements, could lead to litigation claims against us. The defense of any such claims may cause the diversion of management's attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation, even if resolved in our favor, could cause us to incur significant legal and other expenses. Such events could harm our business, affect our ability to raise capital.

If we are unable to generate sufficient liquidity, we may be unable to conduct our operations as planned.

If we cannot generate sufficient liquidity, we may be unable to continue to grow our operations, grow our asset base and make distributions to our unit holders. Our current source of liquidity is the proceeds from our ongoing public offering of units. Additionally, we may arrange for credit facilities or other forms of indebtedness.

We cannot assure you that the public offering will continue to sell in a manner that meets our liquidity requirements, or that any form of debt financing will be available to us, or if available, that we will be able to negotiate favorable terms. Any decision by our lenders and/or investors to make additional funds available to us in the future will depend upon a number of factors, such as our financial performance, industry and market trends in our business, the lenders' and/or investors' own resources and policies concerning loans and investments, and the relative attractiveness of alternative investments or lending opportunities. If we cannot raise cash by selling debt or equity securities, we may be forced to sell our assets at unfavorable prices or discontinue various business activities. Our inability to access the capital markets could have a negative impact on our ability to make cash distributions to our unit holders

Recently, the subprime sector of the mortgage industry has been experiencing difficulties with greater credit and mortgage losses resulting from a decline in real estate value and rising interest rates. As a result, certain subprime lenders have been unable to obtain further financing and may not be able to satisfy outstanding debt obligations. The decline in the subprime mortgage industry and the failure of subprime mortgage lenders may also affect delinquencies and the ability to obtain further financing. This may result in a reduction of our mortgage originations and acquisitions and reduce or eliminate the liquidity currently available to us to fund our operations.

A prolonged economic downturn or recession would likely result in a reduction of our mortgage origination activity, which could adversely affect our financial results.

The United States economy has undergone in the past, and may in the future undergo, a period of economic slowdown, which some observers view as a recession. An economic downturn or a recession may have a significant adverse impact on our operations and our financial condition. For example, a reduction in new mortgages may adversely affect our ability to maintain or expand our long-term mortgage portfolio, our principle means of generating earnings. A decline in mortgage activity may result in fewer mortgages that meet our underwriting criteria, thus resulting in a reduction in interest income. We may also experience larger than previously reported losses on our long-term mortgage portfolio due to a higher level of defaults or foreclosures or higher loss rates on our mortgages.

Lending to non-conforming borrowers may expose us to a higher risk of delinquencies, foreclosures and losses.

Our market is based on borrowers who may be unable to obtain mortgage financing from conventional mortgage sources. Mortgages made to such borrowers generally entail a higher risk of delinquency and higher losses than mortgages made to borrowers who utilize conventional mortgage sources. Delinquency, foreclosures and losses generally increase during economic slowdowns or recessions. The actual risk of delinquencies, foreclosures and losses on mortgages made to our borrowers could be higher under current economic conditions than those in the past.

Further, any material decline in real estate values increases the loan to value ratios of mortgages previously made by us, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses after the mortgages are sold could adversely affect the pricing of our future loan sales and our ability to sell or securitize our mortgages in the future. In the past, certain of these factors have caused revenues and net earnings of many participants in the mortgage industry to fluctuate from quarter to quarter.

Recent Developments in the Residential Sub-Prime Mortgage Market Could Adversely Effect Our Markets.

We currently have no residential loans in our portfolio and we require substantially lower loan-to-value ratios than the sub-prime residential lenders that have been reporting substantial losses from their portfolios. We also believe that our underwriting criteria is significantly more stringent than these troubled lenders and that our portfolio can withstand a much deeper downturn in the real estate market than these other companies can.

However, uncertain economic conditions during the next year could have a material impact on the collectibility of our loans. To date, the problems experienced by some lenders in the sub-prime residential mortgage market have not had any material adverse affect upon the commercial mortgage markets in which we operate. However, we understand that that weakness in residential lending could at some point have an adverse impact upon our markets. Therefore, we seek to maintain a loan-to-value ratio that is significantly lower than troubled sub-prime residential lenders. Our weighted average loan to value ratio was approximately 55.73% as of May 31, 2007. We anticipate our loan to value ratio will provide us with a sufficient equity cushion in the underlying properties to protect the value of our loans in the event of a default. Nevertheless, no assurances can be given that a marked increase in loan defaults accompanied by a rapid decline in real estate values will not have a material adverse effect upon our financial condition and operating results.

A downturn in the real estate markets where we conduct business might result in defaults on our loans and might require us to record reserves with respect to non-performing loans. In addition, there is a continuing weakness in certain sectors of the economy and we are subject to risks inherent in our business strategy that entails more lenient underwriting standards and expedited loan approval procedures. If the economy weakens and our borrowers are unable to complete their projects or obtain takeout financing or are otherwise adversely impacted, we may experience loan defaults, which may reduce the amount of funds we have to pay dividends to our stockholders.

We are subject to risks of operational failure that are beyond our control.

All of our operations are located in southern Orange County, California. Our systems and operations are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, earthquake and similar events. Our operations may also be interrupted by power disruptions, including rolling black-outs implemented in California due to power shortages. We do not have alternative power sources in all of our locations. Furthermore, our security mechanisms may be inadequate to prevent security breaches to our computer systems, including from computer viruses, electronic break-ins and similar disruptions. Such security breaches or operational failures could expose us to liability, impair our operations, result in losses, and harm our reputation.

Violation of various federal, state and local laws may result in losses on our loans.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the mortgage broker, lender and purchaser. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of our loans. Mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated there under, which require disclosures to certain borrowers regarding the terms of the loans;

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the Equal Credit Opportunity Act and Regulation B promulgated there under, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, color, national origin, religion, sex, familial status, or handicap, in housing-related transactions;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

•	the Fair and Accurate Credit Transaction Act, which regulates credit reporting and use of credit information in making unsolicited offers of credit;

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the Gramm-Leach-Bliley Act, which imposes requirements on all lenders with respect to their collection and use of nonpublic financial information and requires them to maintain the security of that information;

•	the Real Estate Settlement Procedures Act, which requires that consumers receive disclosures at various times and outlaws kickbacks that increase the cost of settlement services;

•	the Home Mortgage Disclosure Act, which requires the reporting of public loan data;

•	the Telephone Consumer Protection Act and the Can Spam Act, which regulate commercial solicitations via telephone, fax, and the internet;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit our ability to collect all or part of the principal of or interest on the loans and in addition could subject us to damages and could result in the mortgagors rescinding the loans whether held by us or subsequent holders of the loans. In addition, such violations may cause us to be in default under our credit and repurchase facilities and could result in the loss of licenses held by us.

Similarly, it is possible borrowers may assert that the loan forms we use or acquire, including forms for "interest-only" loans for which there is little standardization or uniformity, fail to properly describe the transactions they intended, or that our forms fail to comply with applicable consumer protection statutes or other federal and state laws. This could result in liability for violations of certain provisions of federal and state consumer protection laws and our inability to sell the loans and our obligation to repurchase the loans or indemnify the purchasers.

New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition.

The regulatory environments in which we operate have an impact on the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. Therefore, changes to laws, regulations or regulatory policies can affect whether and to what extent we are able to operate profitably. For example, recently enacted and proposed local, state and federal legislation targeted at predatory lending could have the unintended consequence of raising the cost or otherwise reducing the availability of mortgage credit for those potential borrowers with less than prime-quality credit histories, thereby resulting in a reduction of otherwise legitimate subprime lending opportunities. Similarly, recently enacted and proposed local, state and federal privacy laws and laws prohibiting or limiting marketing by telephone, facsimile, email and the Internet may limit our ability to market and our ability to access potential loan applicants. For example, the Can Spam Act of 2003 establishes the first national standards for the sending of commercial email allowing, among other things, unsolicited commercial email provided it contains certain information and an opt-out mechanism. We cannot provide any assurance that the proposed laws, rules and regulations, or other similar laws, rules or regulations, will not be adopted in the future. Adoption of these laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance with a variety of inconsistent federal, state and local rules, or by restricting our ability to charge rates and fees adequate to compensate us for the risk associated with certain loans.

Some states and local governments and the Federal government have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Our failure to comply with these laws could subject us to monetary penalties and could result in the borrowers rescinding the mortgage loans, whether held by us or subsequent holders. Lawsuits have been brought in various states making claims against assignees of these loans for violations of state law. Compliance with some of these restrictions requires lenders to make subjective judgments, such as whether a loan will provide a "net tangible benefit" to the borrower. These restrictions expose a lender to risks of litigation and regulatory sanction no matter how carefully a loan is underwritten and impact the way in which a loan is underwritten. The remedies for violations of these laws are not based solely on actual harm to the consumer and can result in damages that exceed the loan balance.

Furthermore, various federal and state laws impose significant privacy or customer information security obligations which may subject us to additional costs and legal risks and we cannot assure you that we will not be subject to lawsuits or compliance actions under such requirements. Similarly various state and federal laws have been enacted to restrict unsolicited advertising using telephones, facsimile machines and electronic means of transmission. These laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance or by subjecting us to lawsuits or compliance actions.

In addition to changes to legal requirements contained in statutes, regulations, case law, and other sources of law, changes in the investigation or enforcement policies of federal and state regulatory agencies could impact the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. For example, various state and federal agencies have initiated regulatory enforcement proceedings against mortgage companies for engaging in business practices that were not specifically or clearly proscribed by law, but which in the judgment of the regulatory agencies were unfair or deceptive to consumers. Federal and state regulatory agencies might also determine in the future that certain of our business practices not presently proscribed by any law and not the subject of previous enforcement actions are unfair or deceptive to consumers. If this happens, it could impact the activities in which we may engage, how we carry out those activities, and our profitability. We might also be required to pay fines, make reimbursements, and make other payments to third parties for past business practices. Additionally, if an administrative enforcement proceeding were to result in us having to discontinue or alter certain business practices, then we might be placed at a competitive disadvantage vis-à-vis competitors who are not required to make comparable changes to their business practices. This competitive disadvantage could be most acute if the business practices that we are required to discontinue or change are not clearly proscribed by any federal or state law of general applicability.

We may be subject to fines or other penalties based upon the conduct of our independent brokers or correspondents.

The mortgage brokers and correspondents from which we obtain mortgages have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders or an acquirer of the loan responsible for the legal violations of mortgage bankers and brokers, increasingly federal and state agencies have sought to impose such liability. Previously, for example, the United States Federal Trade Commission, or "FTC," entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the "agent" of the lender; the FTC imposed a fine on the lender in part because, as "principal," the lender was legally responsible for the mortgage broker's unfair and deceptive acts and practices. The United States Justice Department, various state attorney generals, and other state officials have sought to hold subprime mortgage lenders responsible for the pricing practices of their mortgage bankers and brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage banker could charge nor kept the money for its own account. Accordingly, we may be subject to fines or other penalties based upon the conduct of our independent mortgage bankers, brokers or correspondents.

Our operations may be adversely affected if we are subject to the Investment Company Act.

We intend to conduct our business at all times so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

In order to qualify for this exemption we must maintain at least 55% of our assets directly in mortgages, qualifying pass-through certificates and certain other qualifying interests in real estate. Our ownership of certain mortgage assets may be limited by the provisions of the Investment Company Act, should we ever be subject to the Act. If the Securities and Exchange Commission adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exception, we could be required to restructure our activities or sell certain of our assets. To insure that we continue to qualify for the exemption we may be required at times to adopt less efficient methods of financing certain of our mortgage assets and we may be precluded from acquiring certain types of higher-yielding mortgage assets. The net effect of these factors will be to lower our net interest income. If we fail to qualify for exemption from registration as an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business will be materially and adversely affected if we fail to qualify for this exemption.

New regulatory actions affecting the mortgage industry may increase our costs and decrease our mortgage acquisition.

In addition to changes to legal requirements contained in statutes, regulations, case law, and other sources of law, changes in the investigation or enforcement policies of federal and state regulatory agencies could impact the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. For example, state and federal agencies have initiated regulatory enforcement proceedings against mortgage companies for engaging in business practices that were not specifically or clearly proscribed by law, but which in the judgment of the regulatory agencies were unfair or deceptive to consumers. For example, state attorneys general and other state officials representing various states entered into a Settlement Agreement with a large subprime mortgage company. The subject company agreed to pay a substantial amount in restitution to consumers and reimbursement to the states. The subject company also agreed to make changes to certain business practices, including the company's underwriting criteria and pricing policies. Many of the practices and policies are not specifically prohibited by any federal or state laws but were alleged to be deceptive or unfair to consumers. The terms of this Settlement Agreement do not apply directly to us; however, federal and state regulatory agencies and private parties might nevertheless expect mortgage companies including us, to make our business practices consistent with the provisions of the Agreement. If this happens, it could impact the activities in which we may engage, how we carry out those activities, our acquisition practices and our profitability. We might also be required to pay fines, make reimbursements, and make other payments to third parties for our business practices. Additionally, if an administrative enforcement proceeding were to result in us having to discontinue or alter certain business practices, then we might be placed at a competitive disadvantage vis-à-vis competitors who are not required to make comparable changes to their business practices.

The success and growth of our business will depend upon our Manager’s ability to adapt to and implement technological changes.

Our Manager’s mortgage loan origination business is currently dependent upon its ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process mortgage loan applications and closings. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, accept electronic signatures and provide process status updates instantly and other customer expected conveniences that are cost efficient to our process. Becoming proficient with the new mortgage loan origination systems and other new technology will require significant financial and personnel resources. There is no guarantee that the implementation of a new mortgage loan origination system or other new technology will be successful. To the extent that our Manager becomes reliant on any particular technology or technological solution, we may be harmed to the extent that such technology or technological solution (i) becomes non-compliant with existing industry standards, (ii) fails to meet or exceed the capabilities of our competitors’ equivalent technologies or technological solutions, (iii) becomes increasingly expensive to service, retain and update, or (iv) becomes subject to third party claims of copyright or patent infringement. Any failure by our Manager to acquire technologies or technological solutions when necessary could limit our ability to remain competitive in our industry and could also limit our ability to increase the cost efficiencies of our operating model, which would harm our results of operations, financial condition and business prospects.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business, we may foreclose and take title to residential properties and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and cleanup costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our cash flow, results of operations, financial condition and business prospects could be harmed.

Conflicts of Interest Risks

The risk factors below describe material conflicts of interest that may arise in the course of our Manager's management and operation of our business. We do not have any policies or procedures to minimize or resolve conflicts of interest. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

Our Manager will face conflicts of interest concerning the allocation of its personnel's time and the management of other investment programs.

Our Manager is the manager of four (4) other programs that invest in the same types of loans that we will invest in. As of December 31, 2006, these programs had assets in excess of $473 million. Our Manager and Mr. Harkey, who owns 100% of the stock of our Manager, anticipate that they will also sponsor other real estate programs having investment objectives similar to ours and engage in the business activities described in the "Conflicts of Interest" section in this prospectus. Concurrently with this Offering, our Manager may conduct other public or private offerings for different funds that would use the proceeds from those offerings to make real estate loans, which might otherwise have been available for investment by us. As a result, our Manager and Mr. Harkey may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, our Manager and its key people, Mr. Harkey and Ms. Melanson, will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that our Manager and its key people are required to devote to us. Therefore, our Manager may not spend sufficient time managing our operations, which could result in our not meeting our investment objectives.

Our Manager will face conflicts of interest arising from the fees we pay and those paid by borrowers.

Our Manager will receive substantial loan origination fees from borrowers for transactions involving real estate loans. Our Manager's compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of our Manager and Mr. Harkey to the extent that our Manager benefits from fees that are not shared with us. Our Manager will be receiving fees from borrowers that would otherwise increase our returns. Because our Manager receives all of these fees, our interests will diverge from those of our Manager and Mr. Harkey when our Manager decides whether we should charge the borrower higher interest rates or our Manager should receive higher fees from the borrower.

Our Manager will face conflicts of interest in selecting loans for us and other investment programs.

We expect to invest in real estate loans when one or more other companies or programs managed by our Manager are also investing similarly. There is a risk that our Manager may select for us a real estate loan investment that provides lower returns than a real estate loan investment purchased by our Manager or another our Manager program or entity. Our Manager also serves as a manager of the four (4) other programs that invest in the same types of loans that we will invest in. Concurrently with this Offering, our Manager may form new funds or raise money on its own behalf, the proceeds from which would be used to make real estate loans that might otherwise have been available for investment by us. There are no restrictions or guidelines on how our Manager will determine which loans are appropriate for us and which are appropriate for itself, these other funds, or any other company that our Manager manages or might manage in the future.

We may have a lack of control over loans made jointly with other lenders.

We will consider investing in or purchasing loans jointly with other lenders, including our Manager or affiliates of our Manager. All loans with non-affiliates shall be structured to provide us with a controlling interest. Although it is not our intention to lose control, there is a risk that we will be unable to remain as the lead lender in the loans in which we participate in the future. In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. If our co-participant affiliate determines to sell its interest in the loan, there is no guarantee that we will have the resources to purchase such interest and we will have no control over a sale to a third party purchaser.

Your right to vote is limited and you are bound by majority vote.

You cannot exercise control over our daily business affairs and implement changes in our policy. Our Manager, subject to the provisions in our Operating Agreement, may modify our investment strategies without your consent. Moreover, our Manager may amend the Operating Agreement without the consent of a majority in interest of the unit holders to:

•
remedy any ambiguity or inconsistency within the Operating Agreement and make provisions for matters arising under the Operating Agreement which are not inconsistent with the provisions of the Operating Agreement;

•	conform the Operating Agreement to applicable laws and regulations;

•	make any other changes to the Operating Agreement which, in the reasonable judgment of our Manager, does not adversely affect the rights of the unit holders; and

•	revise or update the exhibits to the Operating Agreement.

You may vote only in a limited number of specific instances. A majority in interest of the unit holders (not to include our Manager), can take action and bind all of the unit holders. These situations would include the right of a majority to vote to:

•	extend the term of our existence;

•	dissolve before the expiration of our term;

•	change the nature of our business;

•	amend the Operating Agreement (in certain cases) with respect to the units;

•	approve the withdrawal of our Manager;

•	admit a person as a substitute manager;

•	remove and replace our Manager;

•	approve a merger or other reorganization by us, with such vote requiring the approval of a majority in interest of the outstanding units; or

•	approve a sale of all or substantially all of our assets.

Although our Manager may not change the nature of our business without majority approval, our Manager may change the investment policies consistent with the fiduciary duties it owes to all of the unit holders. While you will not have any vote on these investment policies, you retain your vote to remove and replace our Manager.

Federal Income Tax Risks

Your cash flow and distributions will be reduced if we are taxed as a corporation.

If we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits that might otherwise be available to you if we qualified as a partnership. You would be subject to tax on distributions at rates applicable to dividends to the extent we make distributions to you out of our current or accumulated earnings and profits, and any other distributions in excess of the cost of your units would be taxed as capital gains. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units would be significantly reduced. See "Federal Income Tax Consequences" at page 56.

The deductibility of your share of our expense items may be limited.

The Internal Revenue Code and the Treasury Regulations contain various limitations that may adversely affect the deductibility of your share of our expenses. In addition, the Internal Revenue Service could contest our tax treatment of certain income or expense items, which could reduce the after-tax rate of return from an investment in the units.

An IRS audit of our books and records could result in an audit of your tax returns.

If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

Retirement Plan Risks

An investment in our units may not qualify as an appropriate investment under all retirement plans.

There are special considerations that apply to pension, profit sharing, 401(k) or Keogh plans or trusts, IRAs, or other retirement or employee benefit plans or arrangements investing in units. If you are investing the assets of a retirement or other employee benefit plan or trust (whether or not tax-qualified) or the assets of an IRA in our units, you should consult with your financial and/or tax advisor, because you could incur liability under ERISA or Section 4975 of the Internal Revenue Code or subject the IRA or the plan to taxation if:

•	your investment is not consistent with your fiduciary obligations under ERISA;

•	your investment constitutes or results in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

•	your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

•	your investment impairs the liquidity of the plan;

•	your investment produces "unrelated business taxable income" for the plan or IRA; or

•	you will not be able to value the assets of the plan annually in accordance with ERISA requirements.

See "ERISA Considerations" at page 63.

USE OF PROCEEDS

The funds we receive from the sale of units pursuant to this Offering, or otherwise, will not be commingled with the funds of our Manager, or any other party. We will invest in real estate loans with approximately 97% of the Offering proceeds from the sale of units, and from distribution reinvestments by investors electing to do so. We will maintain working capital reserves of approximately 3%. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents are excluded from the funds committed to real estate loans in determining what proportion of the Offering proceeds and reinvested distributions have been invested.

The following table contains information about the estimated use of the gross proceeds of this Offering.

	Maximum Offering	Percent of Offering
Gross Offering Proceeds	$100,000,000	100%
Less: Public Offering Expenses	$-0-	0%
Net Amount Received in this Offering	$100,000,000	100%
Less: Working Capital Reserves	$3,000,000	3%
Cash Available for Investment in Real Estate Loans	$97,000,000	97%

Although our expenses in connection with this Offering are billed directly to us, our Manager will pay all selling commissions and expenses related to this Offering. Our Manager may pay normal sales commission to a registered broker-dealer or any other licensed person or entity; however, our Manager shall not pay any compensation to any person or entity engaged by a potential investor for investment advice. Such expenses are described further in the registration statement of which this prospectus forms a part.

Borrowers will pay to our Manager all acquisition, selection, processing, extension and brokerage and selling expenses for real estate loans made by our Manager. Consequently, these expenses do not appear in the table.

We are responsible for paying our operational expenses. We presently anticipate such expenses will include our annual management fee and servicing fee to our Manager (see "Compensation of Our Manager and Affiliates"), legal fees, accounting fees, tax preparation fees and certain filing fees; however, our Manager shall pay all fees and expenses that relate to this Offering. We will not have any office or personnel expenses as such services will be provided to us by our Manager in consideration of the management fee and servicing fee. We believe that the foregoing operational expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve; provided that the management fees to our Manager will not be paid out of our capital reserve.

Our Manager estimates that the size of our real estate loans will range from $500,000 to $10 million and that the average size of our loans will be $1 million to $5 million. Our Manager has not set the amount of sales proceeds to be allocated to the various types of real estate loans or in which we will invest, except to the extent of the guidelines described in "Investment Objectives and Policies." Our Manager reviews each real estate loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in real estate loans. We do not expect to use any of the proceeds of this Offering to acquire assets other than in the ordinary course of our business.

Pending investment in real estate loans, we may invest the proceeds of this Offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account with First Republic Trust Company in Los Angeles, California or in an account at a financial institution that has assets in excess of $50,000,000.

BUSINESS

General

We were formed on July 14, 2004, and, we commenced our business operations during June 2006, when our first real estate loan was funded.  We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, nor are we subject to any regulation thereunder . On February 3, 2006, our Registration Statement as filed with the Securities and Exchange Commission became effective for the initial public offering of our units of membership interest, initially priced at $1,000 per unit with a minimum subscription of 25 units ($25,000). Our public offering of units will continue until February 3, 2008, unless we terminate it earlier. After our initial loan was funded, our Manager, Point Center Financial, Inc., sets a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to the loans we have funded. The adjusted net book value, divided by the number of units outstanding, determines the daily unit price. Our Manager owns computer software designed to perform this function. As of the date of this prospectus, the daily unit offering price was $1,005.33.

Our business is managed by Point Center Financial, Inc., a private California corporation, which is a mortgage broker licensed in the State of California and the State of Arizona, and which also performs mortgage banking services. Our Manager manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. We do not have any employees and we do not have an independent board of directors. Our Manager’s duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties.

As our only Manager, Point Center Financial, Inc., has complete authority and responsibility for:

•	evaluating and choosing our real estate loan investments;

•	deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in real estate loans;

•	originating, servicing and managing our real estate loans; and

•	managing all our other operations.

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans have terms of one (1) to five (5) years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans, which provide interim financing (generally up to 12 months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent.

California, as well as many other real estate markets around the country, has continued to enjoy a steady rise in property values, and with the current interest rates being low, investments in real estate by both property owners and as mortgage lenders are very attractive. As interest rates rise our industry will be in competition with institutional lenders, because the margin between institutional cost of funds and our cost of funds will lessen. We act as an interim lender with maturities of from one (1) to five (5) years and the majority of our loans will have fixed rates of interest. Therefore, even in the event of a rise in institutional interest rates, we anticipate that our borrowers will still be able refinance or sell their property in a timely manner to facilitate the repayment of our loans. We also expect that the residential market will be most affected by a rise in interest rates and, since we are primarily commercial lenders, we will be less affected. In the early 1990’s when California experienced a dramatic drop in real estate values, we saw that most of the problems in our industry were with the junior loans. Since we primarily make first position loans with substantial equity requirements, in the event of a drop in real estate values, we believe that our loan-to-value ratios will be sufficient to minimize the number of problem loans we might experience.

Investment Objectives and Policies

General

We anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. Our Manager estimates that the size of our real estate loans will range from $500,000 to $10 million and that the average size of our loans will be $1 million to $5 million. Most of our loans will have terms of one (1) to five (5) years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans, which provide interim financing (generally up to 12 months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

We intend to invest in real estate loans throughout the areas in which our Manager has experience, specifically California, Nevada, Arizona, Utah, Colorado and Texas. Depending on the market and on our performance, we plan to expand our investments throughout the United States. The loans we make and the real estate we will invest in will be selected for us by our Manager from among loans originated by our Manager or non-affiliated mortgage brokers and real properties identified by or through our Manager. We believe our loans will be attractive to borrowers because of the expediency of our Manager's loan approval process, which takes about 10 to 20 days. Our Manager will obtain and negotiate each loan, after which we will fund the loan. We may also purchase existing loans from third parties or from our Manager, provided that our Manager sells us the loan at cost.

As a non-conventional lender, we are more willing to invest in real estate loans to borrowers that conventional lenders would not deem to be creditworthy. Because of our increased willingness to fund riskier loan types and borrowers, we expect that our borrowers will be willing to pay us an interest rate that is three (3) to six (6) points above the rates charged by conventional lenders. We intend to invest in a significant amount in loans in which the real property being developed is not generating any income to the borrower.

Set forth below are our lending policies, through which we will invest the proceeds from the sale of units. These policies may be changed by our Manager, and unit holders will be advised of any material changes. There are no limitations on the size of the loans we will make or on fixed versus floating interest rate loans.

Acquisition and Investment Policies

We will seek to invest substantially all of the proceeds from our public offering of units and distribution reinvestments in real estate loans, after paying applicable fees and expenses, if any. We anticipate that we will invest about 97% of the offering proceeds, and from the proceeds from distribution reinvestments, in real estate loans. Approximately 3% of these offering proceeds will be held as a working capital cash reserve.

We anticipate that the majority of our collateral on our loans will be the real property that the borrower is purchasing or developing with the funds that we make available. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing.

We will not give any rebates or enter into any reciprocal agreement with our Manager or any of its affiliates that enables our Manager or its affiliates to receive a rebate. We do not anticipate that our real estate loan investments will be insured or guaranteed by any government agency.

Our Manager will continuously evaluate prospective investments, select the real estate loans in which we invest and make all investment decisions on our behalf in its sole discretion, unless the provisions of our Operating Agreement provides otherwise. Unit holders are not entitled to act on any proposed investment. In evaluating prospective real estate loan investments, our Manager considers such factors as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the potential for capital appreciation or depreciation of the property securing the investment;

•	expected levels of rental and occupancy rates (if applicable);

•	potential for rental increases (if applicable);

•	current and projected revenues from the property;

•	the status and condition of the record title of the property securing the investment;

•	geographic location of the property securing the investment; and

•	the financial condition of the borrowers, their principals, and any additional guarantors of the loans.

Our Manager may obtain our loans from affiliated and non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by our Manager to facilitate our purchase of the loans. Our Manager will sell the loans to us for no greater than our Manager's cost, not including its service fees and compensation. There are no specific requirements or guidelines governing our Manager's discretion in determining which real estate loans it will place with us and which it will place with other funding sources.

Purchase of Loans from our Manager and its Affiliates

In addition to funding those loans our Manager selects for us, we may purchase loans that were originated by our Manager or other parties and first held for their own portfolio, as long as the loan is not in default and otherwise satisfies our investment objectives and lending policies described in this prospectus. This requirement also applies to any loan originated by an affiliate of our Manager, such as Mr. Harkey or another principal of our Manager.

Types of Loans We Intend to Invest In

We primarily invest in real estate loans that will be secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans.

Raw and Unimproved Land Loans.    Loans invested in by us may be loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the 90-day quick sale value of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers. We believe that this 90-day period approximates the time required for a foreclosure. The value is generally the same as the cost of the land to the borrower. Typically, we will invest in loans with a face value that is less than 60% of the "90-day quick sale value," and we usually require that the borrower have invested in the property actual capital expenditures of at least 20% of the property's value.

Acquisition and Development Loans.    Loans invested in by us may be acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of approximately 70% of the anticipated post-development appraised value of the property.

Construction Loans.    Loans invested in by us may be construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraisal of the value of the property and proposed improvements, and will generally arrange loans for up to 70% of the anticipated post-development appraised value.

 Staged Funding of Construction Loans.    Construction loan borrowers may request that the loan be funded in part at the various stages of the construction process. If the loan is a construction loan to be funded in installments, we will require the borrower, among other things, to acknowledge and agree to close the entire loan transaction, even though a lesser amount is being funded at the initial stage. We will attempt to raise the unfunded portion of the construction loan through the continued sale of units in our public offering, borrowings by us and/or the reinvestment of proceeds from the repayment of other loans, in order to meet the draw down schedule that is set forth in the construction loan. However, we will not guarantee to the borrower that we will be successful in raising the unfunded portion.

If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including but not limited to: (a) a loss of the value of the property securing the loan if it is incomplete and the borrower is unable to raise funds to complete it from other sources; (b) a borrower claim against the us for failure to perform under the loan documents; (c) increased costs to the borrower, which it may not have the ability to meet; (d) a bankruptcy filing by the borrower; and (e) abandonment by the borrower of the collateral for the loan.

 Commercial Property Loans.    Loans invested in by us may be commercial property loans. Commercial property loans provide funds to allow commercial borrowers to make improvements or renovations to the property in order to increase the net operating income of the property so that it may qualify for institutional refinancing. We will review the appraisal of the value of the property and will generally invest in loans for up to 70% of such appraised value.

Residential Loans.    Loans invested in by us may be residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units, provided the borrower uses one of the units on the property as such borrower's principal residence. Generally, we will invest in loans for up to 75% of value of the property.

Bridge Loans.    Loans invested in by us may be bridge loans. Such loans provide interim financing (generally up to 12 months) to enable commercial borrowers to qualify for permanent refinancing. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value.

Collateral

The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

First Deed of Trust. Loans invested in by us may be secured by a first deed of trust. Thus we will have rights as a first mortgage lender of the collateralized property.

Second Deed of Trust. Loans invested in by us may be in second mortgage loans or in wraparound mortgage loans. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender's rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives.

Leasehold Interest. Loans invested in by us may be in loans where the collateral is an interest in a lease.

Prepayment Penalties and Exit Fees

Based on our Manager's historical experience, we anticipate that approximately 50% of the loans we invest in will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

Balloon Payment

We anticipate that approximately 90% of the loans we invest in or purchase will require the borrower to make a "balloon payment" of the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments over an extended period of time.

Repayment of Mortgages on Sales of Properties

We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. When a loan is repaid, we will have full discretion to either invest the net proceeds in new mortgage loans, hold the net proceeds as cash, or distribute them to unit holders. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

 Adjustable Rate Loans

Adjustable rate loans originated by our Manager may use as indices the one (1) and 10-year Treasury Constant Maturity Index, the Prime Rate Index, LIBOR, and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Our Manager may negotiate spreads over these indices of 3% to 8%, depending upon market conditions when the loan is made.

It is possible that the interest rate index used in an adjustable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Our Manager attempts to minimize this interest rate differential by tying adjustable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most adjustable rate loans will contain provisions under which the interest rate cannot fall below the initial rate.

Interest Rate Caps

All our adjustable rate loans will have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 5-8% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

Adjustable rate loans of five (5) to 15-year maturities are not assumable without the prior consent of our Manager. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

Escrow Conditions

Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

•
Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

•	Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•
All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Real estate loans will not be written in the name of our Manager or any other nominee.

Borrowing

Under circumstances deemed appropriate by our Manager, we may incur indebtedness. Once we begin acquiring our loan portfolio, we could borrow money:

•	to finance our investments in real estate loans;

•	to prevent a default under real estate loans that are senior to our real estate loans;

•	to discharge senior mortgage loans if this becomes necessary to protect our investment in real estate loans; or

•	to operate or develop a property that we acquired under a defaulted loan.

At no time will our indebtedness exceed 60% of the fair market value of our real estate loans. This indebtedness may be with recourse to our assets. In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in real estate loans we might jointly fund. For example, we might establish a wholly-owned special purpose limited liability company which would borrow funds from an institutional lender under an arrangement where the resulting real estate loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose limited liability company. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded real estate loans. We have no present commitment with respect to any potential borrowing. If we borrow additional funds for the purpose of making loans, we will use the proceeds from that borrowing to directly fund those loans. It is not our intention to match the maturities or the interest rates of any borrowings with the maturity or interest rate of the loans that they fund. In addition, we will not engage in securitizations and investments in subordinated mortgage backed securities.

No Trust or Investment Company Activities

We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Finally, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes and are not deemed to be a "taxable mortgage pool" for federal income tax purposes.

Various Other Policies and Procedures

Without approval of a majority of the holders of outstanding units, we will not:

•	issue securities that are senior to the units or issue any units or other securities for other than cash;

•	invest our assets in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

•	underwrite securities of other issuers;

•	discontinue providing our unit holders with the reports described in this prospectus;

•	offer units in exchange for property; or

•	invest in any offering by our Manager or any of its affiliates.

Competition and General Economic Conditions

There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we invest. There is no dominant competitor in this sector. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions our unit holders receive.

Regulation

Our operations are conducted by our Manager. Our Manager's operations as a mortgage company are subject to extensive regulation by federal, state and local laws and governmental authorities. Our Manager conducts its real estate mortgage business under a license issued by the California Department of Real Estate and provides mortgage banking services. Under applicable California law, the division has broad discretionary authority over our Manager's activities, including the authority to conduct periodic regulatory audits of all aspects of our Manager's operations.

We and our Manager are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as ERISA.

Should we or our Manager not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

Loans

General

Our loans will all be secured by deeds of trust and/or mortgages on real property, including but not limited to, mortgage and construction loans on single family homes, multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops, warehouses, churches and offices), and unimproved land (including land with entitlements and without entitlements). In addition to deeds of trust and/or mortgages, other forms of collateral may also be used to secure loans, including but not limited to: cross-collateralized property (i.e. deeds of trust and/or mortgages securing multiple properties), personal guarantees, irrevocable letters of credit, assignments of certificates of deposit, assignments of stock or partnership interests, and UCC-1 Financing Statements encumbering personal property.

The use of loan proceeds by the borrower will not generally be restricted, though those loans for construction purposes will be limited to building, remodeling, and/or development to enhance the property securing the loan. If a loan is for construction, rehabilitation, or development of the subject property, the loan will be directly secured by a deed of trust encumbering the property being improved, rehabilitated, or developed.

Portfolio of Real Estate Loans

We anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Our Manager estimates that the size of our real estate loans will range from $500,000 to $10 million and that the average size of our loans will be $1 million to $5 million. Most of our loans will have terms of one (1) to five (5) years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment" of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to 12 months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above that are in default, are non-performing or are delinquent.

In addition to those policies contained in this prospectus and the Operating Agreement, our Manager may establish written policies on loans and borrowings. Our principal investment objectives are to:

•	Produce revenues from the interest income on our real estate loans;

•	Provide monthly cash distributions to our unit holders from the net income earned on our real estate loans;

•	Preserve and return capital contributions to our unit holders; and

•	Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

There can be no assurance that we will achieve these objectives or that our capital will not decrease. Our Manager may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, our Manager may not change the investment objectives above, except upon majority approval. Our Manager has no authority to do anything that would impair our ability to carry on our ordinary business in funding real estate loans. Investors in units will not be given copies of the documents associated with our loans for their review prior to or after making their investment in units.

Priority of Mortgages

We anticipate investing approximately 80% of our assets in secured first mortgages. Other mortgages that we invest in on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

Loan-to-Value Ratio

We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

Type of Secured Property	Loan-to-Value Ratio
Residential (homes, condominiums and apartment buildings)	75%
Improved Residential Lots	65%
Unimproved Land	55%
Commercial/Industrial/Churches	70%
Property Under Development/Construction Loan	70% (of anticipated post-development value)
Leasehold Interest	60% (of value of leasehold interest)

Our Manager, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, our Manager, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 65%.

We will receive an independent appraisal for each property that is to be security for our loans. Copies of these appraisals will be available for review by our unit holders at the offices of our Manager for a period of six (6) years. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers, or from among appraisers with other qualifications acceptable to our Manager. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of our Manager will review each appraisal report and will conduct an exterior physical inspection for each property. An exterior physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood, but does not include entering any structures on the property.

Construction Mortgage Loans

We anticipate that we will invest in construction loans other than home improvement loans on residential property, subject to the following guidelines:

•	We do not anticipate that the loan-to-value ratio on construction loans in which we invest will exceed 70% of the independently appraised, completed value of the security property.

Terms of Mortgage Loans

Most of our loans will be for one (1) to seven (7) years. We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term.

Escrow Conditions

Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

•
Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

•	Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•
All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Real estate loans will not be written in the name of our Manager or any other nominee.

Assignment of Mortgage Investments from Affiliates

Our affiliates, including our Manager, may assign real estate loans to us for a price not in excess of the par value of the loan or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to our Manager described elsewhere in this prospectus, any affiliate from which we receive real estate loans will remit to us all income earned on the real estate loan subsequent to its assignment.

Purchase of Promissory Notes/Note Hypothecation

We may also acquire real estate loans secured by assignments of secured promissory notes. These real estate loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the loan amount must not exceed 75% of the appraised value of the property, and the loan will not exceed 80% of the principal amount of the assigned note. For real estate loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal, which was conducted within the preceding 12 months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

Participation With Other Lenders Including Affiliates

We may also participate in loans with other lenders, including affiliates, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be more likely to participate in loans if, for example:

•	We did not have sufficient funds to invest in an entire loan;

•	We received offering proceeds that were insufficient to adequately diversify our portfolio; or

•
Our Manager originated a loan that fit within our investment guidelines, but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our existing portfolio.

We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

•	review all material contracts;

•	cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

•	approve budgets and major capital expenditures, subject to a stated minimum amount;

•	veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

•	exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not give our Manager or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with our Manager or its affiliates that might be entered into in lieu of participations.

Reserve Fund

We will establish contingency working capital reserves of approximately 3% of the gross proceeds from the sale of units in our public offering to cover our unexpected cash needs.

Credit Evaluations

Before making a loan, our Manager must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Our Manager may also consider the income level and creditworthiness of a borrower to determine its ability to repay the loan.

Sale of Mortgage Investments

Although our Manager has no plan to do so, our Manager may sell our real estate loans or interests in our loans to either affiliates or non-affiliated parties when our Manager believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them. In addition, we will not sell our real estate loans to our Manager.

Employees

We do not have any employees. As of May 31, 2007, our Manager, Point Center Financial, Inc., employed 58 personnel. Of these employees, eight (8) were employed to identify, arrange, and service loans and 50 performed general and administrative as well as information technology and marketing functions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans will have terms of one (1) to five (5) years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans. We currently have no residential loans in our portfolio and we require substantially lower loan-to-value ratios than the sub-prime residential lenders that have been reporting substantial losses from their portfolios. We also believe that our underwriting criteria is significantly more stringent than these troubled lenders and that our portfolio can withstand a much deeper downturn in the real estate market than these other companies can.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to 12 months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

California, as well as many other real estate markets around the country, has continued to enjoy a steady rise in property values, and with the current interest rates being low, investments in real estate by both property owners and as mortgage lenders are very attractive. As interest rates rise our industry will be in competition with institutional lenders, because the margin between institutional cost of funds and our cost of funds will lessen. We act as an interim lender with maturities of from one (1) to five (5) years and the majority of our loans will have fixed rates of interest. Therefore, even in the event of a rise in institutional interest rates, we anticipate that our borrowers will still be able refinance or sell their property in a timely manner to facilitate the repayment of our loans. We also expect that the residential market will be most affected by a rise in interest rates and, since we are primarily commercial lenders, we will be less affected. In the early 1990’s when California experienced a dramatic drop in real estate values, we saw that most of the problems in our industry were with the junior loans. Since we will primarily make 1st position loans with substantial equity requirements, in the event of a drop in real estate values, we believe that our loan-to-value ratios will be sufficient to minimize the number of problem loans we might experience.

Twelve Month Plan of Operation

During the next 12 months, we plan to invest in real estate loans where our collateral is real property located throughout the United States. Our Manager selects real estate loans for us, and also assists us by obtaining, processing and managing these loans for us. The number of loans in which we invest will depend upon the gross proceeds raised in the public offering, which is not presently anticipated to exceed $100 million. To sufficiently diversify our loan portfolio, our Manager anticipates that we need to raise between $30 million and $100 million from investors.

We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing our Manager’s personnel and office equipment. We will pay our Manager a flat, annual management fee of up to 1% of our aggregate capital contributions and a loan administration fee of 1.5% of the loan balance of our portfolio.

We may also establish a line of credit for future use and may enter into financing arrangements with institutional lenders to expand our portfolio of real estate loans.

Most of our assets will be fixed and adjustable rate secured real estate loans. We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes. While we believe such hedging transactions are not necessary in light of the short-term nature of our investments, failure to engage in hedging transactions may expose us to losses if there are significant changes in prevailing interest rates.

Our future operating results will depend upon our ability to promptly identify and invest in mortgage loans that generate interest income. To the extent that we are unable to identify and make such investments or are delayed in making such investments, our operating results will suffer. In addition, defaults by borrowers or unexpected expenses would adversely effect our income and reduce the funds we have available to distribute to our members.

Our sole business, making loans secured by real estate, is particularly vulnerable to changes in macroeconomic conditions. Any significant decline in economic activity, particularly in the geographical markets in which we concentrate our loans, could result in a decline in real estate values and a decline in the demand for real estate development loans. In addition, a general decline in the economy could result in an increase in loan defaults.

Any such measures could reduce our cash flow and the funds we have available to distribute. In order to stay fully invested during a period of declining demand for real estate loans, we may be required to make loans on terms less favorable to us or to make loans involving greater risk to us. Declines in economic activity are often accompanied by a decline in prevailing interest rates. Although our lending rates are not directly tied to the Federal Reserve Board’s discount rate, a sustained and widespread decline in interest rates will impact the interest we are able to earn on our loans. In the case of our loans that do not have prepayment penalties, declining interest rates may also cause our borrowers to prepay their loans and we may not be able to reinvest the amounts prepaid in loans generating a comparable yield. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain takeout financing. This in turn could increase the level of defaults we may experience.

Our operating results will be affected primarily by: (i) the amount of capital we have to invest in mortgage loans, (ii) the level of real estate lending activity in the markets we service, (iii) our ability to identify and work with suitable borrowers, (iv) the interest rates we are able to charge on our loans, and (v) the level of foreclosures and related loan losses that we may experience. These funds, subject to a 3% working capital reserve, will constitute the bulk of the funds we have available for investment in mortgage loans. While we may borrow up to 60% of the value of our loan portfolio to make additional loans, we do not have any current commitment or arrangement in place to obtain such borrowing.

The lower interest rates would diminish the interest rates we can charge on our loans. In addition, our operating results would be adversely affected by loans that go into default and become non-performing assets. A weakening economy or wrong credit decisions by our Manager may result in non-performing assets. If the economy weakens and our borrowers who develop and sell real estate projects are unable to complete their projects or obtain takeout financing or are otherwise adversely impacted, we may experience an increase in loan defaults that may reduce the amount of funds we have for distribution to our members. Such conditions may also require us to restructure loans in order to enhance their collectibility.

We will generally be using appraisals prepared on an “as-if developed” basis in connection with construction and development loans, and we hope to retain sufficient cushion in the underlying equity position to protect the value of our loan in the event of a default. Nevertheless, no assurances can be given that a marked increase in loan defaults accompanied by a rapid decline in real estate values will not have a material adverse effect upon our financial condition and operating results.

Historically, our Manager has focused its operations on California and certain Western states. Because our Manager has a significant degree of knowledge with respect to the real estate markets in such states, it is likely most of our loans will be concentrated in such states. Such geographical concentration creates greater risk that any downturn in such local real estate markets could have a significant adverse effect upon our results of operations.

Summary of Financial Results

	FOR THE THREE MONTHS ENDED MARCH 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2007	2006	2006	2005

Total revenues	$457,052	$-0-	$361,306	$-0-

Total operating expenses	$99,472	$-0-	$112,272	$-0-

NET INCOME	$357,580	$-0-	$249,034	$-0-

Net income allocated to members	$357,580	$-0-	$249,034	$-0-

Net income allocated to members per weighted average membership units	$22	$-0-	$38	$-0-

Weighted average membership units	16,252	-0-	6,589	-0-

Annualized rate of return to members (a)	9.43%	-0-	7.4%	-0-

Cash distributions	$361,944	$-0-	$296,030	$-0-

Cash distributions per weighted average membership units	$22	$-0-	$45	$-0-

Weighted average term of outstanding loans	24 months	N/A	23 months	N/A

(a)
The annualized rate of return to members is calculated based upon the GAAP net income allocated to members per weighted average units as of March 31, divided by the number of days during the period (90 days for the three periods and 365 days for the annual periods) and multiplied by 365 days, then divided by the cost per unit on the respective dates).

Total Revenues

Total revenues for the three months ended March 31, 2007, was $457,052 from interest income on our real estate loans. While there has been a general increase in interest rates in the U.S., such increases have not yet affected our operating results and it is not clear when, if ever, higher interest rates might impact our revenues.

Total Expenses

For the three months ended March 31, 2007, total expenses were approximately $99,472.

Distributions to Members

As of May 31, 2007, we have made distributions of $984,841, including $470,047 of reinvested distributions, which would otherwise have been paid to our reinvesting members. Through May 31, 2007, members have realized an internal rate of return on their investments of approximately 9.39%. However, as of May 31, 2007, the blended gross portfolio yield on our loans was 12.32%, with a currently estimated net yield to our members of 9.50%.

Investments in Mortgage Loans

As of May 31, 2007, we had investments in 28 mortgage loans secured by real estate totaling $22,809,497 with a weighted average contractual interest rate of 12.32%. These mortgage loans have contractual maturities ranging from 2006 through 2011.

Investments in mortgage loans as of May 31, 2007 are as follows:

Loan Type	Number of Loans	Balance	Weighted Average Interest Rate	Portfolio Percentage	Weighted Loan-to- Value **
Commercial	12	6,607,038	11.83%	28.97%	48.81%
Land	11	$8,956,458	12.68%	39.27%	55.44%
Construction	5	7,246,001	12.33%	31.77%	64.47%
Residential	0	-0-	-0-%	-0-%	-0-%
Acquisition and Development	0	-0-	-0-%	-0-%	-0-%
Bridge	0	-0-	-0-%	-0-%	-0-%
Totals:	28	$22,809,497	12.32%	100.00%	55.73%

*
Loan-to-Value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated no greater than 12 months prior to the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

The following is a schedule of investments in mortgage loans by lien position. Up to 20% of our loans are currently expected to be secured by second deeds of trust based upon the total offering of $500 million. From time to time, until the offering is complete, the percentage of second mortgages we invest in may exceed 20%.

Loan Type	May 31, 2007	Portfolio Percentage
First Mortgages	$22,809,497	100%
Second Mortgages		0%
Portfolio Total:	$22,809,497	100%

The following is a schedule of contractual maturities of investments in mortgage loans as of May 31, 2007:

Year	Maturity Amount
2007	$8,109,697
2008	$9,281,363
2009	$2,318,570
2010	$-0-
2011	$3,099,867
Total:	$22,809,497

The following is a schedule by geographic location of investments in mortgage loans as of May 31, 2007:

State	May 31, 2007 Balance	Portfolio Percentage
Arizona	$1,901,415	8.34%
California	7,184,311	31.50%
Florida	475,586	2.09%
Georgia	1,842,484	8.08%
Indiana	1,080,690	4.74%
Michigan	898,966	3.94%
North Carolina	150,000	0.66%
New York	1,111,597	4.87%
Tennessee	501,929	2.20%
Texas	3,591,808	15.75%
Utah	3,323,530	14.57%
Virginia	747,183	3.28%
Total:	$22,809,497	100.00%

 We have six (6) mortgage loan products consisting of bridge, commercial, construction, acquisition and development, land, and residential loans. The effective interest rates on all product categories range from 9.95% to 13.0%. Revenue by product will fluctuate based upon relative balances during the period.

Our Manager has evaluated the collectibility of the loans in our portfolio in light of the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. We do not currently have any non-performing loans. No allowances for loan losses were deemed necessary as of May 31, 2007.

Decisions regarding an allowance for loan losses require management’s judgment. As a result, there is an inherent risk that such judgment will prove incorrect. In such event, actual losses may exceed (or be less than) the amount of any allowance. To the extent that we experience losses greater than the amount of the allowance, we may incur a charge to earnings that will adversely affect our operating results and the amount of any cash available for distribution.

Our Manager often grants extensions on loans pursuant to the terms of the original loan agreements, which permit extensions by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, our Manager only grants extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to the borrower’s obligation to make interest payments on the loan. As of May 31, 2007, we did not have any investments in loans which have been extended. Our Manager concluded that no allowance for loan loss was necessary with respect to these loans as of May 31, 2007.

Related Party Transactions

From time to time we may acquire or sell investments in real estate loans from/to our Manager or other related parties pursuant to the terms of our Operating Agreement, provided the price does not exceed the original cost. No gain or loss is recorded on these transactions, as it is not our intent to make a profit on the purchase or sale of such investments. The purpose is generally to diversify our portfolio by syndicating loans, thereby providing us with additional capital to make additional loans.

Transactions with Our Manager

We pay a loan servicing fee to our Manager to service the loans we make, to protect our interest in and enforce its rights under the loans, deeds of trust and any other loan documents and if necessary, to manage, refinance or sell the real property that secures our loans. The monthly servicing fee is 0.125% (1.5% annually) of the outstanding principal amount of all loans being serviced, and is withheld from the monthly borrower payments. For the three months ended March 31, 2007, we recorded fees to our Manager of $52,615.

Our Manager will receive 50% of any late charges, penalty interest and prepayment premiums on our loans. As of March 31, 2007, we recorded late fee income to our Manager of $829.

We will also pay our Manager a conditional annual program management fee of 1% of the aggregate annual capital contributions we receive from the sale of units in our public offering. This fee will be paid monthly to the Manager out of available cash flow from our loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists. Management fees of $25,388 were paid to our Manager as of March 31, 2007, and management fees of $15,411 had been accrued as of that date.

In addition, our Manager will receive a brokerage fee of up to 3% of proceeds received upon the resale of any property acquired through loan foreclosures where our Manager substantially contributes to the sale. As of March 31, 2007, none of these fees were accrued or paid.

Transactions with Other Programs and Other Related Parties

As of March 31, 2007, 19 of the 25 loans in our portfolio represent purchases of undivided interests in loans where our Manager also invested directly; invested funds from other programs controlled or managed by our Manager; and/or invested funds from other private parties under a permitted fractional note offering for California residents or entities where their primary place of business is California. The remaining six (6) loans were invested in solely by us.

Capital and Liquidity

Other than an approximately 3% working capital reserve, we will use most of our available funds to invest in real estate loans. Liquidity is the ability to meet potential cash requirements, including lending commitments and general operating expenses.

Net income generated from our loans is paid out to our members unless they have elected to reinvest their distributions in additional units. Our Manager will pay and will not be reimbursed for all of our general or administrative overhead expenses, such as labor, rent, supplies, etc., in connection with managing our operations. Therefore, we do not anticipate hiring any employees, acquiring fixed assets such as office equipment or furniture, or incurring material office expenses during the next 12 months.

Because we will distribute most or all of our net income, our sources of liquidity include: proceeds from the continuing sale of units in our public offering, repayments of outstanding loans, distribution reinvestments by our members, portfolio leveraging, and arrangements with third parties to participate in our loans.

We rely primarily upon repayment of outstanding loans and raising new capital to provide capital for investment in new loans. Any significant level of defaults on outstanding loans could reduce the funds we have available for investment in new loans. Resulting foreclosure proceedings may not generate full repayment of our loans and may result in significant delays in the return of invested funds. This would diminish our capital resources and would impair our ability to invest in new loans. Additionally, if there is a downturn in the economies in which we invest in real estate, the level of rents we can charge to lease our properties can diminish our capital resources and would diminish our ability to invest in new properties or service any related debt.

Off-Balance Sheet Transactions

We do not currently have any interest in any special purpose entities that are not reflected on our balance sheet, nor do we have any commitments or obligations that are not reflected on our balance sheet. We do not have any interest in derivative contracts.

CRITICAL ACCOUNTING POLICIES

Interest Income

Interest income on loans is accrued by the effective interest method. Generally, interest and payments are due monthly on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the loan has been foreclosed upon and we become the owner of the property which secured the loan.

Investments in Mortgage Loans

Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and, therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Loan-to-value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

Real Estate Held For Sale

Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of cost or the property’s estimated fair value, less estimated costs to sell. We seek to sell properties acquired through foreclosure as quickly as circumstances permit. The carrying values of real estate held for sale are assessed on a regular basis from updated appraisals, comparable sales values or purchase offers.

Allowance for Losses on Trust Deed Notes Receivable

For trust deed notes receivable, an allowance for loan losses is established based our estimate of losses inherent and probable as of the balance sheet date. We evaluate the adequacy of the allowance giving consideration to factors such as the value of the underlying collateral, current performance of the loans, extent and nature of delinquencies, credit characteristics of the portfolio, and the general economic environment. Using historical experience and taking into consideration the factors above, we estimate an allowance for loan losses, which is believed to be adequate for known and inherent losses in the portfolio of trust deed notes receivable. Provision for losses is charged to the statement of operations. Losses incurred on trust deeds are charged to the allowance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Related Party Transactions

Our Manager has borne the costs of our organizational and offering fees, which included legal expenses, printing costs, selling expenses, and the filing fees paid to the Securities Exchange Commission and the various states. Our Manager realizes the following types of compensation and cost:

•	Loan brokerage commissions and loan origination fees;

•	Real estate commissions paid to our Manager upon resale of any property acquired through foreclosure;

•
Loan servicing fees paid to our Manager to service the loan portfolio, to protect our interest in and enforce their rights under the secured notes, deeds of trust and any other loan document and if necessary, to manage, refinance or sell the property; and

•	Conditional management fee of 1% annually upon all capital contributions, paid to our Manager.

We will bear the following costs:

•	Annual tax preparation fee;

•	Accounting and auditing fees;

•	Legal fees; and

•	Other reports required by agencies governing our business activities.

MANAGEMENT

Our Manager

Our business is managed by our Manager, Point Center Financial, Inc. The telephone number for our Manager’s offices is (949) 661-7070 or (800) 544-8800. Our Manager is a mortgage broker licensed in the State of California and the State of Arizona, which also performs mortgage banking services. Our Manager is a private California corporation that is solely owned by Dan J. Harkey.

Our Manager manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. We do not have any employees and we do not have an independent board of directors. Our Manager’s duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Dan Harkey owns all of the stock of our Manager, Mr. Harkey may be deemed to control our activities through our Manager.

As our only Manager, Point Center Financial, Inc., has complete authority and responsibility for:

•	evaluating and choosing our real estate loans investments;

•	deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in real estate loans;

•	originating, servicing and managing our real estate loans; and

•	managing all our other operations.

Notwithstanding that our Manager has the broad authority described above, neither our Manager directly nor Mr. Harkey indirectly may do any of the following:

•	impair our ability to carry on or change the nature of our business;

•	admit another manager without prior approval of a majority of the outstanding units;

•	sell all or over 50% of our assets or dissolve us without prior majority approval of the outstanding units; or

•	anything else not permitted in the Operating Agreement.

You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating Agreement. Our Manager has primary responsibility for the initial selection, evaluation and negotiation of our real estate loans. Our Manager will provide all executive, supervisory and administrative services for our operations, including servicing the real estate loans we hold. Our books and records are maintained by our Manager, subject to audit by independent certified public accountants.

Removal of Manager.

Point Center Financial, Inc. will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority of the outstanding units, excluding our Manager’s interest, can remove Point Center Financial, Inc. as the Manager upon the following conditions:

•
if the holders of a majority of the outstanding units have not previously elected an additional manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

•	during the 120 days set forth above, a majority of the outstanding units can agree in writing to continue our business and elect and admit a new manager; and

•	the substitution of a new manager shall be effective when the new manager accepts in writing the associated duties and responsibilities.

If our business continues after Point Center Financial, Inc. is no longer our Manager, then we will pay Point Center Financial, Inc. a sum equal to all amounts then owing to it. All payments to a terminated manager must be fair and must protect our solvency and liquidity.

If a majority does not designate and admit a new manager within the time specified, we will dissolve. Our Manager may assign its interest in us, but our Manager may not be changed except as set forth above.

Evaluation and Acquisition of Portfolio Loans.

Our Manager considers and evaluates prospective loans for us. In that regard, our Manager evaluates the credit of prospective borrowers, analyzes the return to us of potential real estate loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on our Manager to provide such services as follows:

•	Our Manager identifies a potential loan and then processes the application. When processing a loan, our Manager will:

•	order and review a property title search;

•	perform an exterior property inspection;

•	obtain an appraisal which is reviewed for reasonableness; and

•	perform credit underwriting through borrower interviews, credit reports and review of borrower and principals financials.

•
After processing the loan, our Manager reviews the loan through its loan committee which consists of all of the individuals listed below in “Directors, Executive Officers and Key Employees of our Manager.”

•	After we acquire real estate loans, our Manager also manages our loan portfolio and is responsible for:

•	reviewing the loans;

•	recommending changes in loans;

•	employing and supervising employees who handle the loans;

•	preparing and reviewing projected performance;

•	reviewing of reserves and working capital;

•	collecting and maintaining all loans;

•	creating and implementing investment policies in furtherance of those contained in the Operating Agreement;

•	preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

•	preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

•	communicating with members;

•	supervising and reviewing our bookkeeping, accounting and audits;

•	supervising and reviewing the preparation of our state and federal tax returns; and

•	supervising professionals employed by us, including attorneys, accountants and appraisers.

Prior Experience of Our Manager

Overall Experience.

Our Manager holds a mortgage broker's license in California and provides mortgage banking services. As a licensed mortgage broker, our Manager is subject to regular on site examinations by the Department of Real Estate of the State of California, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

Our Manager obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with California law.

Our Manager’s historic compensation is primarily in the form of loan brokerage, evaluation and processing fees as well as placement fees paid by borrowers, each ranging from 2-10% of the respective loan amount. Upon obtaining a loan, our Manager processes the application by:

•	ordering and reviewing a property title search;

•	performing an exterior property inspection;

•	obtaining an appraisal which is reviewed for reasonableness; and

•	performing credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

After processing the loan, our Manager reviews the loan through its loan committee, and then the loan is funded. Our Manager also services loans once they have closed. Our Manager will service all of the loans we make and has full internal capacity without needing to outsource this activity to third parties. Our Manager has been actively servicing real estate loans since 1979. In addition to our Manager’s executive officers, its loan servicing department currently consists of eight (8) staff members, all of whom have substantial experience in all aspects of loan servicing including: processing payments; day-to-day accounting and trust fund accounting; documentation activities; and non-performing asset management, including collections, bankruptcies, foreclosures, property management, insurance, and property taxes.

Our Manager acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, whether whole or fractional interests, the distributions from and proceeds of which will be passed through to you as described in this prospectus. Our Manager does not and will not own the loans purchased or originated by or for us; however, our Manager may from time to time own separate undivided fractional interests in the same loans where we may own an undivided fractional interest. The assets of our Manager are primarily receivables in the form of evaluation, processing, extension, placement and servicing fees.

Over the past 10 years our Manager has managed the following four (4) investment programs, none of which have been publicly offered:

•
The National Financial Lending, LLC mortgage pool program discussed below, which functions in the same manner that we will function and is the only program that has substantially the same investment objectives that we do.

•
A trust deed program where, unlike a mortgage pool, investors invest in a single promissory note secured by a deed of trust and receive a fractional undivided interest. This program does not “pool” investor capital in multiple loans and it does not reinvest the principal repayments in new loans. Investors who acquire a fractional interest under this program are given a full disclosure package about the particular loan in which they choose to invest, and their names appear on the related promissory note and deed of trust as undivided interest holders.

•
A commercial paper and a mortgage note program where our Manager borrows funds from investors at a specific rate and term, and then invests those proceeds in mortgage loans for its own account. The loans funded with the capital raised in these programs comprise the collateral for the investors loans to our Manager and they are assigned to a third party custodian; however, our Manager has an absolute obligation to repay the investor loans under these programs and has never defaulted on it repayment obligation.

As of December 31, 2006, our Manager had raised $75,056,059 through the Commercial Paper program and $31,043,812 through the Mortgage Note program. The rates and maturities for the notes issued to investors in these programs are as follows:

Commercial Paper Program		Mortgage Note Program
Term	Rate *	Term		Rate *
3 Months (90 days)	5.50%	1 Year (12 months	)	7.50%
4 Months (120 days)	5.75%	2 Years (24 months	)	7.75%
6 Months (180 days)	6.00%	3 Years (36 months	)	8.00%
9 Months (270 days)	6.50%	4 Years (48 months	)	8.50%

*Rates reflect annual yield.

As of December 31, 2006, these programs had total assets in excess of $473 million. Our Manager has not reserved for any contingent liabilities on its financial statements relating to its management of these other programs, nor is our Manager subject to any current or pending litigation. However, no assurance can be given that contingent liabilities or litigation will not arise in the future. Concurrently with this Offering, our Manager may conduct other public or private offerings and will use the proceeds from those offerings to make real estate loans which might otherwise have been available for investment by us.

As of December 31, 2006, the current loans/assets under management by our Manager and its affiliates through their origination efforts are subdivided as follows:

Summary of Overall Loan Portfolio as of December 31, 2006

Number of Loans	99
Number of REOs—Completed Foreclosures	5
Total Loans/Assets	104
Total Principal Balance	$473,240,224
.
Breakdown of Portfolio Per Loan Type

Type of Loan	Number of Loans	Principal Balance
Land Loans	25	$239,300,023
Land REO	3	$11,244,870
Commercial	46	$54,677,138
Commercial REO	2	4,767,320
Construction	13	$110,728,242
Residential	6	$13,979,611
Participation/Equity	9	$38,543,020
Total:	104	$473,240,224

There have been no major adverse conditions with respect to our Manager’s businesses. Of the loans that have been originated by our Manager, we are aware of only 20 properties that have gone to foreclosure sale over the last six (6) years. The foreclosure rate on the loans originated by our Manager that have reverted to REO assets has averaged less than 3% during the last three (3) years.

National Financial Lending, LLC.

Our Manager manages a California mortgage pool called National Financial Lending, LLC, which has substantially the same investment objectives as we do. From the inception of this pool on July 26, 2002 through December 31, 2006, National Financial Lending has raised over $235,000,000 from 1,472 investors, and all of the amount raised has been invested in loans. Including the reinvestment of principal repayments and loan payoffs through December 31, 2006, National Financial Lending has funded loans in excess of $389,000,000.

As of December 31, 2006, the breakdown of the loans by the states in which the underlying properties are located is as follows:

	Number of Loans	Location of Property	Percent of Loan Portfolio
	44	California	81.86%
	6	North Carolina	6.00%
	4	Arizona	3.86%
	1	Connecticut	3.50%
	4	Texas	2.95%
	1	Kentucky	0.50%
	1	Massachusetts	0.42%
	1	Maryland	0.41%
	1	Florida	0.20%
	1	Michigan	0.19%
	2	Colorado	0.10%

Total:	66	11 states	100%

The average interest rate on these loans is 10.60% and the average term of the loans is 24 months.

Prior performance information for National Financial Lending, LLC is set forth in Appendix I to this prospectus. The description above of our Manager’s loan origination activity is not intended to provide a description of the loans to be invested in or purchased by us in the future through the proceeds of this Offering.

Directors, Executive Officers and Key Employees of Our Manager

The directors, executive officers and key employees of our Manager are listed below:

Name	Age	Title
Dan J. Harkey	60	President, Chief Executive Officer and Sole Director
M. Gwen Melanson	44	Chief Operating/ Financial Officer and Secretary
Steve Livingston	61	Senior Underwriter and Senior Vice President
Alan Bergfeld	48	General Counsel and Senior Vice President
Steve Ward	49	Vice President of Operations
Susan Cobb	42	Loan Processing Manager and Executive Assistant

The principal occupation and business experience for each of our officers, directors and key employees, for at least the last five (5) years, are as follows:

Dan J. Harkey has been in the real estate and financial services industry since 1972, and has been the President and Chief Executive Officer of our Manager since 1979. Mr. Harkey is a past President of Commercial Real Estate Finance Forum, a national trade organization representing commercial mortgage bankers and brokers. Mr. Harkey is a licensed real estate broker with the California Department of Real Estate and is a member of the California Association of Mortgage Brokers and the National Association of Mortgage Brokers. Mr. Harkey holds a Bachelor of Arts degree in Economics from California State University, Long Beach. Mr. Harkey is the Chairman of our Manager’s Loan Committee, which will review all loans made by us.

M. Gwen Melanson has been employed by our Manager since 1988 and has been the Chief Financial Officer and Secretary for the Manager since 1990 and Chief Operating Officer since December, 2006. Ms. Melanson's responsibilities include overseeing the financial activities of the Manager, including all general accounting functions, tax preparation, and payroll. Additionally, Ms. Melanson oversees the loan processing and loan servicing departments, and is a member of the Loan Committee.

Steve Livingston has served as a Senior Underwriter for our Manager since 1999 and is a member of the Loan Committee, and has been a Senior Vice President since January, 2007. Prior to joining our Manager, he was a Vice President and Senior Special Assets Account Officer for Bank of America. Mr. Livingston earned his Bachelor of Arts degree from Biola University in California and completed further studies in finance at Golden Gate University, San Francisco. He has over 30 years of experience as a loan underwriter and served as a Vice President for Bank of America prior to working for our Manager. Mr. Livingston holds a brokers license with the California Department of Real Estate.

V. Alan Bergfeld has served as General Counsel for our Manager since 2005 and has been a Senior Vice President since March, 2007.  Mr. Bergfeld was admitted to the California Bar in 1983, and his practice has included both litigation and transactional matters.  Prior to joining our Manager, Mr. Bergfeld served as Vice President and Senior Counsel at Downey Savings and Loan Association for 13 years, where he specialized in real estate lending.   Mr. Bergfeld received a B.A. degree in economics and psychology from the University of California at Davis in 1980, and a J.D. degree from the University of Southern California Law School in 1983.

Steven M. Ward has been Vice President of Operations for our Manager since February, 2007.   Mr. Ward has over 25 years of progressive technology, operations and financial experience.  Prior to joining our Manager, he was employed as Director of Information Services for Bally Total Fitness Corporation and as a Manager in the Management Consulting Group of Arthur Young & Company.  Mr. Ward holds a Certified Public Accountant’s license in California, a B.S. degree in Accounting from California State Polytechnic University and a M.B.A. degree from the University of Southern California.

Susan Cobb has served as Loan Servicing Manager from January, 2003 to May, 2005. In May, 2005, Ms. Cobb became Executive Assistant to Ms. Melanson. Additionally, in December of 2006, Ms. Cobb took on the roll as Loan Processing Manager and continues to perform in that capacity today. Ms. Cobb has over 19 years of loan service experience in collections, foreclosure, bankruptcy, loss mitigation and client relations.  Prior to joining the Manager, she was an officer in the loan service department at First Federal Bank of California, as well as project coordinator in the information technology department.  Ms. Cobb earned her Bachelor of Arts degree from the University of California at Santa Barbara with emphasis in economics.

EXECUTIVE COMPENSATION

We have no executive officers or other employees. All of our operational and management functions are performed by our Manager. The compensation paid to our Manager is set forth below under the heading "Compensation and Expenses."

SHARE OWNERSHIP

Following the sale of the units under this prospectus, no person or entity owns or will own beneficially more than 5% of our units and our Manager will own 25 units. The voting common stock of our Manager is owned 100% by Dan J. Harkey.

COMPENSATION AND EXPENSES

Offering and Organizational Stage

Although our expenses in connection with this Offering are billed directly to us, our Manager will pay all selling commissions and other expenses related to this Offering. Our Manager will be our managing member and will own 25 units.

Paid by Our Manager:

Public Offering Expenses:	Our Manager shall pay all of the expenses of this Offering.

Operational Stage

Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect to target loans in which we will invest with interest rates that are three (3) to six (6) points higher than comparable loans made by banks and we expect that the fees paid to our Manager will be two (2) to five (5) points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

Paid to Our Manager by Borrowers:

Loan Brokerage:	2-10% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Loan Evaluation and Processing Fees:	$2,000-$5,000

Loan Extension or Modification Fee:	1-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time. These fees will be paid when the loan is extended.

Paid by Us:

Service Fee for Administering Loans:
Our Manager or its affiliates will receive annual mortgage loan service fees, must not exceed 1.5% of the principal outstanding on such loan. These fees will be paid monthly in arrears solely out of available cash flow from the loan portfolios. This fee will accrue, without interest, and be payable only at such times as available cash exists. In addition, our Manager will receive 50% of any late charges, penalty interest or prepayment premiums, exit fees or penalties.

Conditional Annual Program Management Fee:
Annual fee of 1% of aggregate capital contributions from this Offering, paid monthly in arrears solely out of available cash flow from the loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists.

Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

Administrative/Brokerage Fees to Our Manager or Third Parties for Resales of Foreclosed Property:
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure shall be limited to a competitive real estate commission not to exceed 6% of the contract price for the sale of such property. If our Manager provides a substantial amount of the services in connection with the sale of the property, it may receive up to half of the competitive real estate commission, not to exceed 3% of the contract price for the sale of the property. Foreclosed properties may be sold to our Manager or any of its affiliates.

Our Manager will make arrangements with the respective borrowers for fees owing from those borrowers. Our Manager anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, our Manager will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired.

Our Operating Agreement provides that our Manager may contract with other persons and entities, including its affiliates, to perform any of our Manager’s duties on our behalf, but such delegation will not relieve our Manager of its responsibility for those duties. Our Manager or any of its affiliates may render services to or otherwise deal with us in connection with carrying out our business and affairs, including the provision of leasing, brokerage, management, consulting or any other services. The approval of our unit holders is not be required for any such transaction with our Manager or its affiliates, provided that the compensation payable to any of them in connection with such transaction is in the amounts disclosed in this prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

CONFLICTS OF INTEREST

  General

The relationships among us, our Manager and the executive officers and other affiliates of our Manager will result in various conflicts of interest. Our Manager and its directors and other affiliates are engaged in business activities involving real estate lending, including the management of several other funds with investment objectives similar to ours. Our Manager anticipates engaging in additional business activities in the future that may be competitive with us. Our Manager and its officers will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with our Manager and its affiliates.

Our Manager may assign real estate loans to us if they were acquired for the purpose of facilitating our acquisition of such loans. Such loans will be assigned to us in an amount that is no greater than the lesser of our Manager’s cost, excluding certain service fees and compensation, or the fair market value of such loans.

We may participate in real estate loans with affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans. The paragraphs below describe material conflicts of interest that may arise in the course of our Manager’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

The organizational structure of our Manager and its affiliates, some of which will perform services for us, is as follows:

Point Center Financial, Inc.
our Manager
(100% owned by Dan J. Harkey)

Investment Data Systems, Inc.,
a computer consulting company
(100% owned by Dan J. Harkey)

National Financial Lending, LLC,
a California mortgage pool
(Point Center Financial, Inc. is the manager and owns less than 1%)
(The Harkey Family Trust owns less than 1%)

Landmark Realty Capital, LLC,
a real estate acquisition and development company
(50% owned by Dan J. Harkey)

Payment of Fees and Expenses

Our Manager and its affiliates will receive substantial fees and expenses from our ongoing operations, including:

Paid by Borrowers:

•	loan brokerage fees

•	loan evaluation and processing fees

•	loan extension or modification fees

•	loan escrow fees

Paid by Us:

•	loan servicing fees

•	conditional annual program management fees

•	real estate brokerage commissions payable upon the resale of foreclosed properties

Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

The conditional annual program management fee to our Manager is 1% of the aggregate capital contributions of our members. Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees; however, our Manager will not be reimbursed for the expenses and fees related to this Offering. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

Acquisition of Mortgage Notes Through Our Manager

We will acquire our real estate loans through our Manager. Our Manager is in the business of obtaining, processing, making, brokering, managing and servicing mortgage loans. Our Manager makes all decisions concerning the real estate loans in which we will invest. Because our Manager’s fees are generated by the volume of the real estate loans we acquire, our Manager will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

Non-Arm's Length Agreements

Our agreements and arrangements for compensating our Manager are not the result of arm's-length negotiations.

Competition for the Time and Services of Common Officers

We will rely on our Manager and its officers for the management of our operations. When performing their duties, the officers and employees of our Manager may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The executive officers of our Manager also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Our Manager is the manager of four (4) other funds that have raised or are raising money to invest in the same types of loans that we will invest in. As of December 31, 2006, these funds had total assets in excess of $473 million, all of which has been invested in real estate loans. Accordingly, conflicts of interest will arise for allocating time between us and these other entities. Our Manager may also establish additional funds during or following completion of this Offering. The officers of our Manager will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

Our Manager believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

Competition Between Us, and Our Manager and its Affiliates for Investment Opportunities

Our Manager anticipates that it or its affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.
If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, our Manager will make the determination largely based on a review of the respective loan portfolios. Our Manager will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which our Manager will make the real estate loan, and proposed loan or other transaction terms. Our Manager’s objective in determining where a loan will be allocated is to balance the availability of funds against the overall investment policies and objectives of competing investment entities. No one policy or objective will outweigh another, except that if all other factors were equal, the investment entity with funds uninvested for the longest time would be allocated the next available loan. The officers and directors of our Manager will be responsible for monitoring this allocation method to be sure that it is applied fairly.

Our Manager remains subject to a fiduciary duty to us and our unit holders described in this prospectus. Subject to this fiduciary duty, neither our Manager nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

Lack of Separate Representation

We are represented by the same counsel as our Manager and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our Manager or any of its affiliates, our Manager or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our Manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

Rights of Affiliates

Any director or officer of our Manager and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

We May Co-Invest in Real Estate Loans Acquired by Our Manager

Our Manager may determine that we co-invest in our loans with other investment programs managed by our Manager. If we co-invest in a loan with another program managed by our Manager, our investment will be on substantially the same terms as those of the other program. A conflict of interest may arise between us and other programs managed by our Manager if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with our Manager concerning our relative priority with other programs when a borrower defaults; as a result, you must rely on our Manager to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

GENERAL INFORMATION AS TO PROMOTERS

Our Manager is our promoter and is wholly owned by Mr. Harkey; therefore, he indirectly determines policies the Manager chooses to implement in connection with providing services to us.

FIDUCIARY RESPONSIBILITY

General

Our Manager is a fiduciary for you and us. As a fiduciary, our Manager must exercise good faith and integrity when handling our affairs. Our Manager must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, our Manager has fiduciary responsibility for the safekeeping and use of all of our funds and assets and our Manager will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Our Manager will not allow our assets to be commingled with its assets or the assets of any other person or company. Our Manager and its affiliates may engage in activities similar to or identical with our business, but our Manager must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Our Manager also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and our Manager is bound to treat each fairly and with appropriate access to investment opportunities.

Additionally, our Manager could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, our Manager can only change the investment objectives upon the approval of the members holding a majority of the units. A description of our investment guidelines and investment objectives is set forth above under the heading “Investment Objectives and Policies.”

The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Delaware common law.

You have the following legal rights and remedies concerning our Manager and the conduct of our operations:

•
you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Delaware limited liability company law, including for breaches by our Manager of its fiduciary duty;

•	a majority in interest of the members may remove our Manager as the Manager, as described elsewhere in this prospectus;

•	you may bring actions on our behalf for claims we might have as derivative actions, if our Manager refuses to bring suit; and

•
you may bring actions under federal or state securities laws, either individually or as part of a class of members, if our Manager has violated those laws in connection with the offer and sale, or repurchase of units.

This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of our Manager in its role as our Manager, you should consult with your own legal counsel.

Indemnification

The Operating Agreement provides for us to indemnify our Manager. A summary of this indemnification is set forth below. We may in certain circumstances indemnify our Manager and its affiliates and their respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents and any person acting as a securities broker or dealer for us. We will not indemnify our Manager or any other of the aforementioned parties of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by us, unless all of the following conditions are met:

•	our Manager has determined in good faith, that the course of conduct which caused the loss or liability was in our best interests or our unit holders;

•	our Manager was acting on behalf of or performing services for us or our unit holders;

•	such liability or loss was not the result of negligence or misconduct by our Manager; and

•	such indemnification or agreement to hold harmless is recoverable only out of our assets.

Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify our Manager or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission concerning indemnification for securities violations.

We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

We will advance funds to our Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal action is initiated by a third party who is not a member, or the action is initiated by a member and a court specifically approves such advancement; and

•	our Manager or its affiliates undertake to repay the advanced funds to us in the event our Manager or its affiliates is not entitled to indemnification.

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

Your Status

Our acceptance of your Subscription Agreement, which is attached as Exhibit B to this prospectus, is effective when we countersign it. Subscriptions for units will be accepted or rejected no sooner than five (5) business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within ten (10) business days. If we accept your subscription and payment for units, you will receive uncertificated units in, and be a member of, us within five (5) business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member. As a member, you have the rights that are outlined in this prospectus. In almost all cases subscriptions must be paid in full at the time your Subscription Agreement is accepted. However, our Manager may determine to accept installment payments for units under such circumstances as it deems appropriate. If you are paying your subscription in installments, you are required to make full and timely payments and you will be subject to legal action if you fail to do so. After the termination of this Offering, the consent of both the Manager and the members holding a majority of the units will be required to admit additional members, other than persons who become members through permissible transfers or assignments of units.

Limited Liability of Members

The Delaware statute under which we have been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that no written agreement entered into by us is enforceable against our members personally.

Our Term

We will cease operating on December 31, 2029. Before then, the members may vote by a majority of the outstanding units to extend our term or to dissolve us sooner. Additionally, we may dissolve earlier if our Manager ceases to serve as such and a majority of the outstanding units cannot agree on a new manager within six (6) months.

Meetings

Either our Manager or members owning at least 10% of the outstanding units may call meetings of the members. Any voting by the members is anticipated to be by written consent. We will not hold annual meetings.

Voting and Other Rights of Members

•	Our Manager may amend the Operating Agreement without your consent to:

•	remedy any ambiguity or formal defect or omission,

•	conform it to applicable laws and regulations, and

•	make any change which, in the judgment of our Manager, is not to the prejudice of the members.

•	We require the vote or consent of a majority in interest of the members (excluding our Manager) to do any of the following:

•	amend the Operating Agreement, except in the instances mentioned above,

•	dissolve and wind up our business,

•	add or remove a manager,

•	allow our Manager to withdraw, provided however, that a change in the control of our Manager will not be deemed to be a withdrawal,

•	cause us to merge with another company, unless approved by a majority in interest of the members, and

•	approve or disapprove the sale of more than 50% of our assets.

You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a real estate loan at our principal office for at least six (6) years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

Description of the Units

Each unit represents an undivided equity interest of a Delaware limited liability company. Our units are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of our profits and losses in accordance with the terms of the Operating Agreement. There are various limitations on transfer of units. Our Manager may reject any proposed transfer which would jeopardize our tax status.

There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the outstanding units. Each holder of units is entitled to vote on matters pertaining to members in accordance with the terms of the Operating Agreement.

Capital Accounts

Our Manager will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of your income, gains, losses and distributions based on the number of units that you own from time to time relative to the total units outstanding. Your capital account will increase by the amount of any additional capital contributions you make with respect to the units, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by your units and any income or capital we distribute to you.

This is a continuous offering and, allocations will be made proportionately based on the units owned by you from time to time.

As of the date of this prospectus, the offering price was $1,005.33 per unit; however, our Manager sets a daily unit price for sales of additional units by adjusting the book value of our assets to reflect the fair market value of those assets and determining their corresponding liabilities. The adjusted book value less the liabilities, divided by the number of units outstanding shall determine the daily unit price. Our Manager has purchased computer software designed to perform this function.

Members' Return on Investment

Our real estate loans will generate payments of interest and/or principal to us with respect to the units. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions. We cannot make distributions to you with respect to your units until we have received the proceeds from this Offering, and invested them in real estate loans. Thereafter, our first distribution to you will be your share of the distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets and the number of units that you own. We will distribute all net income attributable to interest and fee payments we receive from borrowers. All such distributions (and distributions of net proceeds) will be made to the members in proportion to the number of units they own until the members have received a return of their capital contributions.

Net proceeds will include the proceeds from the repayment of principal or the prepayment of a real estate loan, or the net proceeds of a foreclosure sale. Our Manager may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

•	reinvesting in new loans;

•	improving or maintaining any properties that we acquire through foreclosure;

•	paying permitted operating expenses; or

•	distributing to the members.

Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

Unit investors can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to you as of the day of the distribution. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive the next month will be paid in cash. If you notify us within ten days of the end of the month, you may need to wait a month to receive cash instead of units.

Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, units will be sold under the plan at the applicable daily unit price set by our Manager. The net book value of our assets will be adjusted to reflect the accrued income and expenses. The adjusted net book value, divided by the number of units outstanding shall determine the daily unit price. Our Manager owns computer software designed to perform this function. The amount of your distributions will be fully used to buy the appropriate number of whole and fractional new units.

If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account. Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment.

We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Our Manager specifically reserves the right to suspend or end the distribution reinvestment plan if:

•	Our Manager determines that the distribution reinvestment plan impairs our capital or operations;

•	Our Manager determines that an emergency makes continuing the plan unreasonable;

•	Any governmental or regulatory agency with jurisdiction over us requires us to do so;

•	In the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

•	If transactions involving units within the previous 12 months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

•
Our Manager determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code or that our assets would be deemed to "plan assets" of any ERISA investors.

Reinvestment of Proceeds of Capital Transactions

We will either invest our net proceeds from any unit capital transaction in new real estate loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension.

We will reinvest proceeds from a capital transaction during the entire term of our existence, which does not expire until December 31, 2029. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages.

 Assignment and Transfer of Units

Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our Manager and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Our Manager must approve any new members and all transfers of membership must comply with the Operating Agreement.

No member may transfer any of its units, and no assignee of the whole or any portion of a member's units will have the right to become a substituted member in place of his assignor, unless the following conditions are first met:

•	The assignor must designate its intention in a written instrument of assignment, which will be in a form and substance reasonably satisfactory to our Manager;

•
The assignor must first obtain written consent of our Manager to the transfer and substitution. Our Manager will not unreasonably withhold its consent, but our Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be taxable as a corporation for federal income tax purposes; we would violate any applicable securities laws (including any investment suitability standards); or any of our assets would become “plan assets” of any benefit plan members;

•
The assignor and assignee must execute and acknowledge any other instruments that our Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

•	The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

•
The assignee must pay or, at the election of our Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

•
We have received, if required by our Manager, a legal opinion or instruction satisfactory to the Manager that the transfer will not violate the applicable securities laws or cause us to be taxable as a corporation for federal income tax purposes, or cause any of our assets to be “plan assets” of any benefit plan members, which opinion or instruction will be furnished at the assignee's expense.

Assignments complying with these provisions will be recognized no later than the last day of the calendar month in which the written notice of assignment is received by us and all of the conditions described above have been satisfied or waived.

Notwithstanding any provision to the contrary contained in the Operating Agreement, the following restrictions will also apply to any and all proposed sales, assignments and transfer of any units, and any proposed sale, assignment or transfer in violation of any of them shall be void and of no effect if:

•
The transfer or assignment would, when considered with all other transfers of the units during the same applicable 12 month period, cause a termination for federal income tax purposes, unless this condition is waived by our Manager;

•	If our Manager determines that the transfer or assignment could result in us being classified as a publicly traded partnership. To prevent this:

•	Our Manager will not permit or allow us to be involved in the trading of units on an established securities market or a secondary market;

•
Our Manager will not permit or recognize any transfer of units which would cause the sum of the percentage interests in the capital or profits of the units that are sold or otherwise disposed of during any taxable year to exceed 2%; provided, however, that our Manager may modify, eliminate or waive the limitation if our Manager determines that the transfer in question will not result in, or increase the likelihood of, us being classified as a publicly traded partnership; and

•	Our Manager will not permit any withdrawal of units except in compliance with the provisions of the Operating Agreement.

Redemption of Units

General

The number of units, if any, you hold will decrease when we redeem your units and will increase when you contribute or are deemed to recontribute capital in exchange for units. If we redeem your units, we will pay you an amount based on your capital account with respect to the redeemed units at that time. Your capital account may not represent the fair market value of the redeemed units. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

Voluntary Redemptions

Holders of units may request that we redeem all or a portion of their units by delivering a written request to our Manager for redemption of the units within 61-91 days after delivery of the request, subject to the following additional conditions:

•	Holders may not have any units redeemed until two (2) years after the units were purchased.

•	We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

•	Our Manager must determine that the proposed redemption will not impair our capital or operations.

•
We are not required to sell any portion of our assets to fund a redemption; however, our Manager will not refinance any loans or reinvest any of our net proceeds or capital contributions in new loans or other non-liquid investments unless we have sufficient proceeds to fund any then pending permissible redemptions.

•	The amount to be distributed with respect to the redeemed units will be the capital account of the redeemed units on the date of the distribution.

•	We will not permit more than 10% of the capital or profits interests of all members to be withdrawn during any calendar year.

•	If, in the case of a request for partial redemption, the capital account of a unit holder is reduced below $10,000, we may redeem all remaining units of such holder.

•
All payments to meet requests for redemption are on a "first come, first served" basis. If the sums needed to fund redemptions in any particular month exceed the amount of cash available for all of the redemptions, the units of holders will be redeemed in the order in which the requests were received, until the cash available for redemption has been exhausted.

Except as set forth above, without the consent of the holders of a majority of the outstanding units, our Manager will not discontinue the ability of the holders to have their units redeemed.

Mandatory Redemption

Our Manager shall have the right to redeem all or a portion of the units of any holder if, at any time, it is determined by our Manager, in its discretion, that the holder's acquisition of the units was in violation of any federal or state securities laws, that the holder does not meet applicable investor suitability standards, or that the ownership of units by the holder could cause our assets to be treated as plan assets of any benefit plan members.

Special Power of Attorney

Under the terms of the Operating Agreement and the subscription agreement, you appoint our Manager your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material federal income tax consequences of an investment in units. The discussion considers the Internal Revenue Code of 1986, as amended (the "Code") applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes. Moreover, it is possible that the changes, even if not applied retroactively, could reduce the future tax benefits anticipated to be associated with an investment in units.

This discussion of federal income tax consequences sets forth general principles of taxation and does not address how such principles may affect a particular investor and does not address all tax matters that may be pertinent in your particular tax situation. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences arising from an investment in units. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. In addition, this discussion generally addresses only the tax consequences to U.S. holders (as defined below) and does not address the tax consequences that may apply to non-U.S. holders (as defined below) except to the extent specifically discussed below. Finally, this discussion does not cover any state, local or foreign tax consequences you may incur in connection with your investment.

Our tax reporting of certain transactions could be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or an audit of your individual income tax returns. Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

Orrick, Herrington & Sutcliffe LLP ("Tax Counsel"), as our special tax counsel, has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. In the opinion of Tax Counsel, as set forth in said opinion letter, the statements regarding United States federal income tax consequences set forth in this section, insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

Classification as a Partnership for Tax Purposes

Tax Counsel is of the opinion that we will be classified as a partnership for federal income tax purposes. This opinion is based on our Manager’s representation that there will not at any time be an election made to cause us or our units to be classified as an association taxable as a corporation, that our Manager will not permit any transfers of units that could cause us to be treated as a "publicly traded partnership" (as discussed below), and that our Manager will not take any action that would cause us to be treated as a "taxable mortgage pool."

Section 7704 of the Code generally treats "publicly traded partnerships" as corporations for federal income tax purposes. The Code defines the term "publicly traded partnership" as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, whose equity interests are:

•	readily traded on an established securities market; or

•
readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary market also include substantial equivalents to a secondary market.

The Treasury Regulations provide that an established securities market includes:

•	a national securities exchange registered under the Securities Exchange Act of 1934;

•	a national securities exchange exempt from registration because of the limited volume of transactions;

•	a foreign securities exchange;

•	a regional or local exchange; and

•	an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded, including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed 2% of the total interests in partnership capital or profits.

The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

•	transfers at death;

•	transfers in which the basis is determined under Section 732 of the Code;

•	interests issued by the partnership for cash, property or services; and

•	interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining whether interests are readily tradable on a secondary market if:

•
the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

•
the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than four times during the partnership's taxable year; and

•
the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of all or part of your outstanding capital account with respect to your units. These provisions constitute a redemption or repurchase agreement within the meaning of the Treasury Regulations. The limitations on your right to withdraw your capital account set forth in our Operating Agreement include:

•	a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to our Manager;

•	the amount distributed to you will be a sum equal to the pertinent portion or all of your capital account as of the date of the distribution; and

•	in no event will our Manager permit the withdrawal during any calendar year of more than 10% of our capital or the profits interests of all unit holders.

Our Operating Agreement also provides that you may not transfer your units if our Manager determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code. To prevent this classification, our Operating Agreement provides that:

•	Our Manager will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Code;

•
Our Manager will not permit any transfer of units which would cause the sum of percentage interests in the capital or profits represented by units that are transferred during any year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during a year does not exceed 2% of the total interests in partnership capital or profits; and

•	Our Manager will not permit any withdrawal or transfer of units except in compliance with the provisions of our Operating Agreement.

A partnership which is classified as a publicly traded partnership under Section 7704 of the Code will nevertheless not be treated as a corporation for federal income tax purposes if 90% or more of its gross income for each taxable year is "qualifying income." Qualifying income generally includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business and interest that would be excluded from treatment as interest under the rules applicable to real estate investment trusts. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership.

Our Manager does not intend to rely on the qualifying income exception to corporate treatment and instead intends to rely on the safe harbors described above in order to avoid the treatment of us as a publicly traded partnership.

Even if we would otherwise be treated as a partnership for federal income tax purposes, we would nevertheless be treated as a "taxable mortgage pool" if we satisfy each of the following conditions:

•	Substantially all of our assets are debt obligations.

•	More than 50% of those debt obligations are real estate mortgages.

•	We are an obligor under debt obligations with two or more maturities.

•	Payments on the debt obligations under which we are an obligor bear a relationship to payments on the debt obligations that we hold as assets.

Our Manager has represented to Tax Counsel that we will be operated so that condition (iv) is not satisfied at any time during the term of our existence, and our Operating Agreement restricts our Manager from taking any action that could cause us to be treated as a "taxable mortgage pool."

The following discussion assumes we will at all times be treated as a partnership and not as a publicly traded partnership, a corporation or a taxable mortgage pool for federal income tax purposes.

General Principles of Partnership Taxation

A partnership is not subject to federal income taxes. We will file information returns reporting our operations as a partnership for each calendar year. We will use the accrual method of tax accounting. You will be required to report your allocable share of our taxable income and loss on your individual tax return even if you receive no or insufficient distributions from us to pay the resulting taxes.

Taxation of Distributions; Determination of Basis in Units

You will not generally be taxed on distributions you receive from us with respect to units unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units will be the amount you originally paid for the units increased by:

•	your proportionate share of our indebtedness associated with your units with respect to which no member is personally liable ("nonrecourse liabilities");

•	your proportionate share of our taxable income; and

•	any additional capital contributions made by you, and decreased by:

•	your proportionate share of our taxable losses;

•	the amount of cash, and fair value of noncash, distributions to you with respect to your units; and

•	any decreases in your proportionate share of our nonrecourse liabilities associated with your units.

Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Any distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units, except to the extent attributable to items described in Section 751 of the Code.

Limitations on the Deductibility of Losses and Expenses

Your ability to deduct your distributive share of our losses and expenses with respect to your units will be subject to the potential application of the limitations discussed below:

The Basis Limitation

Section 704(d) of the Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under this rule may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses arising from your units in excess of your adjusted basis in your units.

The At Risk Limitation

Section 465 of the Code provides that a partner's share of partnership losses is deductible only to the extent the partner is "at risk" with respect to the partnership. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to the partner's share of partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

The Passive Loss Limitation

Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and are not allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Treasury Regulations under Section 469 provide that net passive income from an equity-financed lending activity (or, if less, the taxpayer’s equity-financed interest income from the activity) is treated as nonpassive income. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

Our Manager expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our interest-bearing assets. If we are deemed to be engaged in the trade or business of lending money, our income would generally be characterized as nonpassive income to the extent prescribed in the foregoing Treasury Regulations, even though our net losses and any loss on the sale of a unit would be treated as passive activity losses, and a member would not be permitted to offset passive losses from other activities against the member's share of our nonpassive income.

Miscellaneous Itemized Deduction Limitation

Section 67(a) of the Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation if we are not considered to be engaged in a trade or business for federal income tax purposes.

Gain or Loss on Sale or Redemption of Units

If you sell your units, including a sale of all of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units. Your allocable share of our indebtedness will be included in your amount realized from the units.

Character of Gain or Loss

Gain on the sale of units which have been held more than one year should be taxable as long-term capital gain, except for that portion of the gain allocable to inventory items and unrealized receivables, as those terms are defined in Section 751 of the Code, which would be treated as ordinary income.

Limitations on Deductibility of Investment Interest

Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year. Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and any interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a trade or business conducted by us, but will be treated as investment interest to the extent attributable to our activities and investments that are not deemed to constitute trade or business activities or investments.

Tax Treatment of Tax-Exempt Entities

The Code imposes a tax on the "unrelated business taxable income" ("UBTI") of organizations otherwise exempt from tax under Section 501(a) of the Code. The entities subject to the unrelated business income tax include qualified plans, IRA's and charitable and other tax-exempt organizations.

UBTI includes income derived from any trade or business regularly carried on by a partnership or limited liability company, subject to certain exclusions and modifications. Among the items generally excluded from UBTI are:

•	interest and dividend income;

•	rents from real property; and

•	gains on the sale, exchange or other disposition of assets held for investment.

However, the foregoing types of excluded income will be included in UBTI to the extent they constitute "debt-financed income." Our Manager expects to obtain a bank line of credit, which we intend to use from time to time to acquire or make mortgage loans, operate and develop for resale properties on which we have foreclosed and for other general business purposes. Taxable income attributable to such borrowing, including interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to characterization as debt-financed income and, therefore, as UBTI. In addition, gain on a member's sale of units could be characterized as debt-financed income to the extent the investor has incurred indebtedness to acquire the units or we have incurred indebtedness with respect to the units.

Sales of mortgages or foreclosure property might also produce UBTI if we are characterized as a "dealer" with respect to those assets. Mortgage loans in which we invest that permit us to participate in the appreciation in value of the properties may also be recharacterized by the IRS as an equity interest and such recharacterization could result in UBTI. Furthermore, certain fees we receive could be treated as UBTI.

If you are a tax-exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

Tax Returns; Tax Information and Audits

Our Manager will prepare our information income tax returns. In connection with the preparation of the income tax returns, our Manager will prepare and distribute to our members not later than 75 days after the close of each fiscal year all information necessary in the preparation of the members' federal income tax returns, including the members' respective Schedule K-1s.

You are required to report your distributive share of the items set forth on your Schedule K-1 with respect to your units on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may assess additional tax necessary to make your treatment of the item consistent with our treatment of the item. Penalties for intentional disregard of the consistency requirements may also be assessed.

A limited liability company must designate a "tax matters partner" to represent it in dealing with the IRS. Our Manager will serve as our tax matters partner and will act on behalf of our members to deal with the IRS in the case of an audit of our returns and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments. Tax adjustments agreed to by the tax matters partner may be binding upon you.

Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

The original issue discount rules under the Code pertain to mortgage loans (and other debt securities) owned by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms.

Market Discount

We may purchase mortgage investments for an amount less than the remaining principal balance of the mortgage investments. Each payment which we receive from a mortgagor will consist of interest at the stated rate and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each payment will be treated as constituting in part the return of our investment in the mortgage loan and in part as a payment of the market discount associated with the mortgage loan. We will recognize the amount of each payment attributable to market discount as ordinary income, but the amount of each payment representing the return of our investment will not constitute taxable income. The Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan. We may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry market discount mortgage investments.

Impact on Subsequent Purchasers if No Section 754 Election Made

Section 754 of the Code permits a limited liability company to elect to adjust the basis of its property in the case of a transfer of an interest in the company. If we were to make a Section 754 election, the effect would be that, with respect to a transferee of a unit, the basis of our property attributable to such unit would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of the basis for our property. Under recently enacted provisions of the Code, with certain exceptions, the basis adjustment rules described above are mandatory in the case of a transfer of a limited liability company interest with respect to which there is a substantial built-in loss.

Due to the accounting difficulties which would be involved, it is not anticipated that we will make a Section 754 election. Accordingly, the basis in our assets may not be adjusted to reflect the transferee's purchase price of his units. This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

State and Local Taxes

States and localities where we invest may impose a tax on our assets or income or on each member based on his share of any income derived from our activities in those states or localities. The state or locality in which you reside may impose taxes on your share of any income derived from your units. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your particular situation.

Special Considerations for Non-U.S. Unit Holders

As used in the discussion below, a “non-U.S. holder” is a holder of units that is not a U.S. holder. For this purpose, a “U.S. holder” means a beneficial owner of a unit that is:

•	a citizen or resident of the United States for United States federal income tax purposes;

•
a corporation or partnership (or any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust described in Section 7701(a)(30) of the Internal Revenue Code (taking into account effective dates, transition rules and elections in connection therewith).

If a partnership is a holder of units, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A purchaser of units that is a partnership should consult its tax advisors in this regard.

For federal income tax purposes, we presently intend to report ourselves as being engaged in the conduct of a United States trade or business. As a result, a non-U.S. holder of units will be deemed to be engaged in the conduct of a trade or business and will be subject to U.S. federal income taxes at graduated rates on the non-U.S. holder’s share of our taxable income and any gain on the non-U.S. holder’s sale of units.

We will be required to withhold and pay to the IRS taxes at a 35% rate (under current law) applied to the non-U.S. holder’s allocable share of our taxable income. The non-U.S. holder will be required to report taxable income from the units on a federal income tax return and will receive a credit for the withholding taxes paid with respect to such taxable income.

The foregoing is only a summary of certain United States income tax consequences to non-U.S. holders, and an investment in units could have other United States and foreign tax consequences. Non-U.S. holders should consult their tax advisors regarding the United States and foreign tax consequences to them of an investment in units in their particular situations.

ERISA CONSIDERATIONS
General

ERISA requires that the assets of qualified plans and other employee benefit plans (collectively, "Plans") be held in trust (unless an exception applies) and that the trustee shall have exclusive authority and sole discretion to manage and control the assets of the Plan, except to the extent that the trustee is subject to direction by (i) a named fiduciary pursuant to express plan document provisions or (i) a duly authorized investment manager, within the meaning of Section 3(38) of ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the IRA, subject to certain exceptions not here relevant.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to its provisions and prohibits certain transactions between a Plan and persons who are "parties in interest," including fiduciaries, with respect to the Plan under Section 3(14) of ERISA. Under Section 4975 of the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs.

ERISA and Section 4975 of the Internal Revenue Code also prohibit parties in interest, including fiduciaries of a Plan or an IRA, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, our Manager will not permit the purchase of units with assets of any IRA or Plan if our Manager:

•	has investment discretion with respect to the assets of the Plan or IRA; or

•	regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the Plan or IRA.

Annual Valuation

Fiduciaries of any Plan subject to ERISA are required to determine annually the fair market value of the assets of the Plan as of the close of the Plan's fiscal year. Although our Manager will provide annually upon the written request of a member an estimate of the value of the units based upon, among other things, outstanding mortgage loan investments, fair market valuation based on trading will not be possible because there will be no market for the units.

Plan Assets—Generally

If our assets are deemed to be plan assets under ERISA, then the following issues will arise and impact ERISA-subject Plan and IRA investors:

•	our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by Plans and their fiduciaries would extend to investments made by us;

•
certain transactions that we might seek to enter into might constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code because our Manager would be deemed to be a fiduciary of the Plans; and

•	our audited financial information would have to be reported annually to the U.S. Department of Labor (or "DOL").

In 1986, the DOL promulgated final regulations defining the term "plan assets." Under these regulations, when a Plan or IRA acquires an equity interest in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

•
equity participation by "benefit plan investors" (i.e., Plans, IRAs and all other employee benefit plans whether or not subject to ERISA or Section 4975 of the Internal Revenue Code) is not significant;

•	the entity qualifies as a "real estate operating company"; or

•	the equity interest is a "publicly-offered security."

Exemption for Insignificant Participation by Benefit Plan Investors

The only exemption upon which we will rely in operating our business will be the insignificant participation exemption. This exemption will be available to ERISA-subject Plan and IRA investors if less than 25% of our units is held in the aggregate by benefit plan investors (including Plans and IRAs). For purposes of this 25% rule, the units held by any person who has discretionary authority or control with respect to our assets, or who provides investment advice for a fee with respect to those assets, or any affiliate of a person who has that authority or control, shall be disregarded.

While our Manager and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We intend, at all times, to qualify for the insignificant participation exemption. We will limit sales of units to benefit plan investors so as to satisfy the exemption and we have the power under the Operating Agreement to redeem the units of benefit plan investors so as to be assured of satisfying the exemption.

HOW WE PROTECT OUR RIGHTS AS A LENDER

The following discussion is a summary of legal aspects of real estate loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Real Estate Loans

We make real estate loans and equity investments in real properties. In connection with real estate loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Non-judicial Foreclosure

If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

Lenders also need to comply with procedure related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

 For the foregoing reasons, we anticipate that our Manager will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Second Mortgages; Rights of Senior Mortgages

We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either even adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

We can also protect ourselves by including provisions obligating the mortgagor to do the following:

•	pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage;

•	to provide and maintain fire insurance on the property;

•	to maintain and repair the property;

•	and not to commit or permit any waste on the property; and

•	to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

In some jurisdictions, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In other jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Due-On-Sale Provisions

Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that approximately 50% of our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

•
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the lender from foreclosing.

REPORTS TO MEMBERS

Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section. Within 75 days after the close of our fiscal year, our Manager will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:

•	audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;

•
a statement as to any transactions between us and our Manager or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to our Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

•	a report identifying distributions from:

•	cash flow from operations during that year;

•	cash flow from operations in prior years that had been held as reserves;

•	proceeds from any capital transactions; and

•	reserves from the gross proceeds of this Offering originally obtained from our members.

We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

Because the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. Such reports will be prepared, at our expense, by our Manager. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this Offering are not fully committed or returned to investors, our Manager shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described below. We will send you copies of the report within 60 days after the end of each quarter. Our Manager will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

PLAN OF DISTRIBUTION

We are offering up to an aggregate of $100,000,000 of units in our limited liability company. A minimum investment of $25,000 is required to be invested in units, unless a lower investment is permitted by our Manager, in its sole discretion. As of the date of this prospectus, we have sold $23,770,426 of units, including $470,047 of reinvested distributions. As of May 31, 2007, we have funded 28 loans as described above in “Management’s Discussion and Analysis of Financial condition and Results of Operations—Investments in Mortgage Loans.”

As of the date of this prospectus, the current offering price per unit was $1,005.33. However, our Manager sets a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of our assets. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted price to be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

When you invest in units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with First Republic Trust Company until:

•	Your subscription agreement has been reviewed and accepted; and

•	The price per unit has been calculated.

Our acceptance of your Subscription Agreement, which is attached as Exhibit B to this prospectus, is effective when we countersign it. Subscriptions for units will be accepted or rejected no sooner than five (5) business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive uncertificated units in, and be a member of, us within five (5) business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member. As a member, you have the rights that are outlined in this prospectus.

We are using this prospectus to offer units to the public on our own behalf conducted through our Manager in a manner that is intended to be within Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. The following officers and directors of our Manager will be primarily responsible for conducting the on our behalf: Dan Harkey and Gwen Melanson. Although it does not presently intend to do so, our Manager may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. We have no understanding or arrangement, written or oral, with any securities brokerage firm or individual to act as a selected dealer. Our Manager will pay the selected dealers sales commissions for their respective sales of units. We will not reimburse our Manager for such commissions or any expenses incurred by our Manager in connection with this Offering.

We or any selected dealers will be reviewing subscription applications as they are received. We or any selected dealers will indicate the acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

We will continue to sell units to the public until we have sold a total of $100,000,000 worth of units which includes units to be issued under our distribution reinvestment plan. We may sell units through February 3, 2008, or we may decide to end the Offering earlier. In certain states where this Offering will be made, we may not be allowed to extend this Offering beyond one year unless we have the permission of the appropriate state agency.

If you want to purchase units, you should complete the Subscription Agreement which you can find at Exhibit B to this prospectus and which will be provided by us or the securities dealer that offered you the units. You should return the Subscription Agreement and full payment for the units being purchased to us and make your payment out to "Point Center Mortgage Fund I, LLC". You may obtain additional copies of the subscription agreement from our Manager, whose address is: 30900 Rancho Viejo Road, Suite 100, San Juan Capistrano, California 92675, and whose phone number is (949) 661-7070 or (800) 544-8800.

By submitting the signed Subscription Agreement with payment for the purchase of units, you:

•	agree to be bound by the Operating Agreement;

•	grant a special and limited power of attorney to our Manager; and

•	represent and warrant that you meet the relevant standards specified in the Subscription Agreement and are eligible to purchase units.

Neither our Manager nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

Investors in our units will not be given copies of the documents associated with any loans for their review prior to or after making the investment in our units.

We intend to invest proceeds from this Offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distribution on your investment will be two (2) months after subscriptions have been accepted from initial investors. We expect to make distributions on a monthly basis thereafter, to all investors.

LEGAL MATTERS

Corporate Law Solutions, P.C., Irvine, California, is our Manager's and our attorney, and has reviewed and issued an opinion on the legality of our issuance of the units. Orrick, Herrington & Sutcliffe LLP, San Francisco, California, has rendered advice to us regarding certain federal income tax and ERISA matters and has issued an opinion on certain federal income tax matters in connection with the Offering.

EXPERTS

The financial statements of Point Center Mortgage Fund I, LLC, at December 31, 2005, appearing in this prospectus and Registration Statement has been audited by James J. Fuchs, CPA, independent auditor, as set forth in his report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of Mr. Fuchs as experts in accounting and auditing. The financial statements of Point Center Mortgage Fund I, LLC, at December 31, 2006, appearing in this prospectus and Registration Statement has been audited by David Allen Duner, CPA, independent auditor, as set forth in his report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of Mr. Duner as experts in accounting and auditing.

The balance sheet of Point Center Financial Inc., at December 31, 2005, appearing in this prospectus and Registration Statement has been audited by James J. Fuchs, CPA, independent auditor, as set forth in his report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of Mr. Fuchs as experts in accounting and auditing. The balance sheet of Point Center Financial Inc., at December 31, 2006, appearing in this prospectus and Registration Statement has been audited by David Allen Duner, CPA, independent auditor, as set forth in his report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of Mr. Duner as experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-118871) and accompanying exhibits, which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities and Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of our operations and to file with the Commission "sticker supplements" to this prospectus during the distribution period.

You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of this Offering has ended.

Our Internet website address is http://www.pcmortgagefund.com. We make available free of charge Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, as soon as reasonably practicable, after such material is electronically filed or furnished to the Commission.

We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through our Manager.

APPENDIX I

Prior Performance Tables

Set forth below are prior performance tables for National Financial Lending, LLC which is the only mortgage pool that our Manager has managed and it is the only program that it manages which has investment objectives that are substantially the same as ours.

The following table sets forth the type, number of loan originations and the dollar value of such loans placed by our Manager for National Financial Lending, LLC since 2002. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed and also includes industrial properties and churches. Residential loans include single family detached and attached, condominiums, and apartment buildings.

Type of Loan	Number of Loans	Amount of Loans	Percent of Loans Based on Number of Loans	Percent of Loans Based on Amount of Loans
Land Loans	74	$190,858,276	40.22%	48.99%
Construction	35	89,489,435	19.02%	22.97%
Commercial	62	74,436,005	33.70%	19.10%
Residential	13	34,840,851	7.06%	8.94%
TOTAL:	184	$389,624,567	100%	100%

The following table provides summary information as to the unit offering proceeds, offering expenses and investments of the offering proceeds of National Financial Lending, LLC:

Offering Period	Amount Raised	Total Offering & Organizational Expenses	Amount Available for Investment	Amount Actually Invested
7/26/02 - 12/31/02	$13,144,522	$0.00	$13,144,522	$13,144,522
1/1/03 - 12/31/03	37,248,099	0.00	37,248,099	37,248,099
1/1/04 - 12/31/04	65,343,106	0.00	65,343,106	65,343,106
1/1/05 - 12/31/05	74,134,946	0.00	74,134,946	74,134,946
1/1/06 - 12/31/06	45,441,545	0.00	45,441,545	45,441,545
TOTAL:	$235,312,218	$0.00	$235,312,218	$235,312,218

The following table provides summary information as to the unit offering proceeds, operating expenses and cash flows, fees and expenses paid to manager, and distributions paid to the investors of National Financial Lending, LLC:

Offering Period	Amount Raised	Amount Paid to Manager from Offering Proceeds	Operating Expenses Other than Fees Paid to Manager	Cash Flow from Operations Before Payments to Manager	Fees & Expenses Paid to Manager	Distributions to Investors (1)	Fees Paid from Distributions
7/26/02 - 12/31/02	$13,144,522	$0.00	$800	$445,629	$81,986	$390,440	$0.00
1/1/03 - 12/31/03	37,248,099	0.00	7,545	3,615,986	747,664	3,389,899	0.00
1/1/04 - 12/31/04	65,343,106	0.00	14,700	9,471,013	1,709,634	8,973,123	0.00
1/1/05 - 12/31/05	74,134,946	0.00	60,005	17,235,705	2,689,633	23,287,734	0.00
1/1/06 - 12/31/06	45,441,545	0.00	290,060	23,035,065	3,069,843	40,006,677	0.00
TOTALS	$235,312,218	$0.00	$373,110	$53,803,398	$8,298,760	$76,047,873	$0.00

(1)  100% of the funds distributed in excess of cash flow from operations represents a return of capital to investors and also includes redemption of LLC interests from investors. The source of distributions in excess of operating cash flow comes from principal repayments of loan assets that were not reinvested into new loans.

The following table provides summary information as to the gross revenues, operating expenses and cash flows; distributions to investors; and the portfolio value of National Financial Lending, LLC:

Offering Period	Gross Revenues	Operating Expenses Including Fees Paid to Manager	Cash Flow from Operations	Distributions to Investors (1)	Portfolio Value at Year End
7/26/02 - 12/31/02	$446,429	$82,786	$363,643	$390,440	$13,117,726
1/1/03 - 12/31/03	3,623,531	755,209	2,868,322	3,389,899	$49,844,249
1/1/04 - 12/31/04	9,485,713	1,724,334	7,761,379	8,973,123	$113,975,611
1/1/05 - 12/31/05	17,235,705	2,749,638	14,486,066	23,287,734	$179,308,888
1/1/06 - 12/31/06	23,035,065	3,359,903	19,675,162	40,006,677	$204,656,230
TOTALS	$53,826,443	$8,671,870	$45,154,572	$76,047,873

(1)  100% of the funds distributed in excess of cash flow from operations represents a return of capital to investors and also includes redemption of LLC interests from investors. The source of distributions in excess of operating cash flow comes from principal repayments of loan assets that were not reinvested into a new loans.

The following tables provide summary information as to the real properties acquired by National Financial Lending, LLC as a result of loan foreclosures during the past 3 years:

Name of Borrower:	Alward Trust	Pettro	KC Hotel

Location of Property Securing the Loan:	58960 - 58880 Van Dyke Road Washington Township, Michigan 48094	East 1860 South Street Provo, Utah 84606	7301 Tiffany Springs Road Kansas City, Missouri 64153

Type of Property:	Grocery Store and Strip Mall	Vacant Land Zoned For Industrial Use	Hotel

Gross Leasable Space:	70,964 square feet gross building area	51 developable acres	249 rooms 53,600 square feet

Date of Foreclosure/Acquisition:	10/22/04	02/28/05	04/26/05

Percentage of Ownership:	51%	30%	100%

Principal Balance of Mortgage on Foreclosure Date:	$1,756,950	$1,380,538	$2,000,000

Total Cash Expenditures:	$8,289	$22,028	$214,958

Date of Sale of Secured Property:	04/08/05	N/A	06/21/05

Amount Received from Sale:	$1,927,915	N/A	$2,550,000

Name of Borrower:	Calvary Christian Church	Crescent Capital	Gold Rush II

Location of Property Securing the Loan:	10530 Hartsook Street Houston, Texas 77304	13201 Military Road South Tukwila, Washington 98168	1830 Cobb Parkway South Marietta, Georgia 30060

Type of Property:	Church	Vacant Land	Night Club - Commercial

Gross Leasable Space:	19,108 square feet	N/A	22,192 square feet

Date of Foreclosure/ Acquisition:	02/06/06	03/24/06	09/05/06

Percentage of Ownership:	100%	100%	65.50%

Principal Balance of Mortgage on Foreclosure Date:	$870,144	$2,400,000	$2,552,650

Total Cash Expenditures:	$49,038	N/A	$214,521

Date of Sale of Secured Property:	N/A	N/A	N/A

Amount Received from Sale:	N/A	N/A	N/A

INDEX TO FINANCIAL STATEMENTS

POINT CENTER MORTGAGE FUND I, LLC:
Reports of Independent Certified Public Accountants for Point Center Mortgage Fund I, LLC	F-2
Unaudited Balance Sheet for the three months ended March 31, 2007 and Audited Balance Sheet for the year ended December 31, 2006	F-4
Unaudited Statement of Income and members Equity for the three months ended March 31, 2007 and Audited Statement of Income and Members Equity for the year ended December 31, 2006	F-5
Unaudited Statement of Cash Flows for the three months ended March 31, 2007 and Audited Statement of Cash Flows for the year ended December 31, 2006	F-6
Notes to Financial Statements	F-7

POINT CENTER FINANCIAL, INC.:
Report of Independent Certified Public Accountant for Point Center Financial, Inc.	F-12
Unaudited Balance Sheet for the three months ended March 31, 2007 and Audited Balance Sheet for the year ended December 31, 2006	F-13
Notes to Balance Sheet	F-15

DAVID ALLEN DUNER
Certified Public Accountant
www.DunerCPA.com
Telephone (949) 263-0030	18952 Mac Arthur Blvd.
FAX (949) 263-0037	Suite 400
E-Mail David@DunerCPA.COM	Irvine, California 92612
MEMBER OF
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Managing Member

Point Center Mortgage Fund I, LLC

We have audited the accompanying balance sheet of Point Center Mortgage Fund I, LLC (the “Fund”) (a Delaware limited liability company) as of December 31, 2006 and the related statements of income and changes in members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Point Center Mortgage Fund I, LLC as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ David Allen Duner, CPA
Irvine, California
February 6, 2007

JAMES J. FUCHS
Certified Public Accountant

Telephone: (714) 549-9544	1520 Nutmeg Place
FAX: (714) 549-2768	Suite 105
E-Mail: jjfuchs@earthlink.com	Costa Mesa, California 92626

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Managing Member

Point Center Mortgage Fund I, LLC

We have audited the accompanying balance sheet of Point Center Mortgage Fund I, LLC (the “Fund”) (a Delaware limited liability company) as of December 31, 2005. This balance sheet is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Point Center Mortgage Fund I, LLC as of December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ James J. Fuchs, CPA
Costa Mesa, California
February 24, 2006

FINANCIAL STATEMENTS AND NOTES

POINT CENTER MORTGAGE FUND I, LLC
BALANCE SHEET

	March 31	December 31,
	2007	2006	2005
ASSETS	(Unaudited)	(Audited)	(Audited)

CURRENT ASSETS
Cash in bank	$186,697	$43,743	$25,000
Interest receivable	168,436	103,698	-
Late charges receivable	1,658	-	-
Trust deed notes receivable	8,502,840	6,281,267	-

TOTAL CURRENT ASSETS	8,859,631	6,428,708	25,000

OTHER ASSET
Trust deed notes receivable	9,628,099	5,475,090	-

TOTAL ASSETS	$18,487,730	$11,903,798	$25,000

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITES
Accrued expenses	-	$17,000	-
Taxes payable	-	1,700	-
Late charges payable	829	-	-
Loan servicing fees payable	19,691	12,945	-
Management fees payable	15,411	9,924	-
Professional fees payable	9,000	-	-

TOTAL CURRENT LIABILITIES	44,931	41,569	-

MEMBERS' EQUITY - PER ACCOMPANYING STATEMENT	18,442,799	11,862,229	25,000

TOTAL LIABILITES AND MEMBERS' EQUITY	$18,487,730	$11,903,798	$25,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER MORTGAGE FUND I, LLC
STATEMENT OF INCOME AND CHANGES IN MEMBERS' EQUITY

	Three Months Ended March 31,		Years Ended December 31,
	2007 (Unaudited)	2006 (Unaudited)	2006 (Audited)	2005 (Audited)
REVENUE
Interest income	$455,394	$-	$360,966	$-
Late fee income	1,658	-	340	-

TOTAL REVENUE	457,052	-	361,306	-

OPERATING EXPENSES
Loan servicing fees	52,615	-	44,046	-
Management fees	40,799	-	37,620	-
Professional fees	5,638	-	27,000	-
California LLC gross receipts fee	-	-	900	-
California LLC franchise tax	-	-	800	-
Bank charges	420	-	1,510	-
Compliance cost	-	-	396	-

TOTAL OPERATING EXPENSES	99,472	-	112,272	-

NET INCOME	357,580	-	249,034	-

MEMBERS' EQUITY
Members' equity - Beginning of period	11,862,230	25,000	25,000	25,000
Capital contributions received	6,423,208	-	11,728,140	-
Capital liquidation distributions	(361,944)	-	-	-
Distributions declared	-	-	(296,030)	-
Distributions reinvested	161,725	-	156,085	-

MEMBERS' EQUITY - END OF PERIOD	$18,442.799	$25,000	$11,862,229	$25,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

SEE INDEPENDENT

POINT CENTER MORTGAGE FUND I, LLC
STATEMENT OF CASH FLOWS

	Three Months Ended March 31,		Years Ended December 31,
	2007 (Unaudited)	2006 (Unaudited)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$357,580	$-	$249,034	$-
Non-cash expenses, and revenues included in net income:
Increase in other current liabilities	3,362	-	-	-
Increase in other current assets	(66,395)	-	-	-
Adjustments to reconcile net income to net cash provided by operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	-	-	17,000	-
Increase in taxes payable	-	-	1,700	-
Increase in loan servicing fee payable	-	-	12,945	-
Increase in management fees payable	-	-	9,924	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	294,547	-	290,603	-

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in accrued interest receivable	-	-	(103,698)	-
Trust deed notes receivable - funded	(7,471,174)	-	(12,025,784)	-
Trust deed notes receivable - principal received	1,096,592	-	269,427	-

NET CASH USED IN INVESTING ACTIVITIES	(6,374,582)	-	(11,860,055)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions received from members'	6,423,208	-	11,728,140	-
Capital liquidation distributions to members'	(200,219)	-	-	-
Monthly distribution payments to members'	-	-	(139,945)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,222,989	-	11,588,195	-

NET INCREASE IN CASH	142,954	-	18,743	-

CASH BALANCE - BEGINNING OF PERIOD	43,743	25,000	25,000	25,000

CASH BALANCE - END OF PERIOD	$186,697	$25,000	$43,743	$25,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2007

NOTE 1 - ORGANIZATION

Point Center Mortgage Fund I, LLC (the “Fund”) was formed on July 14, 2004. The Fund was granted approval by the Securities and Exchange Commission to sell membership interests on February 3, 2006, and began operations on June 28, 2006.

The Fund was organized to engage in the business of raising funds from investors and investing those funds primarily in both commercial and residential loans. The loans are secured by deeds of trust on real property located throughout the United States of America. The investors become members of the LLC. The managing member of the Fund is Point Center Financial, Inc., a California corporation.

Term of the Fund - The term of the Fund will end on December 31, 2029, unless the members vote to extend the term.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of the statement of cash flows, cash includes all checking and savings accounts. The Fund’s cash balances often exceed federally-insured limits. However, the Fund has not experienced any losses and believes it is not exposed to any significant credit risk on its cash balances.

Investment in Trust Deed Notes Receivable - This account represents investments that are secured by trust deeds. Generally, loans require interest only payments with a balloon payment of the principal at maturity. The Fund has both the intent and ability to hold trust deeds until maturity and, therefore, loans are classified and accounted for as held for investment and are carried at the principal balance due (see note 4).

Reserve for Loan Losses - The Fund’s loan portfolio and the related accrued interest are analyzed on a continuous basis for recoverability. A reserve for loan losses is established based on management’s estimate of losses inherent and probable as of the balance sheet date. Management evaluates the adequacy of the reserve giving consideration to factors such as the value of the underlying collateral, current performance of the loans, extent and nature of delinquencies, credit characteristics of the portfolio, and the general economic environment.

Using historical experience and taking into consideration the factors above, the Manager estimates a reserve for loan losses, which is believed to be adequate for known and inherent losses in the portfolio of trust deed notes receivable. Provision for losses is charged to the statement of operations. Losses incurred on trust deeds are charged to the reserve (see note 5). Since its inception, the Fund has not written off any loans.

Interest Income - Interest income on loans is accrued by the effective interest method. Generally, interest and payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow. Interest income due and not received as of the balance sheet date is accrued.

Late Fee Income - Late fees are charged to borrowers when a payment is 10 days past its due date. Late fees are generally 10% of the payment due by the borrower. Late fee charges due and not received as of the balance sheet date are accrued.

Real Estate Held for Sale - In the event a trust deed note receivable goes into default, the Manager will commence foreclosure proceedings on behalf of and for the benefit of the Fund. If the collateral real estate is not acquired at a foreclosure sale by an outside purchaser, the real estate becomes the property of the Fund. This real estate will be considered held for sale and is stated at the lower of the recorded investment in the loan including foreclosure costs and expenses, accrued interest and late charges as of the date of the foreclosure sale (i.e. the acquisition date) or at the property’s estimated fair value. The Fund had no real estate held for sale at March 31, 2007.

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes - The Fund is a limited liability company for federal and state income tax purposes. Under the laws pertaining to income taxation of limited liability companies, no income tax is paid by the Fund as an entity. Each individual member reports on their income tax returns their distributive share of the Fund’s income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year.

NOTE 3 - FUND PROVISIONS

The Fund is a Delaware limited liability company. The rights, duties and powers of the members of the Fund are governed by the offering circular and the Delaware Limited Liability Company Act. The following description of the Fund’s offering circular provides only selected information. Members should refer to the Fund’s offering circular for a more complete description of the various provisions.

The Manager is in complete control of the Fund business, subject to the voting rights of the members on specified matters. The Manager has the power and authority to act for and bind the Fund.

Profits and Losses - Profits and losses accrued during any calendar month are allocated to the members in proportion to their capital accounts maintained throughout the month. Investors who become members of the Fund other than on the first day of a calendar month shall be allocated a proportionate share of the Fund’s profits or losses for that month reflecting the days during the month that the investor was a member.

Each month the Manager will distribute the Fund’s accrued net profits to the Members, to the extent that there is cash available and provided that the monthly distribution will not impact the continuing operation of the Fund.

Investors may elect to receive monthly cash distributions from the Fund in the amount of that Member’s share of cash available for distribution, or allow his or her distributions to be reinvested by purchasing additional Shares.

Member Withdrawal - The Fund will use its best efforts to redeem shares from Members that have (i) held said Shares for a period of at least twenty four months and (ii) have requested, in writing by certified mail two to three months prior to the Shares being redeemed. Any obligation of the Fund to repurchase Shares shall be subject to availability of cash for such purpose. In no event shall the Fund be obligated to sell any of its assets to raise cash to pay any portion of the repurchase price.

The amount that a withdrawing member will receive from the Fund is based on the withdrawing Member’s capital account as of the date of the withdrawal.

NOTE 4 - TRUST DEED NOTES RECEIVABLE

These consist of investments in primarily first trust deeds by the Fund. These trust deeds are secured by real estate and carry various interest rates ranging from 9.95% to 13.0%, with maturity dates ranging from one to five years.

The following is a schedule of the annual contractual maturity of the trust deed notes receivable:

	March 31, 2007	December 31, 2006
2007	$0	$6,281,267
2008	8,502,840	2,908,576
2009	6,178,388	388,955
2010	394,084	15,301
2011	21,051	2,162,258
2012	3,034,576	0
	$18,130,939	$11,756,357

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2007

NOTE 4 - TRUST DEED NOTES RECEIVABLE (CONTINUED)

It is the Fund’s experience that often times trust deed notes receivable are either extended or repaid before contractual maturity dates, or refinanced at maturity. Occasionally a loan may go into default and be repaid after the contractual maturity date.

NOTE 5 - RESERVE FOR LOSSES ON TRUST DEED NOTES RECEIVABLE

An analysis of the recoverability of specific loans in the Fund’s loan portfolio as of December 31, 2006 and March 31, 2007 is as follows:

The following loan was in default status as of December 31, 2006:

Loan # 205119 - DCP, LLC
Maturity Date - November 1, 2006
Last payment received - December 4, 2006
Principal balance due	$752,258
Interest receivable	6,183
Total Due at December 31, 2006	$758,441

Fair market value of collateral real estate	$1,557,470

Loan to value percentage	48.70%

On October 19, 2006, the Manager entered into a forbearance agreement on behalf of the Fund with the borrower, and has agreed to temporarily forbear from commencing foreclosure proceedings until January 1, 2007. The borrower paid off the balance of the loan on January 8, 2007.

As of March 31, 2007, there were no loans in default status.

Based on review of the above factors, management has determined that no specific reserve for loan loss on trust deed notes receivable is warranted at March 31, 2007.

NOTE 6 - RELATED PARTY TRANSACTIONS

Point Center Financial, Inc., a California corporation, is the Manager of the Fund. Point Center Financial, Inc. has the following related party transactions with Point Center Mortgage Fund I, LLC.

Point Center Financial, Inc. realizes the following types of compensation from the Fund:

Loan Servicing Fee - Represents servicing fees paid by the Fund to service the note, to protect the Company’s interest in and enforce its rights under the secured note, deed of trust and any other loan document and if necessary, to manage, refinance or sell the property. The monthly servicing fee is 0.125% (1.5% annually) of the outstanding principal amount of all loans being serviced, and is withheld from the monthly borrower payments. As of March 31, 2007, $52,615 of this fee has been incurred.

The Manager is entitled to receive 50% of any late charges, prepayment penalties and exit fees.

Conditional Annual Program Management Fee - An annual fee of 1% of the aggregate capital contributions will be paid monthly to the Manager out of available cash flow from the loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists. For the three months ended March 31, 2007, $40,799 of management fees has been incurred.

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2007

NOTE 6 - RELATED PARTY TRANSACTIONS (CONTINUED)

A brokerage fee of up to 3% of proceeds received upon the resale of any property acquired through foreclosure will be paid to the Manager where it substantially contributes to the sale.

The Manager will pay and will not be reimbursed by the Fund for any general or administrative overhead expenses, such as labor, rent, supplies, etc. it incurs in connection with managing the operations of the Fund.

Loan Extension Fees and Forbearance Agreement Fees - Where the Manager, in its best judgment, enters into an agreement with the borrower to extend the maturity date of a loan or forebear foreclosure on a loan, the Manager is paid a fee by the borrower. The Manager retains 100% of all loan extension fees and forbearance fees received from borrowers.

The Fund will bear the following costs:

California franchise tax and the California limited liability company gross receipts fee.

Legal, accounting, and tax preparation fees.

Annual bond fee for the California Finance Lender license.

Organizational and offering costs have been paid by the Manager of the Fund. The Manager waives its rights to recover such expenses at a later time. As of March 31, 2007, the Manager has paid $263,376 for organization costs and $734,257 for offering costs.

Point Center Financial, Inc., the Manager, had 0.1437% ownership interest in the Fund as of March 31, 2007.

NOTE 7 - LOAN CONCENTRATIONS AND CHARACTERISTICS

At March 31, 2007, there were 25 secured loans outstanding with the following characteristics:

Number of secured loans outstanding	25

Total secured loans outstanding	$18,130,939

Largest secured loan outstanding	$3,071,450

Largest secured loan as a percent of the total	16.94%

U.S. state collateral real estate is located in	Arizona California Connecticut Florida Georgia Indiana Michigan	North Carolina New York Tennessee Texas Utah Virginia

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2007

NOTE 7 - LOAN CONCENTRATIONS AND CHARACTERISTICS (CONTINUED)

The following categories of secured loans were held at March 31, 2007:

First trust deeds	$18,130,939

Second trust deeds	0

The following types of loans were held at March 31, 2007:

Vacant Land	$6,681,460

Commercial	6,011,350

Construction	5,438,129

Residential	0

DAVID ALLEN DUNER
Certified Public Accountant
Telephone (949) 263-0030	18952 Mac Arthur Blvd.
FAX (949) 263-0037	Suite 400
E-Mail David@DunerCPA.com	Irvine, California 92612
MEMBER OF
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Board of Directors and Stockholder

Point Center Financial, Inc.

We have audited the accompanying balance sheet of Point Center Financial, Inc. (the “Company”) as of December 31, 2006. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Point Center Financial, Inc. as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ David A. Duner, CPA
Irvine, California
March 1, 2007

POINT CENTER FINANCIAL, INC.
BALANCE SHEET

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

	MARCH 31, 2007 (Unaudited)	DECEMBER 31, 2006 (Audited)
ASSETS

CURRENT ASSETS
Cash - operating accounts	$51,014	$525,413
Cash - collateral for Commercial Paper Program (Note 3)	146,389	22,919
Cash - collateral for Mortgage Note Program (Note 3)	283,891	318,886
Prepaid California corporate tax	17,680	45,211
Prepaid expense	80,543	110,747
Advances to borrowers	858,211	656,337
Interest receivable - Trust Deeds - other	192,836	661,185
Interest receivable - Trust Deeds - Commercial Paper Program (Note 3)	1,167,584	1,113,542
Interest receivable - Trust Deeds - Mortgage Note Program (Note 3)	1,084,434	1,167,137
Trust deed notes receivable, net of unearned commission
income of $534,352 (Note 2)	20,164,816	18,339,900

TOTAL CURRENT ASSETS	$24,047,398	$22,961,277

PROPERTY AND EQUIPMENT
Property and equipment, net of accumulated depreciation
of $1,595,887 (Note 5)	16,418,203	7,198,253

OTHER ASSETS
Trust deed notes receivable, net of unearned commission
income of $175,129 (Note 2)	17,394,829	23,840,852
Real Estate - Land, collateral for Mortgage Note Program (Notes 3 & 4)	1,955,360	-
Real Estate - Land, collateral for Commercial Note Program (Notes 3 & 4)	1,564,640	-
Investment in National Financial Lending, LLC (Note 13)	19,192	18,614
Investment in Point Center Mortgage Fund I, LLC (Note 13)	25,870	26,479
Investment in Park Scottsdale, LLC (Note 13)	835,722	835,722
Deposit (Note 14)	81,600	219,531

TOTAL OTHER ASSETS	21,877,213	24,941,198

TOTAL ASSETS	$62,342,814	$55,100,728

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
BALANCE SHEET (CONTINUED)

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

LIABILITIES AND STOCKHOLDER'S EQUITY

	MARCH 31, 2007 (Unaudited)	DECEMBER 31, 2006 (Audited)
CURRENT LIABILITIES
Accounts payable	$326,010	$583,208
Capital lease payable - IBM (Note 16)	163,795	189,060
Secured line of credit payable - Pacific Mercantile Bank (Note 7)	5,000,000	5,000,000
Secured line of credit payable - Pacific Mercantile Bank (Note 7)	5,000,000	5,000,000
Secured equipment loan - Pacific Mercantile Bank (Note 8)	1,000,000	1,000,000
Certificates issued - Commercial Paper Program (Note 3)	13,532,509	13,276,481
Certificates issued - Mortgage Note Program (Note 3)	20,253,496	14,999,346
Interest payable	259,807	8,490
Current portion of loan payable (Note 9)	206,012	-
Deferred state corporate income tax (Note 13)	4,157	26,888

TOTAL CURRENT LIABILITIES	$45,745,786	$40,083,473

LONG-TERM LIABILITIES
Certificates issued - Mortgage Note Program (Note 3)	5,462,890	8,663,228
Capital lease payable - IBM (Note 16)	179,815	193,168
Loan payable - GE (Note 9)	9,024,988
Secured equipment loan - Pacific Mercantile Bank (Note 8)	899,999	1,000,000
Deferred state corporate income tax (Note 13)	-	4,460

TOTAL LONG-TERM LIABILITIES	15,567,692	9,860,856

STOCKHOLDER'S EQUITY
Common stock, no par value; 10,000 shares
authorized; 1,000 shares issued and outstanding	500	500
Retained earnings	1,028,836	5,155,899

TOTAL STOCKHOLDER'S EQUITY	1,029,336	5,156,399

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$62,342,814	$55,100,728

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Point Center Financial, Inc. (the “Company”) was formed on August 10, 1979, and is located in San Juan Capistrano, California. It is a California corporation that is licensed to do business as a California finance lender and real estate broker in the state of California. Additionally, the Company obtained a Mortgage Banking license in the State of Arizona in November 2006. The Company solicits investors and borrowers for loans secured by liens on real property. The Company arranges, negotiates, processes and consummates loan transactions, and thereafter, services the loans on behalf of the investors.

Use of Estimates - The preparation of the balance sheet in conformity with generally accepted accounting principles accepted in the United States of America, requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash in Bank - Cash in bank consists of funds in the operating accounts. As of March 31, 2007, there were no other liquid cash equivalents.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful life of the assets. Expenditures for additions, major renewals and betterments are capitalized, expenditures for maintenance and repairs are charged to earnings as incurred.

Commission Income - Represents the fees incurred by the borrower for the Company to broker the loan. This amount is usually 2% - 10% of the loan and is earned and recorded at the close of escrow.

In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, when the Company is the lender on a particular trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income results in an increase in the yield on the loan.

Loan Servicing Fees - Represents servicing fees charged by the Company to service the notes, to protect the lenders interest in and enforce their rights under the secured notes, deeds of trust and any other loan documents and if necessary, to manage, refinance or sell the property. The servicing fee is calculated upon the unpaid principal loan amount at the end of each month and is recognized as income when received.

Interest Income - Interest income on trust deed notes receivable is accrued by the effective interest method. Generally, interest and payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow. See note regarding commission income above.

Loan Origination Costs - The direct costs of brokering a loan such as commission expense paid to sales agents and referral fees are paid and expensed after the closing of the loan.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risks are as follows:

The Company has a concentration of credit risk with respect to trust deed notes receivable since the majority of the related real estate securing each trust deed is located in the state of California.

The Company maintains its cash balances at one financial institution, and the balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income tax on its taxable income. However, it does pay California Franchise Tax.

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation - The accompanying financial statements includes an investment in three limited liability companies. The equity method of accounting is used since the investments give the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has ownership interest in the voting stock of the investee between 20% and 50%, although other factors are also considered in determining whether the equity method of accounting is appropriate.

The Company has a .01% ownership interest in National Financial Lending, LLC. The Company reports this investment using the equity method of accounting, and does not consolidate due to lack of control and significant influence of ownership. It is anticipated that that the Company’s ownership percentage will continue to be minimal and immaterial to the financial results of the Company.

The Company has a .14% ownership interest in Point Center Mortgage Fund I, LLC. The Company reports this investment using the equity method of accounting, and does not consolidate due to lack of control and significant influence of ownership. It is anticipated that that the Company’s ownership percentage will continue to be minimal and immaterial to the financial results of the Company.

The Company has a 22.38% ownership interest in Park Scottsdale, LLC. The Company reports this investment using the equity method of accounting, and does not consolidate due to the Company not having controlling financial interest or a variable interest in the entity. Controlling financial interest occurs when investors own more that 50% of the entity’s voting interest. Variable interest applies when the investor owns less than 50% of the entity, has equity investment at risk that is insufficient to finance the activities, lack decision making rights, parties other than investor have the obligation to absorb expected losses, parties other than the investor have the right to receive residual returns and the entity was established with non-substantive voting rights.

NOTE 2 - TRUST DEED NOTES RECEIVABLE

These accounts represent investments that are secured by trust deeds. Generally, all loans require interest only payments with a balloon payment of the principal at maturity.

These trust deed notes receivable carry various stated interest rates ranging from 9.95% to 13.95%, with maturity dates ranging from one to eight years.  After adjusting for SFAS 91 (Statement of Financial Accounting Standard) (see Note 1 regarding Commission Income) the effective yield on these trust deeds is 12.95% to 16.95%.

Trust deed notes receivable at March 31, 2007 are comprised of the following:

	Current Maturities (Current Assets)	Long-Term Maturities (Other Assets)

Collateral for Commercial Paper Program (Note 3)	$4,414,166	$7,111,340

Collateral for Mortgage Note Program (Note 3)	14,005,002	9,016,618

Other	2,280,000	1,442,000

	20,699,168	17,569,958

Less: Unearned commission income on above trust deed notes receivable	534,352	175,129

Total	$20,164,816	$17,394,829

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 2 - TRUST DEED NOTES RECEIVABLE (CONTINUED)

The following is a schedule of contractual maturities of investments in trust deed notes receivable as of March 31, 2007:

Period ended March 31	Commercial Paper Program	Mortgage Note Program	Trust Deeds Other
2008	$4,414,166	$14,005,002	$2,280,000
2009	7,111,340	4,282,431	0
2010	0	4,196,488	1,442,000
2011	0	398,180	0
Thereafter	0	139,519	0
	$11,525,506	$23,021,620	$3,722,000

Because of the possibility of the need to assign trust deed notes receivable and convert them to cash in order to meet the current maturities of the Asset Backed Commercial Paper Program and Mortgage Note Program (see Note 3), the Company considers these investments in mortgage loans to be classified as investments that are held as available for sale. Therefore the investments in mortgage loans are carried at their current fair value in accordance with the FASB Statement 115, “Accounting for Certain Debt and Equity Securities.”

Generally, when the Company assigns a loan to a third party lender, the transfer is recorded at face value (principal balance). Therefore, the Company in most cases will not recognize a gain or loss on the transfer of loans.

The investments in mortgage loans will continue to be divided between current assets and non-current assets based on the contractual maturity of each note because it is reasonable that the Company will use other means available to meet its current maturities prior to assigning its mortgage loans (see Note 3).

It is the Company’s experience that often times trust deed notes receivable are either extended or repaid before contractual maturity dates, refinanced at maturity or may go into default and not be repaid by the contractual maturity dates.

On an ongoing basis, the Company evaluates its portfolio of mortgage loans and determines whether an adjustment is necessary to reflect a change in value. Unrealized holding gains and losses are reported as a separate component of stockholders equity as Other Comprehensive Income. Realized gains and losses if incurred would be included in earnings.

The following loans in the Mortgage Note Program (see note 3) were in default status as of March 31, 2007:

Borrower	Maturity Date	Principal Balance Due	Interest Receivable	Total	Fair Market Value of Collateral	Loan To Value Percent	Comment
US Land & Cattle	1/1/2006	$199,200	$2,510	$201,710	$312,000	64.70%	Bankruptcy
Accredited Medical	2/1/2007	50,193	2,771	52,964	101,400	52.20%	Bankruptcy
Buckeye Pacific	1/1/2008	501,419	20,893	522,312	786,875	66.70%	Bankruptcy
New Word of Faith	9/1/2011	139,519	3,488	143,007	215,000	66.50%	Foreclosure
Sandpiper Resorts	9/1/2006	512,686	30,761	543,447	804,960	67.50%	Bankruptcy

		$1,403,017	$60,423	$1,463,440	$2,220,235

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 2 - TRUST DEED NOTES RECEIVABLE (CONTINUED)

Based on review of the above factors, management has determined that no reserve for unrealized losses is warranted at March 31, 2007.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE NOTE PROGRAM

Point Center Financial, Inc. offers the “Asset-Backed Commercial Paper Program” for investors who desire a short term, fixed income investment, and the “Mortgage Note Program” for investors who desire an intermediate term, fixed income investment. Investors purchase certificates from the Company for a specified period of time with a fixed rate of return. The “Asset-Backed Commercial Paper Program” offers terms ranging from three months to nine months, with interest rates ranging from 5.5% to 6.5%, and the “Mortgage Note Program” offers terms ranging from one year to four years, with interest rates ranging from 7.5% to 8.5%.

Each certificate is secured by a collateral assignment of the Company’s beneficial interest in a pool of mortgage loans that are secured by deeds of trust, originated by the Company, and it is an absolute obligation of the Company regardless of the success of the collateral pool of loans.

Pacific Mercantile Bank, a national banking association, is the appointed custodian acting on behalf of the investors as the assignee, for security purposes only, of the collateral pool of loans that secures each program.

All proceeds from the sale of these certificates to investors and monthly principal and interest collections are deposited directly into a segregated account at Pacific Mercantile Bank. Investors may choose to reinvest the interest earned or have the interest paid to them on a monthly basis. The entire principal amount of the investment will be due and payable in full in a single final payment on the stated maturity date set forth in the certificate.

The outstanding balance of the certificates owed by the Company will bear a lower average interest rate, and in most cases will have earlier maturity dates than the loans in the collateral pool. If necessary, the Company has the ability to convert other trust deed receivables into cash in order to satisfy this liquidity need.

The Company’s aggregate liability under both programs may be equal to, but no greater than, the sum of the current balance of unpaid principal and interest due on the underlying pool of collateralized trust deeds receivable (which are pledged as collateral security therefore) plus the cash balance of the collateral bank account.

The certificates are currently being offered and sold only to residents of the state of California pursuant to a permit granted by the California Commissioner of Corporations.

The following is a schedule of the balances of the related accounts as of March 31, 2007 for each program.

	Commercial Paper Program	Mortgage Note Program
Cash in bank	$146,389	$283,891
Interest receivable	1,167,584	1,084,434
Real Estate - Land	1,564,640	1,955,360
Trust deed notes receivable - current	4,414,166	14,005,002
Trust deed notes receivable - long term	7,111,340	9,016,618

Total	$14,404,119	$26,345,305

Certificates issued	$13,532,509	$25,716,386

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE NOTE PROGRAM (CONTINUED)

The following is a schedule of maturities for certificates issued for the related program as of March 31, 2007:

	Commercial Paper Program	Mortgage Note Program

2008	$13,532,509	$20,253,496
2009	0	1,962,247
2010	0	3,202,922
2011	0	297,721
	$13,532,509	$25,716,386

The Company recognizes that there will be times when the amount of the current portion of the trust deeds receivable in the collateral pool (due within 12 months) is less than the amount of the current portion of program certificates payable (due within 12 months).

Management has the ability to address this situation by:

1.	Maintaining a sufficient cash balance to meet monthly maturities,
2.	Maintaining an open line of credit with its financial institution in excess of its monthly working capital needs,
3.	Ability to assign existing trust deed note receivables to other lenders,
4.	Using cash flow generated from normal business operations, and
5.	The issuance of new certificates or the renewal of maturing certificates.

Due to the above sources of funds, the Company believes it has the ability to meet existing and future maturities (see Note 2 - Trust Deed Notes Receivable).

NOTE 4 - LOSS FROM IMPAIRMENT OF VALUE OF ASSET

On February 5, 2007, the Company acquired a parcel of real estate as a result of a foreclosure on two trust deed notes receivable. The principal balances of the trust deed notes receivable on the date of the foreclosure were $4,500,000. In addition, the Company had advanced fees prior to the foreclosure in the amount of $91,404. Therefore the total cost basis in the related trust deed notes receivable was $4,591,404. The collateral real estate had an appraised value of $3,520,000 on the date of the foreclosure. The Company has recorded a loss from the impairment in the value of the real estate in the amount of $1,071,404.

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment are as follows at March 31, 2007:

Furniture & fixtures	$214,390
Automotive equipment	117,973
Machinery & equipment	15,854,403
Leasehold improvements	1,827,324
18,014,090
Less accumulated depreciation	(1,595,887)
Net property and equipment	$16,418,203

Depreciation expense for the three months ended March 31, 2007 was $ 390,940.

NOTE 6 - EMPLOYEE BENEFIT PLAN

In 2005, the Company established a 401(k) savings plan for the benefit of its employees. The plan allows employees to make contributions from their compensation on a tax-deferred basis. The plan also permits the Company to make additional discretionary contributions. For the three months ended March 31, 2007, no amounts were contributed to the plan by the Company.

NOTE 7 - LINES OF CREDIT

The Company has two revolving lines of credit.

Under the first agreement with Pacific Mercantile Bank, the Company can borrow advances up to a total of $5,000,000. This line of credit is secured by the personal assets of the stockholder and matures on December 4, 2007. The interest rate on the line of credit is subject to change from time to time based on the changes to an independent index known as The Wall Street Journal Prime Rate minus .5%, currently at 7.75%. At March 31, 2007, the outstanding principal balance due was $5,000,000.

Under the second agreement with Pacific Mercantile Bank, the Company can borrow advances up to a total of $5,000,000. This line of credit is secured by the assets of the Company and matures on June 27, 2007. The interest rate on the line of credit is subject to change from time to time based on the changes to an independent index known as The Wall Street Journal Prime Rate, currently at 8.25%. At March 31, 2007, the outstanding principal balance due was $5,000,000.

NOTE 8 - EQUIPMENT LOAN

The Company has an equipment loan with Pacific Mercantile Bank. The Company can borrow advances up to a total of $2,000,000. This loan is secured by the assets of the Company and matures on December 31, 2008. The interest rate on the loan is subject to change from time to time based on the changes to an independent index known as The Wall Street Journal Prime Rate, currently at 8.25%. At March 31, 2007, the outstanding principal balance due was $1,899,999.

The scheduled maturity dates of the equipment loan as of March 31, 2007 are as follows:

Period ended March 31,	Amount
2008	$1,000,000
2009	899,999

$1,899,999

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 9 - LOAN PAYABLE - GE

The Company has an equipment loan with General Electric Capital Corporation. This loan is secured by the related equipment and matures on December 31, 2013. The loan includes monthly payments in the amount of $65,902, including interest at 6.40% per annum. At March 31, 2007, the outstanding principal balance due was $9,231,000.

The scheduled maturity dates of the loan as of March 31, 2007 are as follows:

Period ended March 31,	Amount

2008	$206,012

2009	219,590

2010	234,064

2011	249,491

Thereafter	8,321,843

$9,231,000

NOTE 10 - FACILITY LEASE

On May 18, 2004, the Company entered into a new five-year facility lease agreement that included an additional storage unit. Rent expense for the three months ended March 31, 2007 was $121,699. The future minimum obligations under this lease are as follows:

Period ended March 31,	Amount

2008	$374,568

2009	383,043

Total	$757,611

NOTE 11 - RECENT ACCOUNTING PRONOUNCEMENTS

EITF 03-16 - In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus regarding Issue No. 03-16, “Accounting for Investments in Limited Liability Companies” (“EITF 03-16”). EITF 03-16 requires investments in limited liability companies (“LLC”) that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, “Accounting for Investments in Real Estate Ventures.” Investors would be required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under Accounting Principles Board (“APB”) No. 18, “The Equity Method of Accounting for Investments in Common Stock.” EITF 03-16 is effective for the first period beginning after June 15, 2004. The Company is accounting for it’s investment at amortized cost and the results of conforming to this EITF would be immaterial to the Company’s financial statements.

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 12 - OTHER LEASE OBLIGATIONS

During 2003, the Company entered into various operating leases on equipment that will expire on August 15, 2008. Rent expense under these operating leases for the three months ended March 31, 2007 was $31,969. Minimum future rental payments under these leases are as follows:

Period ended March 31,	Amount

2008	$28,697

2009	7,923

$36,620

NOTE 13 - RELATED PARTY TRANSACTIONS

Investments in LLCs:

The Company is the managing member of National Financial Lending, LLC, Point Center Mortgage Fund I, LLC and Park Scottsdale, LLC. National Financial Lending, LLC and Point Center Mortgage Fund I, LLC were formed to raise funds from investors to fund real estate loans. Park Scottsdale, LLC was formed to raise funds for real estate development. At March 31, 2007, the Company’s ownership interest in National Financial Lending, LLC, Point Center Mortgage Fund I, LLC and Park Scottsdale, LLC .was .01%, .14% and 22.38%, respectively. (See Note 1 - Summary of Significant Accounting Policies - Principles of Consolidation.)

Rent Expense:

The Company leases two commercial properties from its sole stockholder and uses the warehouses for printing and production activities. Monthly rent in the amount of $2,250 and $27,000 is paid to the stockholder on a month-to-month lease and a fifteen year lease, respectively. In addition, the Company is responsible for utilities, repair, and maintenance costs. Lease and operating expenses paid for the three months ended March 31, 2007 were $87,017.

NOTE 14 - DEPOSIT

Deposit consists of a security deposit on the Company’s main office facility in the amount of $37,030 and equipment purchase in the amount of $44,570.

NOTE 15 - PROVISION FOR INCOME TAXES

The Company’s deferred taxes represent the California income tax effects of temporary differences between financial statement and income tax reporting. These differences principally result from using the accelerated depreciation method for income tax purposes and the straight line method for the financial statements.

For the three months ended March 31, 2007, the provision for income taxes consists of the following:

	Current	Deferred	Total
California	$800	$(449)	$351

The expected tax benefit of $12,808 (computed by applying the California S-Corporation tax rate of 1.5% to the net loss before taxes) differs from the actual tax of $351 because of the non-deductibility of 50% of meals and entertainment expense.

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
MARCH 31, 2007

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN
POINT CENTER FINANCIAL, INC.

NOTE 15 - PROVISION FOR INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the net deferred tax liability at March 31, 2007 are as follows:

Deferred tax asset	$0

Deferred tax liabilities:

Property and equipment	(4,157)

Net deferred liability	$(4,157)

NOTE 16 - CAPITAL LEASE OBLIGATION - IBM

The Company has entered into a capital lease agreement, effective January 2005, with IBM to purchase various printing equipment. The lease is payable in 48 monthly payments of $15,755 and expires in March 2009. At March 31, 2007, the equipment is carried at a cost of $633,656 less accumulated depreciation of $181,045.

The related future minimum lease payments under this capital lease obligation are as follows:

Period ended March 31,	Amount

2008	$189,060

2009	189,060

Total	378,120

Less amount representing interest at 9.36%	(34,510)

Present value of minimum lease payments	$343,610

Exhibit A

OPERATING AGREEMENT
OF
POINT CENTER MORTGAGE FUND I, LLC
(a Delaware Limited Liability Company)

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of February, 2006, by and among (i) Point Center Financial, Inc., a California corporation (the “Manager” and, in its capacity as a member of the Company, the “Initial Member”); and (ii) the individuals or entities listed on the various Exhibit A’s attached hereto from time to time, as they may be amended, modified or supplemented from time to time (hereinafter collectively referred to, together with the Initial Member, as the “Members”).

WITNESSETH

WHEREAS, the Members desire to enter into an Operating Agreement to govern the Company’s operations;

NOW, WHEREFORE, in consideration of the mutual promises and obligations set forth herein, and with the intent of being legally bound, the parties hereto hereby agree as follows:

ARTICLE 1.

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

1.1 Formation of Limited Liability Company. This Agreement is made and entered into by and among the Members of Point Center Mortgage Fund I, LLC, a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101 et seq. (the “Act”) and the laws of the State of Delaware. The Company was formed upon the execution and filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware, setting forth the information required by Section 18-201 of the Act.

1.2 Name.    The name of the Company is Point Center Mortgage Fund I, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Manager may from time to time determine.

Section 1.3 Trade Name Affidavits.    The Manager shall file such trade or fictitious name affidavits and other certificates as may be necessary or desirable in connection with the formation, existence and operation of the Company (including those filings required in any jurisdiction where the Company owns property).

Section 1.4 Principal Place of Business.    The principal place of business of the Company shall be 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, or at such other place as the Manager may from time to time deem advisable.

1.5 Registered Office and Registered Agent.    The initial registered office of the Company in Delaware shall be National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901. The registered office and registered agent in Delaware may be changed by the Manager from time to time pursuant to the Act.

1.6 Foreign Qualification.    The Manager shall apply for authority to transact business in those jurisdictions where the Company is required to do so. The Company shall file such other certificates and instruments as may be necessary or desirable in connection with its formation, existence and operation, all as determined by the Manager.

1.7 Purposes.    The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement; and will enter into, make, and perform all contracts and other undertakings, and will engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

1.8 Term of Existence.    The Company’s existence began on July 14, 2004 and will continue until December 31, 2029, unless earlier terminated under the provisions of this Agreement or by operation of law. The holders of a Majority may extend the term of the Company.

1.9 Power of Attorney.    Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) This Agreement, the certificate of formation, as well as any and all amendments thereto required under the laws of the State of Delaware or of any other state, or which the Manager deems advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

1.10    Nature of Power of Attorney.    The grant of authority in Section 1.9:

(a)   Is a special power of attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

(b)   May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(c)   Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the special power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

1.11    Defined Terms.    The terms used in this Agreement shall have the meanings specified in this Section 1.11 unless otherwise expressly provided herein or required by law.

(a)   ”Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

(b)   ”Administrator” shall mean the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

(c)   ”Affiliate” Affiliate means, for any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

(d)   ”Agreement” shall mean this Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time.

(e)   ”Applicable Rate” means the interest rate which is the lesser of (i) the rate of interest publicly announced from time to time by Bank of America NT &SA, or its successor, as the “Reference Rate,” plus five percent (5%) per annum, compounded quarterly, or (ii) the maximum rate of interest then permitted under applicable law.

(f)    ”Bankruptcy” shall mean with respect to a Member, being the subject of an order for relief under Title 11 of the United States Code, or any successor statute or other statute in any foreign jurisdiction having like import or effect.

(g)   ”Capital Account” of a Member shall have the meaning set forth in Section 2.3.

(h)   ”Capital Contribution” shall mean the total investment and contribution to the capital of the Company made by a Member in exchange for Units issued by the Company (not including any deemed contribution for additional Units by Members participating in the Plan).

(i)    ”Capital Transaction” shall mean (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

(j)    ”Cash Flow” shall mean cash funds provided from operations (other than Net Proceeds) including without limitation, interest, points, late charges, penalty interest, prepayment penalties, exit fees and penalties, revenue participations, participations in property appreciation, and interest or dividends from interim investments paid to the Company, after deducting cash funds used to pay general Company expenses (including fees payable to the Manager) and debt payments.

(k)   ”Code” shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

(l)    ”Commitment” shall mean, with respect to each Member, the total amount of capital that such Member has committed to contribute as reflected on the various Exhibit A’s (including any amounts deemed to be contributed for additional Units by a Member who participates in the Plan).

(m)  ”Deed(s) of Trust” shall mean the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

(n)   ”Economic Interest” shall mean a Person’s right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company , but excludes any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

(o)   ”Fiscal Year” shall mean, subject to the provisions of Section 706 of the Code and Section 9.6(a), (i) the period commencing on the date of formation of the Company and ending on December 31, 2004; (ii) any subsequent 12-month period commencing on January 1 and ending on December 31; (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12; and (iv) such other fiscal year required by the Code or Treasury Regulations.

(p)   ”Gross Asset Value” shall mean, for any Company asset, the following:

(1)   The initial Gross Asset Value of any Company asset contributed to the Company by a Member shall be an amount equal to the fair market value of the asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager. The initial Gross Asset Value of assets purchased by the Company shall be equal to their cost basis as determined under generally accepted accounting principles; and

(2)   The Gross Asset Values of all Company assets may be adjusted, in the sole discretion of the Manager, to equal their respective fair market values (i) upon the distribution to a Member by the Company of more than a de minimis amount of Company assets, unless all Members simultaneously receive a pro rata share of such distributions, (ii) upon the issuance of new or additional units (other than pro rata to all the Members), and (iv) upon such other events as shall be determined by the Manager in its discretion.

(q)   ”Interest” in the Company shall mean a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

(r)   ”Majority” shall mean any group of Members who together hold a majority of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

(s)   ”Manager” shall mean Point Center Financial, Inc., or any successor thereto pursuant to the terms hereof. For greater certainty, Point Center Financial, Inc., in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

(t)    ”Members” means (i) the Manager; (ii) the individuals or entities owning Units listed on Exhibit A attached hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, (iii) a transferee of Units of the Company, unless the instruments through which the Units were transferred to such transferee did not also convey the transferor’s status as a Member with respect to such Units; and (iv) all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a “Member” means any one of the Members.

(u)   ”Mortgage Investment(s)” shall mean the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

(v)   ”Mortgage Loans” shall mean investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

(w)   ”Net Income Available for Distribution” means Cash Flow less amounts set aside for creation or restoration of reserves during the month; provided that Net Income Available for Distribution shall not exceed the amount of cash on hand.

(x)   ”Net Proceeds” means the net proceeds (or deemed net proceeds) from any Capital Transaction.

(y)   ”Noncontributing Member” shall have the meaning set forth in Section 2.5(a) below.

(z) ”Offering” shall mean the offer and sale of Units of the Company made under the Prospectus.

(aa) ”Operating Loan” shall have the meaning set forth in Section 2.6 below.

(bb) ”Organization and Offering Expenses” shall mean those expenses incurred in connection with the Offering of Units of the Company pursuant to the Prospectus and paid or owed to a unrelated third party. Such Organization and Offering Expenses include fees paid to attorneys, brokers, accountants, and any other charges incurred in connection with the Offering pursuant to the Company’s Prospectus.

(cc) ”Person” shall mean an individual, partnership, limited liability company, corporation, joint venture, trust, business trust, association, or similar entity and the heirs, executors, legal representatives, successors and assigns of such individual or entity where the context requires.

(dd) ”Percentage Interest” for each Member shall be as set forth on the applicable Exhibit A, as amended from time to time by the Manager in a manner consistent with the terms of this Agreement to reflect changes in the Members’ Percentage Interests. Except as otherwise provided herein, the Percentage Interest of each Member at any particular time shall be the ratio number of Units owned by the Member divided by the total outstanding Units.

(ee)  ”Profits and Losses” shall mean for each Fiscal Year or any other period, an amount equal to the net income or loss of the Company for the Fiscal Year or other given period, determined in accordance with generally accepted accounting principles (except to the extent otherwise determined by the Manager). If the Gross Asset Value of an asset is adjusted pursuant to this Agreement, the adjusted Gross Asset Value, rather than the previous book value shall be utilized thereafter in determining subsequent Profits and Losses allocable among the Members.

(ff) ”Prospectus” shall mean the prospectus that forms a part of the Registration Statement on Form S-11 to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

(gg) ”Real Property” shall mean and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

(hh)   ”Regulations” shall mean, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

(ii) ”Subscription Agreement” shall mean the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

(jj)   ”Substituted Contributions” shall have the meaning set forth in Section 2.5(a) below.

(kk) ”Transfer” means to create, directly or indirectly, a mortgage, pledge, assignment, lien, security interest, charge or other encumbrance on property or an interest therein, including without limitation the Units hereunder, for purposes of security, or to consummate, or agree to consummate, directly or indirectly, a sale, assignment, transfer or other disposition of property or an interest therein, including without limitation the Units hereunder, voluntarily, involuntarily or by operation of law (including transfers made by devise or intestate succession, transfers made pursuant to bankruptcy or reorganization and transfers made pursuant to a divorce or marital dissolution).

(ll) ”Units” shall mean the units of equity in the Company evidencing the Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) otherwise issued pursuant to the terms of this Agreement.

1.12    Controlling Instruments.    The rights and the liabilities of the Members and the Manager shall be determined pursuant to the Act and this Agreement. To the extent that the rights or liabilities of any Member or the Manager are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act, such provisions of the Act will control.

ARTICLE 2
MEMBERS, MEMBERSHIP INTERESTS

2.1    Names, Addresses and Percentage Interests of Members.    The respective names and addresses of the Members, the number of Units held by them, their various Percentage Interests, the requirements of the Members to make Capital Contributions, and various other matters that may vary from Member to Member are set forth on Exhibit A attached hereto and incorporated herein from time to time, as such may be modified, amended or supplemented from time to time. Exhibit A may designate certain provisions or aspects that may differ from the provisions of this Agreement. In the event of any conflict or difference between the provisions of this Agreement and the provisions of any separate Exhibit A , the provisions of such separate Exhibit A shall control. The Members acknowledge that the Percentage Interests of the Members, as set forth in any Exhibit A attached hereto from time to time, may be modified pursuant to the provisions of this Agreement or pursuant to any provisions in the applicable Exhibit A.

2.2    Allocations.

Subject to all of the provisions of this Agreement and the applicable Exhibits, items of Profit and Loss of the Company shall be allocated as determined by the Manager, in the accounting period in which such items shall accrue.

2.3    Capital Accounts.    A separate capital account (a “Capital Account”) shall be maintained for each Member. Each Member’s Capital Account shall be

(a)   increased by:

(i)    the amount of money contributed by the Member to the Company,

(ii)   the fair market value of any property contributed by the Member to the Company (net of any liabilities secured by such contributed property that the Company assumes or takes subject to), and

(iii)  allocations of Profit to the Member; and

(b)   and shall be decreased by:

(i)    the amount of money distributed to the Member by the Company,

(ii)   the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member assumes or takes subject to),

(iii)  allocations of Loss to the Member.

(c)   If the Gross Asset Value of a Company asset is adjusted pursuant to the terms of this Agreement, the Manager shall concurrently adjust the Capital Accounts of the Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Profit or Loss equal to the difference between the Gross Asset Value prior to the adjustment and the Gross

Asset Value after the adjustment. All such adjustments shall be made as determined in the discretion of the Manager.

(d)   If any asset is distributed in kind, the Manager shall concurrently adjust the Capital Accounts of the Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Profit or Loss equal to the difference between the Gross Asset Value prior to the distribution and the fair market value of the asset upon the distribution. All charges to the Capital Accounts of the Members upon such distribution shall be based on such fair market value. All such adjustments shall be made as determined in the discretion of the Manager.

(e)   In the event any Interest is subject to a Transfer in accordance with the terms of this Agreement, the transferee shall succeed to so much of the transferor’s Capital Account as relates to the Interest transferred.

2.4    Capital Commitments.

(a)   The Commitment of each Member is set forth on the applicable Exhibit and the Member’s Subscription Agreement with respect to Units.

(b)   Unless otherwise specified by the Manager or in the Subscription Agreement in connection with the issuance of Units, a Member’s Commitment shall be paid in full upon the Member’s subscription for Units. In the event a Member’s Commitment is not paid in full upon the Member’s purchase of Units and is instead to be made in installments, the pertinent Exhibit shall specify the terms upon which the Commitment is to be satisfied. The Manager may provide that Capital Contributions with respect to the purchase of Units are to be held in escrow pending the satisfaction of certain conditions.

2.5    Failure to Make Contributions.

(a)    Substituted Contributions.    If a Member is required to pay any Capital Contribution other than upon its purchase of Units as contemplated in Section 2.4(b), and any Member (referred to herein as a “Noncontributing Member”) fails to make a Capital Contribution at the required time(s), the Manager may offer to any other Person in the discretion of the Manager (including existing Members or other parties) the right to make a substituted Capital Contribution (“Substituted Contribution”) in an amount up to the amount of the Capital Contribution that the Noncontributing Member failed to make, and the Persons making the Substituted Contribution shall be entitled to the proportion of the Units of the Noncontributing Member represented by the ratio of their Substituted Contributions to the aggregate Commitment of the Noncontributing Member, who shall no longer be deemed to own such Units.

(b)    Collection from Noncontributing Member.    The Managing Member shall be entitled to collect from any Noncontributing Member the full amount that it was obligated to contribute to the Company. The Noncontributing Member shall be obligated to pay to the Company (i) the due and uncontributed amount, (ii) any other costs, damages, expenses or liabilities incurred by the Company as a result of such failure to contribute, including costs of collections and attorneys’ fees, plus (iii) interest on all such amounts at an annual rate equal to the Applicable Rate (which interest shall be treated as income and not as a Capital Contribution by the Noncontributing Member). The Manager shall be entitled to withhold from distributions otherwise payable to the Noncontributing Member all amounts due to the Company and satisfy such amounts due from such withheld distributions.

(c)    Termination.    If the Manager determines that the Company does not have sufficient funds to meet the obligations or to carry on its business as a result of a failure of Members to satisfy their Capital Commitments, the Manager shall have the right to terminate the Company and wind up its affairs.

2.6    Operating Loans.    In the event that the sum of all Capital Contributions under Sections 2.4 or 2.5 above and the funds from operation of the Company are insufficient to pay the expenses of the Company, or pending the receipt of any of the foregoing sums, the Manager shall have the option, but not the obligation, to obtain a loan from third parties or the Manager may loan to the Company an amount equal to such deficit (“Operating Loan”). Any loan by the Manager, a Member or an Affiliate of the Member shall be subject to Section 5.3.

2.7    No Withdrawal of Capital.    No Member shall have the right to withdraw all or any part of a Capital Contribution or to demand and receive property of the Company or any distribution in return of a Capital Contribution, except as otherwise provided herein.

2.8    No Interest on Capital.    No Member shall be entitled to receive interest on its Capital Account or any contribution to Company capital.

2.9    Admission of Additional Members.    The Manager may admit as Members additional Persons who will participate in the Profits, Losses and distributions on such terms as are determined by the Manager in a manner consistent with the terms regarding the admission of additional Members in the Subscription Agreements entered into by each previously admitted Member . Except as provided in such Subscription Agreements of a Member or specifically elsewhere in this Agreement, after the termination of the Offering additional Members shall only be admitted with the consent of the Manager and a Majority. Members may also be admitted as substitute Members upon a Transfer of a Member’s Interest pursuant to the terms of this Agreement.

2.10    Members as Creditors.    Any Member may lend money to and transact other business with the Company (subject to the other terms of this Agreement) and, subject to applicable law, will have the same rights and obligations with respect thereto as a Person who is not a Member.

2.11    Certificates of Interests.    While no certificates for Units shall be initially issued to Members, the Manager may authorize the issuance of certificates in such form and with such signatures as the Manager may determine to evidence the Interests of the Members.

2.12    Limited Liability.    It is the intention of the Members that to the fullest extent provided in §18-215 of the Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing (whether arising under this Agreement, in contract, tort or otherwise) shall be enforceable against the assets of the Company only. In addition, except as otherwise provided in the Act, no Member or the Manager of the Company (including any Person who formerly held such status) shall be liable or shall be obligated personally for any debt, obligation or liability of the Company solely by reason of such status. No individual trustee, officer, director, shareholder, member, manager, managing member, constituent partner, employee or agent of any Member or the Manager, in his, her of their individual capacity as such, shall have any personal liability for the performance of any obligation of such Member or the Manager under this Agreement. No written agreement (other than this Agreement and a Member’s Subscription Agreement(s)) entered into by the Company shall be enforceable against any Member personally.

2.13    Capital Return.    Any Member who has received the return of all or any part of such Person’s Capital Contribution shall have no liability to return such distribution to the Company, except to the extent expressly provided by applicable law.

ARTICLE 3
MANAGEMENT AND CONTROL OF BUSINESS

3.1    Management Vested in Manager; Other Activities.    Point Center Financial, Inc. shall be the Manager of the Company. Management of the Company and each and every aspect of the management thereof, shall be vested in Manager, who shall direct, manage and control the business of the Company in its discretion. Except as expressly provided herein or required by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, in its discretion.

 3.2    Certain Powers.    Without limiting the generality of Section 3.1 hereof, the Manager shall have the power and authority, on behalf of the Company, in its discretion:

(a)   To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company’s business;

(b)   To acquire property from any Person;

(c)   To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

(d)   To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

(e)   To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

(f)    To borrow money for the Company from banks, other lending institutions, the Manager or the Members or Affiliates thereof on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Manager or by agents or employees of the Company expressly authorized by the Manager to contract such debt or incur such liability;

(g)   To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Manager and its employees, agents or Affiliates;

(h)   To acquire, hold and dispose of any real or personal properties of the Company, including selling or otherwise disposing of all or substantially all of the assets of the Company as part of a single transaction or plan;

(i)    To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments, and to make loans of Company funds to any Person;

(j)    To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies , and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(k)   To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(l)    To employ from time to time, at the expense of the Company , such persons (which may include the Manager or its Affiliates) required for the operation of the Company’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others to perform services for the Company ; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days’ written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

(m)  To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(n)   To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

(o)   To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(p)   To modify, delete, add to or correct from time to time any provision of this Agreement as permitted hereunder;

(q)   To enter into any and all other agreements on behalf of the Company , with any other Person for any purpose, in such forms as the Manager may approve;

(r)   To exercise all rights, powers, privileges and other incidents of ownership or possession with respect to any property or funds held or owned by the Company;

(s)   To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(t)    To determine and pay all expenses of the Company , and to make all accounting and financial determinations and decisions with respect to the Company ;

(u)   To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Manager, in its discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by the Manager to be conclusive evidence of such determination;

(v)   To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Manager, in its discretion, determines to be necessary or appropriate in connection with the business of the Company, the execution thereof by the Manager to be conclusive evidence of such determination;

(w)  To cause the Company to merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act); and

(x)   To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Manager’s discretion.

3.3    Limitations on Manager’s Authority.    The Manager has no authority to:

(a)   Do any act in contravention of this Agreement;

(b)   Do any act which would make it impossible to carry on the ordinary business of the Company except in the case of the winding up of the Company as contemplated herein;

(c)   Confess a judgment against the Company;

(d)   Possess Company property or assign the rights of the Company in property for other than a Company purpose;

(e)   Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

(f)    Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

(g)   Sell all or substantially all of the assets in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

(h)   Amend this Agreement without the prior affirmative vote or consent of a Majority, except as specifically permitted elsewhere in this Agreement;

(i)    Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority or except as otherwise specifically permitted elsewhere in this Agreement;

(j)    Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

(k)   Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

(l)    Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

(m)  Receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

(n)   Commingle the Company’s assets with those of any other Person;

(o)   Use or permit another Person to use the Company’s assets in any manner, except for the exclusive benefit of the Company;

(p)   Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the payment of sales commissions;

(q)   Make loans to the Manager or an Affiliate of the Manager;

(r)   Incur any obligations or liabilities, borrow any funds or take any other action, in each case which could cause the Company to be treated as a “taxable mortgage pool” within the meaning of Section 7701(i) of the Code for federal income tax purposes and in no event incur debt obligations with respect to which payments on such debt obligations bear a relationship to payment on debt obligations (or interests therein) owned by the Company;

(s)   Pay, directly or indirectly, a commission or fee (except as otherwise specifically set forth in this Agreement) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction; or

(t)   Change the nature of the business without the prior affirmative vote or consent of a Majority.

3.4    Delegation of Authority; Transactions with Managers or Affiliates.    The Manager may contract with other persons and entities, including its Affiliates, to perform any of Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties. The Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.5    Liability for Certain Acts.    The Manager shall not have any personal liability for any obligation of the Company, solely by reason of being or having been the Manager or a Member of the Company. The Company and the Manager do not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company. None of the Manager, its Affiliates, or their respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants or agents shall be liable to the Company, or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of such Person’s fraud, gross negligence or willful misconduct.

3.6    Members and Manager Have No Exclusive Duty to the Company.    The Manager shall devote so much of its time to the conduct of the affairs of the Company, as is appropriate, in its discretion to manage effectively the affairs of the Company consistent with the Manager’s duties under the terms of this Agreement. Each Member acknowledges and agrees that the Manager has existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Manager during the term of the Company. The Manager, and its shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other real estate or private equity firms, investments, corporations or funds and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members. Such persons may have responsibility for other funds, directorships, and officerships and will continue to assume such responsibilities in the future. Such persons also will continue to engage in other business ventures and will not be required to devote all of their time to their duties in their respective capacities with respect to the Company and the Manager. The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.7    Bank Accounts.    The Manager may from time to time open bank accounts in the name of the Company and may designate the Persons having the authority to withdraw or apply funds from such accounts.

3.8    Indemnification of Manager and Affiliates.    The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Manager, its Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing, and any securities broker or dealer for the Company (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company , except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, willful misconduct or gross negligence.

(a)   In the event of any action by a Member against any of the Indemnified Parties, including a derivative suit, the Company shall indemnify, defend, save harmless and pay all expenditures of the Indemnified Parties, including actual attorneys’ fees incurred in the defense of such action, if the Person so entitled to the indemnification is successful in such action.

(b)   The Company’s obligations to indemnify, defend and hold harmless under this Section 3.8 shall not obligate, or impose personal liability on, the Manager or Members or any of their its directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c)   Notwithstanding anything to the contrary set forth above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys or any securities broker or dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i)    there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii)   such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii)  a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv)  (in the case of subparagraph (iii) of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states

(1)   which are specifically set forth in the Prospectus; and

(2)   in which plaintiffs claim they were offered or sold Units.

(d)   The Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this section.

(e)   The advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible only if the following conditions are satisfied:

(i)    the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)   the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii)  the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under this Agreement.

(f)    The Company shall not indemnify the Manager, its Affiliates, agents or attorneys, or any securities broker or dealer for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)    the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii)   the Manager and such party were acting on behalf of or performing services for the Company;

(iii)  such liability or loss was not the result of the gross negligence or misconduct by the Manager or such party; and

(iv)  such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

3.9    Right of Third Parties to Rely on Managers.    Any Person (including any bank in which Company funds are deposited) dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

(a)   The identity of any Member or the Manager;

(b)   The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by any Member or the Manager or which are in any other manner germane to the affairs of the Company;

(c)   The Persons who are authorized to execute and deliver any instrument or document or to withdraw funds from any bank account of the Company; or

(d)   Any act or failure to act by the Company or any other matter whatsoever involving the Company, or any Member or the Manager.

3.10    Reimbursement of Expenses.    Except as otherwise specifically provided herein, the Manager shall be entitled to reimbursement from the Company of all actual out-of-pocket expenses incurred and paid by the Manager on behalf of the Company , including the expenses of acquiring any property owned by the Company , including, without limitation, due diligence costs, all costs of operating the Company and reporting to the Members, insurance costs, costs of issuing, repurchasing and dealing with the transfers of Units or Interests, other costs incurred in pursuing and investigating investments, whether consummated or not (including travel expenses, attorneys’ fees and consultant’s costs), to the extent the same have not been reimbursed directly to the Manager by any other Person. Notwithstanding the foregoing, the Manager shall bear and not be entitled to reimbursement for any direct employee or general overhead expenses of the Manager.

3.11    Allocation of Receipts and Expenses.    In the event that the Company receives cash or non-cash receipts or incurs expenses that are not specifically allocated to one Member or another by any other provision of this Agreement, the Manager shall use its discretion to allocate such cash or non-cash receipts or expenses to the applicable Members, that the Manager deems most appropriate in light of the nature of the receipts or expenses. The decision of the Manager regarding any allocation in accordance with this Section 3.11 shall be conclusive and binding on all of the Members and amounts allocated shall be deemed to be receipts or expenses of the Member to which they are allocated.

3.12    Manager’s Compensation.

(a)   The Company shall pay to the Manager a servicing fee for administering the Mortgage Loans of one and one-half percent (1.5%) per annum of the outstanding principal balance of the Mortgage Loans. The Manager’s servicing fee shall accrue on a monthly basis in arrears on the last day of each calendar month based on the total principal balance of the outstanding Mortgage Loans as of such day. In the event of an initial closing other than on the first day of a month, the Manager’s fee for such period shall be prorated based on the number of days in such calendar month before and after the closing. In addition, the Manager will be paid, as an additional servicing fee, fifty percent (50%) of all late charges, penalty interest, prepayment premiums and exit fees and penalties, with such additional servicing fee accruing when such amounts are received.

(b)   The Company shall also pay to the Manager a management fee of one percent (1%) per annum of the Commitments. The management fee shall accrue on a monthly basis in arrears on the last day of each calendar month based on the total Commitments as of such day. In the event of an initial closing other than on the first day of a month, the Manager’s fee for such period shall be prorated based on the number of days in such calendar month before and after the closing.

(c)   The foregoing fees that accrue from time to time will be paid (without interest) only out of Cash Flow (as calculated prior to fee payments) and Net Proceeds (and will carry over to the extent not paid on a particular due date as a result of a lack of Cash Flow or Net Proceeds). Any accrued fees will be paid out of available assets as quickly as possible.

(d)   The Manager may, in its discretion, waive all or any part of the foregoing fees if it deems such waiver to be appropriate.

3.13    Officers and Employees.    The Manager shall be entitled to appoint such officers and engage such employees of the Company, with such titles and authority as the Manager shall from time to time determine in its discretion. Any officers or employees of the Company so appointed or engaged shall hold their office or position at the pleasure of the Manager, subject to any and all applicable laws and contractual obligations, shall be entitled to exercise such powers as shall be delegated to them by the Manager and shall be compensated by the Manager as determined by the Manager.

3.14    Manager’s Approval and Standard of Discretion.    Unless otherwise specifically provided herein, (i) all consents, actions, approvals, authorizations decisions or determinations taken or made by the Manager shall be conclusive and binding on the Members and the Company (subject to any other specific provision of this Agreement), and (ii) any, consent, action, approval, authorization, decision or determination to be made by the Manager in connection with this Agreement (including any act by the Manager within its “discretion” under this Agreement, shall be in the sole discretion of the Manager exercised in good faith taking into account the best interests of the Company as a whole.

3.15    Right to Purchase Receivables and Loans.    As long as the specific requirements of this Agreement are met and the Company adheres to the investment policy described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

(a)   Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

(b)   Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

(c)   Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses, subject to reimbursement by the Company on terms determined by the Manager.

3.16    Extent of Manager’s Fiduciary Duty.    The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company’s business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager’s possession or control, and the Manager will not employ, or permit another to employ the    Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any Units as a Member, hereby waives its right to vote its Units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as otherwise specifically provided in this Agreement).

3.17    Assignment by the Manager.    The Manager’s Interest in the Company may be assigned only as provided in Section 10.1.

3.18    Removal of Manager.    The Manager may be removed as manager of the Company upon the following conditions:

(a)   The Members may remove the Manager as the manager of the Company by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the written consent or vote of the Majority.

(b)   During the 120 day period described in this section, the Majority (excluding any Interest of the removed Manager), shall have the right to agree in writing or vote to continue the business of the Company and, by the end of the 120 day period described in this section, elect and admit a new Manager who agrees to continue the existence the Company.

(c)   Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager , and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the certificate of formation or other documents in the manner required by the requirements of pertinent law. The removed Manager shall be entitled to receive, immediately upon its removal, a full payment in cash of all fees and other amounts owed to it by the Company.

(d)   Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

3.19    Withdrawal by Manager.    The Manager may withdraw as manager of the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal. During the 120 day period described in this section, the Majority (excluding any Interest of the withdrawing Manager), shall have the right to agree in writing or vote to continue the business and, by the end of the 120 day period described in this section, elect and admit a new Manager who agrees to continue the existence the Company.

3.20    Payment to Terminated Manager.    If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company may terminate the Manager’s interest in the Company by paying an amount equal to then-present fair market value of the Manager’s Units, which the Company and Manager acknowledge is the outstanding Capital Account with respect to such Units as of the date of the removal, withdrawal, dissolution or bankruptcy. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.3 below.

3.21    Transfer of the Control of the Manager.    A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.

3.22    Amendment to the Manager’s Duties.    Any amendment to this Agreement modifying the rights and/or duties of the Manager shall require the Manager’s consent.

ARTICLE 4
INVESTMENT AND OPERATING POLICIES

4.1    Commitment of Capital Contributions.    The Manager shall take all reasonable steps to commit ninety-seven percent (97%) of Capital Contributions to Mortgage Investments. The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the Real Property, or junior to other mortgage loans on the Real Property, all in the sole discretion of the Manager.

4.2    Investment Policy.    In making investments, the Manager shall follow the investment policy described in the Prospectus.

ARTICLE 5
CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

5.1    Expenses of Offering.    The Manager shall bear all of the expenses of the Company and the Manager and its Affiliates incurred in connection with the Offering and subsequent offerings of Units. Such amounts shall not be deemed to give rise to a Capital Account credit to the Manager and shall not be treated as amounts expended by the Company for purposes of computing its Profits and Losses.

5.2    Contributions of Members.    Members other than the Manager shall acquire Units in accordance with the terms, and subject to the conditions, of the Subscription Agreement for each Member or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in Exhibit A maintained by the Manager. The Manager shall update Exhibit A to reflect then-current ownership of Units without any further need to obtain the consent of any Member, and Exhibit A, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect the current Exhibit A upon written request to the Manager. The Manager shall be entitled to acquire Units on the same basis as the other Members.

5.3    Loans.    Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. he amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company’s cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank’s most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. The inability of the Company to obtain more favorable loan terms shall be a condition to obtaining such loans from a Member or Affiliate of a Member. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE 6
VOTING AND OTHER RIGHTS OF MEMBERS

6.1    No Participation in Management.    Except as expressly provided in this Agreement, no Member other than the Manager shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

6.2    Rights and Powers of Members.    In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for herein, the Members shall have the right to vote upon or consent to the taking of any of the following actions . The approval of a Majority shall be required to allow or direct the Manager to:

(a)   Dissolve and wind up the Company before the expiration of the term of the Company;

(b)   Amend this Agreement, subject to the rights to the Manager granted in Section 14.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions or payments due to the Manager or the duties of the Manager are affected;

(c)   Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

(d)   Change the nature of the Company’s business; and

(e)   Elect to continue the business of the Company as permitted elsewhere in this Agreement.

6.3    Meetings.

(a)   The Members may hold meetings of Members within or outside the State of Delaware at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company’s principal place of business as established in accordance with Section 1.4 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

(b)   The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting. If Members representing the requisite Interests present to the Manager a statement requesting a meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member, at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings shall be held at 2:00 p.m. local time at the principal office of the Company.

(c)   Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

6.4    Limited Liability of Members.    Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company beyond the amount of the Member’s unpaid Commitment to the Company, if any, except as otherwise required by law.

6.5    Access to Books and Records.    The Members and their designated representatives shall have access to books and records of the Company during the Company’s normal business hours. An alphabetical list of the names, addresses and business telephone numbers, to the extent such are available, of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members’ voting rights, tender offers, and the exercise of Members’ rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein. If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Delaware law.

6.6    Representation of Company.    Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

ARTICLE 7
PROFITS AND LOSSES; CASH DISTRIBUTIONS

7.1    Allocation of Profits and Losses.    The Manager shall determine the Profits and Losses and shall credit all of the Profits (and items thereof) to, and charge all of the Losses (and items thereof) against, the Members in a manner consistent with their rights to share in distributions. The Manager shall allocate to the Members all Profits and Losses (and items thereof) realized on a daily basis (or on such other basis as the Manager determines in its discretion).

7.2    Net Income Available For Distribution.    The Company shall make cash distributions of all Net Income Available for Distribution to the Members on a monthly basis; provided that any amounts otherwise distributable to a Member who is participating in the Plan shall be retained and not distributed to the Member. The Company distributions shall be allocated among the Members in proportion to their Percentage Interests on the date of the distribution until such time as the Members have received cumulative distributions (including otherwise distributable amounts retained by the Company under the Plan, which will be deemed to have been distributed for this purpose) under this Section 7.2 and Section 7.3 in an amount equal to their Capital Contributions; and thereafter distributions shall be allocated one percent (1%) to the Manager and ninety-nine percent (99%) to the Members in proportion to their Percentage Interests on the date of the distribution.

7.3    Net Proceeds.    Net Proceeds may, in the Manager’s discretion, also be distributed to the Members in cash (subject to the payment of fees to the Manager) or retained by the Company to pay Company obligations and expenses (including fees payable to the Manager) not otherwise paid out of Cash Flow and for other uses as set forth herein and in the Prospectus. Distributions of Net Proceeds shall be made among the Members in proportion to their Percentage Interests on the date of the distribution until such time as the Members have received cumulative distributions (including otherwise distributable amounts retained by the Company under the Plan, which will be deemed to have been distributed for this purpose) under this Section 7.3 and Section 7.2 in an amount equal to their Capital Contributions; and thereafter shall be made one percent (1%) to the Manager and ninety-nine percent (99%) to the Members in proportion to their Percentage Interests on the date of the distribution.

7.4    Cash Distributions Upon Dissolution.    Notwithstanding the foregoing, upon dissolution and winding up of the Company, the Company shall thereafter distribute assets available for distribution, if any, to the Manager and the Members in the same manner as Net Proceeds are distributed under Section 7.3 (and treating such distributions as distributions under Section 7.3 for purposes of determining the amounts distributable to the Members and the Manager, respectively).

7.5    General Allocation of Tax Items.

(a)   Except as otherwise explicitly provided herein, all taxable income and loss (and items thereof) shall be allocated among the Members in a manner consistent with the allocation of the Profits and Losses and the Treasury Regulations under Section 704 of the Code.

(b)   For purposes of allocating Profits, Losses and taxable items allocable among the respective Members and any substitute or newly admitted Members for any period, such allocations shall be determined on a basis as determined by the Manager in a manner consistent with the economic terms of this Agreement and, in the case of taxable items, any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

7.6    Special Tax Allocations.

(a)   Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which is contributed by a Member and has an initial Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with any permissible method of making Code Section 704(c) allocations in accordance with the Treasury Regulations under Section 704(c) of the Code, as determined by the Manager.

(b)   If the Gross Asset Value of any Company asset is adjusted under the terms of this Agreement, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(c)   Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or distributions.

(d)   Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager in a manner that reasonably reflects the purpose and intention of this Agreement.

7.7    Intent of Allocations.    It is the intent of the Company that this Agreement shall comply with the Treasury Regulations under Section 704 of the Code. If, for whatever reasons, the Company is advised by counsel or its accountants that the provisions of this Agreement for the allocation of tax items are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to resolve the issue; provided that no such amendment shall effect any material alteration of the amounts distributable to any Member hereunder.

ARTICLE 8
DISTRIBUTION REINVESTMENT PLAN

8.1    Members’ Reinvested Distributions.    A Member may elect to participate in the Company’s Distribution Reinvestment Plan(the “Plan”) at the time of his purchase of Units by electing to do so in the Subscription Agreement executed by the Member with respect to the purchase of Units. Such Member’s participation in the Plan will commence after the Company has accepted the Member’s Subscription Agreement. Subsequently, any Member may revoke any previous election or make an election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the next distribution if it is received at least ten (10) days before the end of the calendar month.

8.2    Purchase of Additional Units.    Under the Plan, participating Members effectively use amounts otherwise distributable to them to purchase additional Units at a price per Unit so that the Capital Accounts of the Members immediately after the subject distribution and the deemed reinvestment are equal on a per-Unit basis. The Manager will credit Units purchased under the Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units from and after the effectiveness of the notice as prescribed in Section 8.1.

8.3    Statement of Account.    Within thirty (30) days after the Units attributable to the reinvested distributions have been credited to the members participating in the Plan, the Manager will mail to each participating Member a statement of account describing the Member’s reinvested distributions, the number of Units purchased by the Member, the purchase price per Unit, the total number of Units held by the Member and the revised Percentage Interest of the Member. Before the Members’ reinvestment of distributions in the Company, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan.

8.4    Continued Suitability Requirements.    Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

8.5    Changes or Termination of the Plan.    The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 9
BOOKS AND RECORDS, REPORTS AND RETURNS

9.1    Books and Records.    The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, by the Manager in accordance with the accounting methods elected to be followed by the Manager in its discretion, and shall reflect all transactions of the Company, and shall otherwise be appropriate and adequate for the Company’s business in accordance with the Act. All books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during the Company’s normal business hours. The Manager shall cause the Company to keep the following:

(a)   Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

(b)   A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and shall state their respective Capital Contributions and their respective shares in Profits and Losses;

(c)   A copy of the filed certificate of formation of the Company and all amendments thereto;

(d)   Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

(e)   Copies of this Agreement, including all amendments thereto; and

(f)    The financial statements of the Company for the three (3) most recent years.

9.2    Annual Statements.

(a)   The Manager shall cause to be prepared at least annually, at the Company’s expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members’ equity, and a statement of cash flows. The Manager shall also cause the following information to be prepared:

(i)    a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

(ii)   a report identifying distributions from (i) cash flow during that year, (ii) cash flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each fiscal year of the Company.

(b)   The Company’s accountants will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

(c)   The Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members’ federal income tax returns.

9.3    Special and Quarterly Reports.

(a)   For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred placement or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company’s expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below), which shall contain a statement listing:

(i)    the amount of the Mortgage Loans purchased or invested in;

(ii)   the material terms of the loans;

(iii)  the identity of the borrower; and

(iv)  the real property securing the Mortgage Loan and the appraised value of that real property.

Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

(b)   The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

(c)   If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3(b), subject to the 45-day period described therein.

9.4    Filings.    The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and         state regulatory and administrative bodies and/or the applicable Members, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company’s undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by those states, a copy of each report referred to under this Article 9.

9.5    Suitability Requirements.    The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the Prospectus.

9.6    Fiscal Matters.

(a)    Fiscal Year.    Subject to the provisions of Section 706 of the Code and the applicable state tax provisions, in the Manager’s sole discretion and without the approval of a Majority, from time to time the Manager may change the Company’s fiscal year to a period to be determined by the Manager.

(b)    Method of Accounting.    The Company shall use the accrual method of accounting for both income tax purposes and financial reporting purposes unless otherwise determined by the Manager in its discretion.

(c)    Adjustment of Tax Basis.    Upon the transfer of an interest in the Company or other pertinent event, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

(d)    Tax Matters Partner.    The Manager shall act as the “Tax Matters Partner” (“TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform any and all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

ARTICLE 10
TRANSFER OF COMPANY INTERESTS

10.1    Interest of Manager.    A successor or additional Manager may be admitted as a Manager as follows:

(a)   With the consent of all Managers then serving and a Majority, a Manager may at any time designate one or more Persons to be a successor to it or to be an additional Manager, in each case with the assignment of all or a portion of the Manager’s Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

(b)   Upon any sale or transfer of a Manager’s entire Interest, if there is an additional or successor Manager of the Company, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager’s Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager’s Interests subject to the provisions of this Section 10.1.

10.2    Transfer of Member’s Interest.    No Member may transfer any of its Units and no assignee of the whole or any portion of a Member’s Units shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

(a)   The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

(b)   The assignor shall first obtain written consent of the Manager to the transfer and substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause (i) the Company to be taxable as a corporation for federal income tax purposes; (ii) the Company to violate any applicable securities laws (including any investment suitability standards); or (iii) any assets of the Company to be “plan assets” of any benefit plan Members;

(c)   The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

(d)   The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e)   The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f)    The Company shall have received, if required by the Manager, a legal opinion of counsel to the Company (or other counsel approved by the Manager) satisfactory to the Manager that, among any other opinions deemed necessary or advisable by the Manager in its discretion, the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, cause the Company to be taxable as a corporation for federal income tax purposes, or cause any of the Company’s assets to be “plan assets” of any benefit plan Members, which opinion shall be furnished at the assignee’s expense.

(g)   Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company and all of the conditions described above have been satisfied or waived.

10.3    Further Restrictions on Transfers.    Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of any Units, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

(a)   No Member shall make any transfer or assignment of all or any part of such Member’s Units if said transfer or assignment would, when considered with all other transfers of the Units during the same applicable twelve month period, cause a termination of the Company for federal income tax purposes, unless such condition is waived by the Manager;

(b)   No Member shall make any transfer or assignment of all or any Units if the Manager determines that the transfer or assignment could result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or the Regulations. To prevent such event:

(i)    The Manager will not permit or allow the Company to be involved in the trading of Units on an established securities market or a secondary market or the substantial equivalent thereof within the meaning of the Regulations under Section 7704(b) of the Code;

(ii)   The Manager will not permit or recognize any transfer of Units which would cause the sum of the percentage interests in the capital or profits represented by Units that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%), with this provision being interpreted in a manner consistent with Section 1.704-1(j) of the Treasury Regulations, provided, however, that the Manager may modify, eliminate or waive the limitation prescribed in this clause (ii) above if the Manager determines, based on an opinion of counsel for the Company, that the transfer in question will not result in, or increase the likelihood of, the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code; and

(iii)  The Manager will not permit any withdrawal of Units except in compliance with the provisions of this Agreement.

(c)   Appropriate legends (including the legend below) under applicable securities laws shall be affixed to any certificates evidencing the Units and issued or transferred to purchasers in other states.

Notice to California Residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

ARTICLE 11
DEATH, LEGAL INCOMPETENCY, OR
WITHDRAWAL OF A MEMBER; WITHDRAWAL OF THE MANAGER

11.1    Effect of Death or Legal Incompetency of a Member on the Company.    The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

11.2    Rights of Personal Representative.    On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

11.3    Withdrawal of Members Other than the Manager.    To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

(a)   Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least two (2) years from the date of purchase of those Units from the Company, except that Units purchased by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement shall not be subject to this limitation;

(b)   To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions unless otherwise determined by the Manager in its discretion;

(c)   The Member shall have the right to receive distributions of cash from its Capital Account only to the extent that funds described in Subsection (b) are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Subsection (b); the Manager shall not be required to sell or otherwise liquidate any portion of the Company’s Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

(d)   During the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investments unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

(e)   Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to all or the pertinent portion of the Member’s Capital Account as of the date of the distribution as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member’s proportionate share of the current fair market value of the Company’s net assets.

(f)    The Manager shall not permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Members that exceeds ten percent (10%) of the capital or profits interests in the Company (within the meaning of Section 1.7704(f) of the Treasury Regulations and with all determinations as to whether the limitation has been exceeded to be made in a manner so as to comply with the safe harbor set forth therein). The Manager may modify, eliminate or waive this limitation if the Manager determines, based on an opinion of counsel for the Company, that the withdrawal in question in question will not result in, or increase the likelihood of, the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code;

(g)   Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the two-year holding limitation set forth in Subsection(a)), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

(h)   If a Member’s Capital Account would have a balance of less than ten thousand dollars ($10,000) following a requested withdrawal, the Manager, at its discretion but subject to the limitations of this Section 11.3, may distribute to the Member the entire balance in the Member’s Capital Account.

11.4    Mandatory Redemption.    The Manager shall have the right to redeem all or a portion of the Units of any Member if, at any time, it is determined by the Manager, in its discretion, that such Member’s acquisition of the Units was in violation of any federal or state securities laws, that the Member does not meet applicable investor suitability standards or that the ownership of Units by such Member could cause the Company’s assets to be treated as “plan assets” of any benefit plan Members (with any redemption on the last-identified basis to be pro rata among the benefit plan Members unless otherwise determined by the Manager).

ARTICLE 12
DISSOLUTION OF THE COMPANY

12.1    Events Causing Dissolution.    The Company shall dissolve upon occurrence of the earlier of the following events:

(a)   The expiration of the term of the Company as stated in Section 1.8 of this Agreement;

(b)   Upon the written consent of the Manager and any other Person who is then a Manager and the affirmative vote or consent of a Majority;

(c)   The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining Manager, a Majority agrees in writing to continue the business of the Company and, within six (6) months after the last remaining Manager has ceased to be a Manager (or at such earlier time as is otherwise required by other terms of this Agreement), admit one or more successor Managers who agree to such election and join the Company as the Manager;

(d)   Upon the payment of all principal and interest with respect to all of its Mortgage Investments or upon disposition of all of its Mortgage Investments; provided that if the disposition has resulted in the receipt of Real Property upon foreclosure or otherwise or an installment obligation, an event of dissolution shall not be deemed to occur until such Real Property is disposed of or such installment obligation is paid in full.

12.2    Winding Up.    Upon the occurrence of an event of dissolution of the Company, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the affairs of the Company as follows:

(a)   No new Mortgage Investments shall be invested in or purchased;

(b)   The Manager shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof;

(c)   All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, and all other assets of the Company shall be distributed in accordance with Section 12.3 below.

12.3    Distribution of Assets.    If the Company is dissolved under Section 12.1 above, the assets of theCompany, after payment of or provision for all liabilities and obligations of the Company, shall be distributed among the Members in accordance with Section 7.4.

12.4    No Recourse to Manager.    Upon dissolution and winding up under the Act, each Member shall look solely to the assets of the Company for the return of his Capital Contributions, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of such Capital Contributions, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the Person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

ARTICLE 13
COMPENSATION TO THE MANAGER AND ITS AFFILIATES

13.1    Compensation.    The Company shall pay the Manager the compensation and permit the Manager to charge and collect the fees and other amounts from borrowers and other parties as set forth in the Prospectus and in this Agreement.

13.2    Limitations on Compensation.    Any amendment to this Agreement modifying the Manager’s compensation or distribution to which the Manager is entitled shall require the Manager’s consent. No reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur, except as specifically provided herein.

ARTICLE 14
MISCELLANEOUS

14.1    Covenant to Sign Documents.    Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to achieve the purposes of the Company, including, without limitation, any amendments to the Certificate of Formation and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

14.2    Notices.    Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 1.4 above or as hereafter changed as provided herein.

14.3    Right to Engage in Competing Business.    Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager’s management of the affairs of the Company. This Section 14.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth herein.

14.4    Amendment.    This Agreement is subject to amendment by the affirmative vote of a Majority; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member’s interest in Profits, Losses, assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

(a)   To grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

(b)   To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(c)   To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations;

(d)   To revise or update the Exhibits in accordance with the terms hereof; and

(e)   To elect for the Company to be governed by any successor Delaware statute governing limited liability companies. The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

14.5    Entire Agreement.    This Agreement and the related Subscription Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

14.6    Waiver.    No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

14.7    Severability.    If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14.8    Application of Delaware Law.    This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

14.9    Captions.    Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

14.10    Number and Gender.    Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

14.11    Counterparts.    This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

14.12    Waiver of Action for Partition.    Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

14.13    Defined Terms.    All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in the Prospectus, unless this Agreement shall provide for a specific definition.

14.14    Binding on Assignees.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of this Agreement which control the assignment or other transfer of Company Interests.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

POINT CENTER FINANCIAL, INC. on behalf of itself as the Initial Member and as attorney-in-fact for the other Members listed on Exhibit A to this Agreement

By:	/s/ Dan J. Harkey

Dan J. Harkey President and Chief Executive Officer

EXHIBIT A

MEMBERS:

Member Name and Address	Number of Units	Capital Contribution
Point Center Financial, Inc. 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, CA 92675	25	$25,000

EXHIBIT B

 SUBSCRIPTION AGREEMENT
FOR
UNITS OF MEMBERSHIP INTERESTS
IN
POINT CENTER MORTGAGE FUND I, LLC

 (BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT
WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.)

 INSTRUCTIONS:

 1.     Completion of Subscription Agreement.

(a)   Subscription and related undertakings, representations and warranties:    Please read carefully pages B-3 to B-7.

• Initial the representation contained in Section 6(c) on page B-4.
• Distribution Reinvestment Plan: Indicate in Section 18 on page B-6 whether you want to reinvest distributions by purchasing additional Units.
• Indicate in Section 19 on page B-7 how you will own the Units.

(b)   Questionnaire(s):

• Individual Subscribers. Complete page B-8 and sign on page B-14.
• Entities other than Employee Benefit Plans. Complete page B-9 and sign on page B-14.
• Employee Benefit Plans. Complete pages B-10 through B-12, and sign on page B-15.

(c)   Registration Information. Complete all information on page B-13.

(d)   Signature Page. Complete and sign applicable signature page B-14 or B-15.

(e)   Existing Investors Only (for use after initial acquisition of Units). After acquiring Units, you only have to complete the one page form entitled “Additional Subscription Request” at page B-16 provided you are purchasing additional Units.

 2.     Payment.

 (a)   Minimum Amount.    All subscriptions must be for at least $25,000. Until the first loan is acquired, Units will be sold at the price of $1,000 per Unit, so the initial minimum subscription will be for 25 Units. However, after the initial loan is funded, the Manager shall set a daily Unit price for additional sales of Units by adjusting the net book value of the our assets to reflect accrued income and expenses. The adjusted net book value, divided by the number of Units outstanding will determine the daily Unit price. The Manager owns computer software designed to perform this function. Therefore, subsequent Unit purchasers will not be informed as to the exact number of Units they will be acquiring until after their subscriptions have been accepted.

(b)   Method of Payment.

☐ Payment by Personal Check: OR: ☐ Payment by Wire Transfer:
Make payable to order of  “Point Center Mortgage Fund I, LLC Escrow Account.”

First Republic Bank
1888 Century Park East, Ste. 1600 Los Angeles, CA 90067

ABA No. 321081669

For Credit to: Trust Department
Account No. 99200010056

Further Credit to: Point Center Mortgage Fund I Escrow Account No. 62-00-7125

FBO: Subscriber’s name as vested

3.    Please Complete and Execute the Tax Form.    All United States persons (including resident aliens) must complete, sign and date the Form W-9 attached hereto as Appendix A in accordance with the instructions. If you are purchasing an interest with your spouse, both you and your spouse must complete the Form W-9. If you are a foreign person, use the appropriate Form W-8 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities) included in Appendix A.

 4.    Questions.    If you have any questions in completing this Subscription Agreement, please call Point Center Financial, Inc. at (800) 544-8800 or (949) 661-7070.

 5.    Return of Documents.    The Subscription Agreement should be returned to the following address:

 Point Center Financial, Inc.
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675

CAREFULLY COMPLETE ALL OF THE APPLICABLE QUESTIONS AND PROVIDE ALL OF THE SIGNATURES, INITIALS OR OTHER INFORMATION REQUESTED.

INCOMPLETE SUBSCRIPTION AGREEMENTS WILL BE RETURNED TO SUBSCRIBERS FOR COMPLETION.

PRIVACY NOTICE:

 Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to nonpublic personal information of investors, prospective investors and former investors. These policies apply to investors that are natural persons only and may be changed at any time, provided a notice of such change is given to you.

You provide us with personal information such as your address, social security number, assets and/or income information, (i) in this Subscription Agreement and the related documents; (ii) in correspondence and conversations with the Fund’s representatives; and (iii) through transactions in the Fund. We also may collect personal information about you from third party sources for regulatory or compliance purposes.

 We do not disclose any of this personal information about our investors, prospective investors or former investors to anyone other than to our affiliates. Notwithstanding the foregoing, we may disclose such personal information to our attorneys, auditors, brokers, regulators and certain service providers to the extent permitted by law and, in such case, only as necessary to facilitate the acceptance and management of your investment. Thus, it may be necessary, under anti-money laundering and similar laws, to disclose information about investors in order to accept subscriptions from them. We will also release information about you if you direct us to do so, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation.

 We seek to carefully safeguard your private information and, to that end, restrict access to nonpublic personal information about you to those employees and other persons who need to know the information to enable the Fund to provide services to you. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
FOR
 POINT CENTER MORTGAGE FUND I, LLC

 (BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT
WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.)

 1.    SUBSCRIPTION.*    The undersigned investor (“Investor”) hereby applies to become a member in Point Center Mortgage Fund I, LLC, a Delaware limited liability company (the “Fund”) the manager of which is Point Center Financial Inc. (the “Manager”). By completing the appropriate boxes below, the Investor subscribes for the purchase of the number of Units of limited liability company interest in the Fund (the “Units”), as follows:

 Subscription Amount ($25,000 Minimum): $____________________

 Number of Units**: _____________**

 *If you are an existing Investor and you are subscribing for additional Units, you need only complete the information requested in “Additional Subscription Request,” below.

 ** Units are initially priced at $1,000 per Unit; however, after the initial mortgage loan is funded, the Manager shall set a daily Unit price for additional sales of Units by adjusting the net book value of the Fund’s assets to reflect accrued income and expenses of the assets. The adjusted net book value, divided by the number of Units outstanding will determine the daily Unit price. The Manager owns computer software designed to perform this function.

Therefore, subsequent Unit subscribers will not be informed as to the exact number of Units they will be acquiring until after their subscriptions have been accepted. However, such Investors will be notified in writing as to the number of Units they will receive prior to their subscription payment being released from escrow.

 The undersigned Investor agrees to purchase the number of Units that corresponds to the subscription amount stated above, in accordance with the terms and conditions of the Operating Agreement (the “Operating Agreement”), a copy of which is found at Exhibit A of the prospectus of the Fund to which this Subscription Agreement is Exhibit B (the “Prospectus”). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by personal check or by wire transfer for such Units; and (b) the Manager has in its sole discretion accepted all or any portion of Investor’s offer of purchase.

 2.    PAYMENT OF SUBSCRIPTION.    The amount of the Investor’s subscription set forth above either (i) has already been delivered by wire transfer, to the account indicated in the “Instructions” above, or (ii) is enclosed herewith in the form of a personal check. The Investor hereby directs, First Republic Trust Company as Escrow Agent (the “Escrow Agent”) to pay to the Fund the subscription amount delivered by the Investor for the Units, to the extent the Investor’s subscription has been accepted. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor’s subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

3.    ESCROW.    As described in the Prospectus under “Plan of Distribution,” payments for Units will be held by the Escrow Agent in a segregated account (the “Escrow Account”) until the Fund has issued the corresponding Units.

4.    FAILURE TO ISSUE UNITS.    If for any reason the Fund does not issue the Units you have subscribed for, the Escrow Agent will promptly return your payments for those Units in full, without interest, to you at the address shown on the Subscription Agreement Signature Page.

5.    CLOSE OF ESCROW.    Following completion of the offering of Units the escrow will be closed and the proceeds from sales of Units in the Distribution Reinvestment Plan will be paid directly to the Fund for its use as described in the Prospectus.

6.    REPRESENTATIONS BY THE INVESTOR**.    The Units as an investment involve a high degree of risk. Please read the “Risk Factors” beginning on page 11 of the Prospectus. In connection with the Investor’s investment described in Section 1 of this Agreement, the Investor represents and warrants to the Fund and any relevant broker-dealers that the Investor:

(a)   has received the Prospectus five (5) days prior to the date of this Subscription Agreement;

(b)   acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

(c)   ILLIQUID INVESTMENT: acknowledges that it may not be possible readily to liquidate this investment:

** PLEASE CONFIRM THE REPRESENTATION SET FORTH IN THIS SECTION 6(c) BY PLACING YOUR INITIALS HERE:  _________;

(d)   meets the following criteria:

(i)    if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix B to this Subscription Agreement for the state in which the Investor is domiciled, the Investor meets those financial suitability standards; or

(ii)   IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX B FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

(A)  the Investor has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

(B)  the Investor has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

(C)  the Investor is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; and

(e)   is under no disability with respect to entering into a contractual relationship with the Fund, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

(f)    if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

(g)   fully indemnifies and holds harmless the Fund, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

(h)   acknowledges that they have been advised to read the risk factors set forth in the Prospectus and to determine whether the investment corresponds to those stated in the Prospectus; specifically, the Investor acknowledges that the purpose of his/her investment is to receive monthly cash distributions from the income earned on our mortgage loans and to have us preserve and return his/her Capital Contribution;

(i)    understands that the Fund intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Fund may not have distributed cash to the Investor;

(j)    understands that an investment in the Fund will not, in itself, create a tax-qualified retirement plan or trust (as defined in Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create such a plan or trust, an investor must comply with all applicable provisions of the Code; and

(k)   if a California resident, has read and understands the restriction on transfer of the Units as set forth in Appendix C, attached hereto.

7.    PURCHASE BY FIDUCIARY.    If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

8.    ADOPTION OF OPERATING AGREEMENT.    The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the Investor agrees to become a Member in the Fund upon acceptance of this Subscription Agreement by the Manager on behalf of the Fund, and to pay the subscription price in full.

9.    LIMITATION ON ASSIGNMENT.    The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Fund’s repurchase or the Investor’s resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

10.    SPECIAL POWER OF ATTORNEY.    The Investor hereby makes, constitutes, and appoints the Manager of the Fund to be such person’s true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

(a)   the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Delaware or of any other state or which the Manager deems advisable to prepare, execute and file;

(b)   any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Fund by any governmental agency or by the laws of any state or other jurisdiction in which the Fund is doing or intends to do business, or which the Manager deems advisable to file; and

(c)   any documents which may be required to effect the continuation of the Fund, the admission of an additional or substituted member, or the dissolution and termination of the Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

 The foregoing grant of authority:

(i)    is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

(ii)   may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(iii)  shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Fund as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

11.    ERISA INVESTORS.    If the Investor is an ERISA investor, (i) the Investor’s purchase of the Units will not, to the best of Investor’s knowledge, be a non-exempt “prohibited transaction” under ERISA; and (ii) the Investor’s participants are not permitted to self-direct investments. Unless the Investor has indicated that it is a “benefit plan investor”, the Investor is not, and will not hereafter permit itself to become, a “benefit plan investor” as defined in the regulations under ERISA, adopted by the United States Department of Labor and codified at 29 C.F.R. §2510.3-101 (a “Benefit Plan Investor”). If the Investor is a Benefit Plan Investor, the Investor’s participants are not permitted to self-direct investments, unless the Investor (1) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan or a self-directed “individual retirement account” within the meaning of Section 408(a) of the Code (a “401(k)/IRA Investor”); and (2) the Investor has indicated that he or it is a 401(k)/IRA Investor on the signature page hereto. If the Investor is a 401(k)/IRA Investor, the Units shall, at all times after the purchase thereof by the Investor and prior to any transfer of such Units pursuant to the terms of the Operating Agreement, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Units).

12.    PRIVACY NOTICE.    If the Investor is a natural person, he or she has received a notice regarding privacy of financial information under the U.S. Federal Trade Commission privacy rule, 15 C.F.R. Part 313 (the “Privacy Rule”), and agrees that the Units are a financial product that the Investor has requested and authorized. In accordance with section 14 of the Privacy Rule, the Investor acknowledges and agrees that the Fund may disclose nonpublic personal information of the Investor to the Fund’s accountants, attorneys and other service providers as necessary to effect, administer and enforce the Fund’s and the Fund members’ rights and obligations.

13.    ANTI-MONEY-LAUNDERING REPRESENTATIONS.    The Investor hereby acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Investor hereby represents, warrants and agrees that, to the best of the Investor’s knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that the Investor has paid, will pay or will contribute to the Fund has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Investor to the Fund, to the extent that it is within the Investor’s control, shall cause the Fund or the Manager to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Investor shall promptly notify the Manager if any of the representations in this section cease to be true and accurate regarding the Investor. The Investor agrees to provide to the Manager any additional information regarding the Investor that the Manager deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Investor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Manager may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of the Investor’s investment in the Fund. The Investor further understands that the Fund or Manager may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if the Manager, in its sole discretion, determines that it is in the best interests of the Fund in light of relevant rules and regulations under the laws set forth in (ii) above.

14.    REPRESENTATIONS, ACKNOWLEDGEMENTS, ETC., ARE TRUE AND COMPLETE.    All of the representations, warranties, acknowledgements and other statements or information made herein and/or attached hereto are true and accurate as of the date hereof and shall be true and accurate as of the date that Units are issued to the Investor, and shall survive such date. If in any respect such information, representations, warranties, acknowledgements or statements shall not be true and accurate prior to the date that Units are issued to the Investor, the Investor shall give immediate notice of such fact to the Fund in writing, specifying which information, representations or warranties are not true and accurate and the reasons therefor.

15.    LEGAL SIGNIFICANCE AND INDEMNIFICATION.    The Investor acknowledges that the Investor understands the meaning and legal consequences of the information, representations and warranties provided by the Investor herein and/or attached hereto and that the Fund is relying on such information, representations and warranties in making its determination to accept or reject this subscription for Units. The Investor hereby agrees to indemnify and hold harmless the Fund, the Manager, and each member, director, officer or employee of the Manager from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty of, or the provision of incorrect information by, the Investor.

16.    NOTIFICATION OF MANAGER.    The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

17.    OPERATING AGREEMENT GOVERNS.    In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

18.    UNITS REINVESTMENT OF DISTRIBUTIONS.    The Fund maintains a Distribution Reinvestment Plan (the “Plan”) under which distributions of income of the Fund may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under “Summary of Operating Agreement, Rights of Members and Description of Unit—Distribution Reinvestment Plan.” So long as an Investor meets the suitability standards established by the Fund and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Fund. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

UNIT INVESTORS PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

A. Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Fund.
__________
(Initial Here)     OR

B. Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.
__________
(Initial Here)

19.    OWNERSHIP OF UNITS.    The Investor’s Units will be owned and should be shown on the Fund’s records as follows:

Check one:

☐ Individual Ownership
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Tenants in Common (all parties must sign)
☐ Community Property (two signatures required)
☐ Community Property with Right of Survivorship (two signatures required)
☐ Custodian
☐ Trustee
☐ Corporation
☐ Partnership
☐ Nonprofit Organization

 If you have any questions in completing this Subscription Agreement, please call the Manager Financial at: (800) 544-8800 or (949) 661-7070.

INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE:

1.	Name: ____________________________________
2.	Date of Birth: ______________________________
3.	Occupation: _______________________________

4.	Marital Status (check one): Single ☐ Married ☐
5.	Citizenship: U.S. ☐ Other ☐ Describe: ____________________
6.	Investment Objective:
☐ Preservation of capital and monthly income distributions (check)
☐ Other (please explain): ______________________________________
7.	Investor’s Financial Status and Suitability:

(a)	Investor’s Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):
	☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
	☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
	☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater
(b)	Investor’s Annual Income (check appropriate range):
	☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
	☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
	☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

8.	Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):
9.
Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units:

10.	Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Fund investment? ☐ YES ☐ NO
If yes, please describe:

GO TO PAGES B-13 AND B-14 .

LEGAL ENTITIES (NON-BENEFIT PLANS) MUST COMPLETE THIS PAGE:

1.	Name of Investor: ______________________________________
2.	Type of Legal Entity:
☐ corporation (if so, provide jurisdiction of incorporation)
☐ partnership or limited liability company (provide jurisdiction of organization)
☐ trust (provide state in which formed and date of trust indenture)
☐ other (describe): ____________________________________
3.	Principal place of business: __________________________________________________________
4.	Investment Objective:
☐ Preservation of capital and monthly income distributions
☐ Other (please explain): ___________________________________________________
5.	Total assets (as indicated on the most recent balance sheet) of the Investor: $________________________________
6.	Describe the Investor’s investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):
7.

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units:

8.	Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor’s participation in any potential Fund investment? ☐ YES ☐ NO
If yes, please describe:

GO TO PAGES B-13 TO B-14.

EMPLOYEE BENEFIT PLANS MUST COMPLETE PAGES B-10 TO B-12:

1.	Name of Investor (the “Plan”): ______________________________________
2.	Investment Objective:
☐ Preservation of capital and monthly income distributions
☐ Other (please explain): __________________________________
3.	Total assets (as indicated on the most recent balance sheet) of the Investor: $_____________________
4.	Does this investment exceed 10% of the Plan’s assets? ☐ YES ☐ NO
5.
Is the Investor, or is the Investor acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) (a “Plan”), whether or not subject to ERISA; (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code; (iii) an insurance company using general account assets which may be deemed to be the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), or otherwise; or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to 29 C.F.R. §2510.3-101, or otherwise? For example, plans which are maintained by a foreign corporation, a governmental entity or a church are employee benefit plans within the meaning of Section 3(3) of ERISA but generally are not subject to Title I of ERISA or Section 4975 of the Code. In general, a U.S. or non-U.S. entity which is not an operating company, which is not publicly-traded or registered as an investment company under the Investment Company Act, and in which 25% or more of the value of any class of equity interests is held by the types of plans, accounts, arrangements and entities referenced above would be deemed to hold the assets of plans, accounts, arrangements and entities subject to Title I or ERISA or Section 4975 of the Code, pursuant to 29 C.F.R. §2510.3-101. However, if the only Plans or other retirement arrangements invested in such an entity were Plans and arrangements not subject to Title I of ERISA or Section 4975 of the Code, the entity would not be subject to Title I of ERISA or Section 4975 of the Code. For purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests in such an entity held by any person who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person, is disregarded.
  Yes ☐ No ☐

6.

If the Investor is, or is acting (directly or indirectly) on behalf of, such a Plan, other plan, account, arrangement, insurance company or entity, please indicate whether or not the Investor is subject to Title I of ERISA or Section 4975 of the Code.
Yes ☐ No ☐ N/A ☐

7.

If question 6 above was answered “No”, please indicate whether or not the Investor is subject to any provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in Title I of ERISA or Section 4975 of the Code.
 Yes ☐ No ☐ N/A ☐

8.	Is the Investor a Plan which is both voluntary and contributory? Yes ☐ No ☐
9.	If the Investor is subscribing as a trustee or custodian for an individual retirement account (“IRA”), is the Investor a qualified IRA custodian or trustee? Yes ☐ No ☐ N/A ☐

10.

If the Investor an insurance company acting on behalf of its general account, do the assets of the general account include or constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code (“Plan Assets”)?
Yes ☐ No ☐ N/A ☐

11.	If the answer to the question above is “Yes,” what percentage of the general account assets include or constitute “plan assets” (the “Plan Asset Percentage”)? _____%
12.	If the Investor is a Plan that is a self-directed plan and the decision to invest is made by those participants investing, has each such participant completed this Agreement? Yes ☐ No ☐ N/A ☐
13.
Please indicate whether or not the Investor is a U.S. pension trust or governmental plan qualified under Section 401(a) of the Code or a U.S. tax-exempt organization qualified under Section 501(c)(3) of the Code.

Yes ☐ No ☐

14.	If the Investor is a Plan, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan:
15.	Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf? Yes ☐ No ☐
16.	Additional Plan Representations and Warranties:
The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:
(a) Does the Manager or any of its employees or affiliates manage any part of the Plan’s investment portfolio on a discretionary basis? Yes ☐ No ☐
(b) Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan? Yes ☐ No ☐
(c)

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with any fiduciary of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the    Plan’s investment decisions?
 Yes ☐ No ☐

(d)

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with any fiduciary of the Plan under which the latter receives individualized investment advice concerning the Plan’s assets?
 Yes ☐ No ☐

(e) IF THE ANSWER TO ANY OF 16(a)-(d) ABOVE IS “YES,” INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.
(i)

The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

(ii)
All the obligations and requirements of the fiduciary responsibilities provisions of ERISA, including prudence and diversification, with respect to the investment of “plan assets” in the Fund have been considered by the investment director of the Plan.

(iii)

The Plan’s “named fiduciary” and, if different, authorized signatory for the Plan’s fiduciary matters understand that neither the Manager nor any of its affiliates: (1) has exercised any investment discretion or control with respect to the Plan’s purchase of any Units; (2) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan’s purchase of any Units; or (3) are employers maintaining or contributing to such Plan.

	(iv)	An investment in the Fund conforms in all respects to the governing documents of the Plan.
(v)
The person executing this Subscription Agreement on behalf of the Plan is a “named fiduciary” of (or other fiduciary duly authorized to act for) such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Fund conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Fund on the diversification, liquidity and cash flow needs of the Plan and the    projected effect of the investment in meeting the Plan’s funding objectives and have concluded that this investment is a prudent one.

(vi)

The Plan’s governing documents do not prohibit the Fund from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be “employer securities” with respect to the Plan as defined in Section 407 of ERISA.

	(vii)	The Plan’s proxy voting guidelines do not apply to securities held by the Fund.
	(viii)	The Plan’s “named fiduciary” and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.
ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE? ☐ YES ☐ NO
17.

 Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units:

GO TO PAGES B-13 AND B-15.

ALL INVESTORS MUST COMPLETE THE FOLLOWING:

 REGISTRATION INFORMATION FOR THE UNITS

1.	Subscriber Name(s): __________________________________________________
2.	Subscription Amount: $ ___________________________
3.	Address: _________________________________ ___________________ _______________ (Street Address) (City) (State/Zip Code)
4.	Contact Information: ______________________________ (Telephone and Facsimile Numbers)	____________________ (E-mail/optional)
5.	Tax Information: ________________________ (Social Security No./EIN (Entity) ___________________________ (Plan Number (if applicable))
6.	U.S. Citizen or Resident: ☐ Yes ☐ No
7.	Existing Investor: ☐ Yes ☐ No
8.	Other Contact Information:
The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from the information furnished above) is:
(Name(s)): ________________________________________________
____________________________________ (Street Address)	_______________________ (City)	___________________________ (State/Zip/Country)
_______________________________________ (Telephone and Facsimile Numbers)	_________________________ (e-mail/optional)
9.	If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

_____________________________________________________
 (Name of Financial Institution)

_____________________________________________
 (Routing ABA Number—if a Bank)

_______________________________________________________________
 (Address of Financial Institution)

______________________________________________
 (Financial Institution Account Name and Number)

SIGNATURE(S)

 INDIVIDUAL(S):

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(c) on page B-4, (b) indicated in Section 18 on page B-6 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 19 on page B-7  how you will own the Units? If not, please do so now.

THE UNDERSIGNED AGREES TO NOTIFY THE FUND IMMEDIATELY IF THE RESPONSE ABOVE BECOME INACCURATE AT ANY TIME, INCLUDING ANY TIME FOLLOWING THE RECEIPT OF UNITS.

_________________________________________ (Signature of Subscriber)	Date: _________________
_________________________________________ (Print Name of Subscriber)
__________________________________________ (Signature of Co-Subscriber)	Date: _________________
__________________________________________ (Print Name of Co-Subscriber)
 **GO TO APPENDIX A TO COMPLETE TAX FORM**

ENTITIES (other than Plans):

 BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(c) on page B-4, (b) indicated in Section 18 on page B-6 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 19 on page B-7  how you will own the Units? If not, please do so now.

THE UNDERSIGNED AGREES TO NOTIFY THE FUND IMMEDIATELY IF THE RESPONSE ABOVE BECOME INACCURATE AT ANY TIME, INCLUDING ANY TIME FOLLOWING THE RECEIPT OF UNITS.

__________________________________________ (Print Name of Subscriber)	Date: _________________
By: ____________________________________________ (Signature of Authorized Signatory)	Date: _________________
__________________________________________ (Print Name and Title of Signatory)
By: ____________________________________________ (Signature of Required Authorized Co-Signatory) __________________________________________ (Print Name and Title of Co-Signatory)	Date: _________________

**GO TO APPENDIX A TO COMPLETE TAX FORM**

PLAN ENTITIES:

 BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(c) on page B-4, (b) indicated in Section 18 on page B-6 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 19 on page B-7  how you will own the Units? If not, please do so now.

THE UNDERSIGNED AGREES TO NOTIFY THE FUND IMMEDIATELY IF THE RESPONSE ABOVE BECOME INACCURATE AT ANY TIME, INCLUDING ANY TIME FOLLOWING THE RECEIPT OF UNITS.

__________________________________________ (Signature of Individual Plan Participant)	Date: _________________
__________________________________________ (Print Name)
__________________________________________ (Signature of Custodian or Trustee)	Date: _________________
__________________________________________ (Print Name)
__________________________________________ (Signature of Other Authorized Signatory)	Date: _________________
__________________________________________ (Print Name)

**GO TO APPENDIX A TO COMPLETE TAX FORM**

FOR USE BY THE FUND ONLY:

Subscription has been:	☐ Accepted	☐ Accepted in Part	☐ Rejected
☐ Other (describe): ___________________________________________________
Subscription Amount:	$_____________________
Number of Units:	_______ Units	** ☐ Investor has been notified in writing as to the number of Units to be issued prior to release of funds from escrow.**
** ☐ Escrow Agent notified to release Subscription amount.**
Dated:________________

Signed: POINT CENTER MORTGAGE FUND I, LLC

By: Point Center Financial, Inc., Its Manager

By: __________________________________
 Name: ____________________________
 Title: ____________________________

ADDITIONAL SUBSCRIPTION REQUEST
(To Be Completed By Existing Investors Who Are Purchasing Additional Units )

 The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned’s original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned’s original Subscription Agreement remains accurate and complete on the date hereof.

 INDIVIDUAL SIGNATURES:
_________________________________________ (Signature of Subscriber)	Date: ________________
_________________________________________ (Signature of Co-Subscriber)	Date: ________________

ENTITIES (other than Plans):
__________________________________________ (Print Name of Subscriber)	Date: _________________
By: ____________________________________________ (Signature of Authorized Signatory)	Date: _________________
__________________________________________ (Print Name and Title of Signatory)
By: ____________________________________________ (Signature of Required Authorized Co-Signatory)	Date: _________________
__________________________________________ (Print Name and Title of Co-Signatory)
PLAN ENTITIES:
__________________________________________ (Signature of Individual Plan Participant)	Date: _________________
__________________________________________ (Print Name)
__________________________________________ (Signature of Custodian or Trustee)	Date: _________________
__________________________________________ (Print Name)
__________________________________________ (Signature of Other Authorized Signatory) __________________________________________ (Print Name)	Date: _________________

FOR USE BY THE FUND ONLY:

Subscription has been:	☐ Accepted	☐ Accepted in Part	☐ Rejected
☐ Other (describe): ___________________________________________________
Subscription Amount:	$_____________________
Number of Units:	_______ Units	** ☐ Investor has been notified in writing as to the number of Units to be issued prior to issuance of Units.**
Dated:________________
Signed:	POINT CENTER MORTGAGE FUND I, LLC By: Point Center Financial, Inc., Its Manager By: __________________________________ Name: ____________________________ Title: ____________________________

APPENDIX A

TAX FORMS

■
United States persons (including resident aliens) must complete, sign and date the Form W-9 below, in accordance with the instructions. If you are purchasing an interest with your spouse, both you and your spouse must complete the Form W-9.

■	If you are a Foreign person, use the appropriate Form W-8 below (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

APPENDIX A
TAX FORMS
Appendix A-1

Appendix A
Form W-9 (Rev. January 2003) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.
Name

Business name, if different from above

Check appropriate box:	☐ Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other	> .............................	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)					Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

  Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.
Note: If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.
Social security number [ ][ ][ ]- [ ][ ]- [ ][ ][ ][ ]	or	Employer identification number [ ][ ]- [ ][ ][ ][ ][ ][ ][ ]

  Part II Certification

Under penalties of perjury, I certify that:
1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here	Signature of U.S. person >	Date >

Purpose of Form
A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
    1.     Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
    2.     Certify that you are not subject to backup withholding, or
    3.     Claim exemption from backup withholding if you are a U.S. exempt payee.
    Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.
Foreign person. If you are a foreign person, use the appropriate Form W-8 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.
    If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:
    1.     The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
    2.     The treaty article addressing the income.
    3.     The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
    4.     The type and amount of income that qualifies for the exemption from tax.
    5.     Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Cat. No. 10231X	Form W-9 (Rev. 1-2003)
Appendix A-2

Form W-9 (Rev. 1-2003)	Page 2

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
    If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 30% of such payments (29% after December 31, 2003; 28% after December 31, 2005). This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
    You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
    1.     You do not furnish your TIN to the requester, or
    2.     You do not certify your TIN when required (see the Part II instructions on page 4 for details), or
    3.     The IRS tells the requester that you furnished an incorrect TIN, or
    4.     The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
    5.     You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
    Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
    If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.
Other entities. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.
Note: You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.
    Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
    1.     An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
    2.     The United States or any of its agencies or instrumentalities;
    3.     A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;
    4.     A foreign government or any of its political subdivisions, agencies, or instrumentalities; or
    5.     An international organization or any of its agencies or instrumentalities.
    Other payees that may be exempt from backup withholding include:
    6.     A corporation;
    7.     A foreign central bank of issue;
    8.     A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
Appendix A-3

Form W-9 (Rev. 1-2003)	Page 3

    9.     A futures commission merchant registered with the Commodity Futures Trading Commission;
    10.   A real estate investment trust;
    11.   An entity registered at all times during the tax year under the Investment Company Act of 1940;
    12.   A common trust fund operated by a bank under section 584(a);
    13.   A financial institution;
    14.   A middleman known in the investment community as a nominee or custodian; or
    15.   A trust exempt from tax under section 664 or described in section 4947.
    The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for…	THEN the payment is exempt for…

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt recipients 1 through 7[2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.
2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees; and payments for services paid by a Federal executive agency.
Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
    If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
    If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.
Note: See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.
    If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Appendix A-4

Form W-9 (Rev. 1-2003)	Page 4

Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.
    For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
    1.     Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
    2.     Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
    3.     Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
    4.     Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
    5.     Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor[2]
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or single-owner LLC		The owner[3]

For this type of account:			Give name and EIN of:

6.	Sole proprietorship or single-owner LLC		The owner[3]
7.	A valid trust, estate, or pension trust		Legal entity[4]
8.	Corporate or LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership or multi-member LLC		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
2 Circle the minor's name and furnish the minor's SSN.
3You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.
    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.
Appendix A-5

Form W-8BEN (Rev. December 2000) Department of the Treasury Internal Revenue Service	Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
> Section references are to the Internal Revenue Code.  > See separate instructions.
> Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:		Instead, use Form:
•	A U.S. citizen or other U.S. person, including a resident alien individual	W-9
•	A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
•	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
•	A person acting as an intermediary	W-8IMY
Note: See instructions for additional exceptions.

  Part I Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner								2	Country of incorporation or organization

3	Type of beneficial owner:		☐	Individual	☐	Corporation	☐	Disregarded entity	☐	Partnership	☐	Simple trust
	☐	Grantor trust	☐	Complex trust	☐	Estate	☐	Government	☐	International organization
	☐	Central bank of issue	☐	Tax-exempt organization	☐	Private foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.									Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.									Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)								7	Foreign tax identifying number, if any (optional)
					☐	SSN or ITIN	☐	EIN

8	Reference number(s) (see instructions)

  Part II Claim of Tax Treaty Benefits (if applicable)

9		I certify that (check all that apply):
	a	☐	The beneficial owner is a resident of ............................. within the meaning of the income tax treaty between the United States and that country.
	b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
	c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
	d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
	e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
10	Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article ............................. of the treaty identified on line 9a above to claim a .............................% rate of withholding on (specify type of income):................................................... .
Explain the reasons the beneficial owner meets the terms of the treaty article:................................................................................................................
...

  Part III Notional Principal Contracts

11	☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

  Part IV Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
•
I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

•
The beneficial owner is not a U.S. person,

•
The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and
•
For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.
Sign Here	>	..........................................................	.............................	.............................
		Signature of beneficial ownder (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 12-2000)
Appendix A-6

Instructions for Form W-8BEN
(Rev. January 2003)
(Use with the December 2000 revision of Form W-8BEN.)
Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding
Section references are to the Internal Revenue Code unless otherwise noted.	[LOGO]	Department of the Treasury Internal Revenue Service

General Instructions
Note: For definitions of terms used throughout these instructions, see Definitions on pages 2 and 3.
A change to note. We added Nonresident alien who becomes a resident alien to the instructions for line 10 on page 5. This new section requires the use of Form W-9 in certain circumstances. See page 5 for details.
Purpose of form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:
•
(including certain original issue discount (OID));

•
Dividends;

•
Rents;

•
Royalties;

•
Premiums;

•
Annuities;

•
Compensation for, or in expectation of, services performed;

•
Substitute payments in a securities lending transaction; or

•
Othere fixed or determinable annual or periodical gains, profits, or income.
    This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.
    If you receive certain types of income, you must provide Form W-8BEN to:
•
Establish that you are not a U.S. person;

•
Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided; and

•
If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.
    You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:
•
Broker proceeds.

•
Short-term (183 days or less) original issue discount (OID).

•
Bank deposit interest.

•
Foreign source interest, dividends, rents, or royalties.

•
Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.
    You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.
    A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.
    Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.
Note: For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.
Who must file. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.
    Do not use Form W-8BEN if:
•
You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form W-9, Request for Taxpayer Identification Number and Certification.

•
You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

•
You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee's Withholding Allowance Certificate.

•
You are receiving income that is effectively connected with the conduct of a trade or business in the United States. Instead, provide Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in circumstances below.

•
You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation,
Appendix A-7

  or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).
•
You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.

•
You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

•
You are a withholding foreign partnership or a withholding foreign trust. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner's, beneficary's, or owner's distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.

•
You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.
Giving Form W-8BEN to the withholding agent. Do not send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment or who credits your account. Give Form W-8BEN to the person requesting it before the payment is made to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% rate (foreign-person withholding) or backup withholding rate. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.
Note: If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.
Change in circumstances. If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.
    If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.
    If you become a U.S. citizen or resident after you submit Form W-8BEN, you are no longer subject to the 30% foreign-person withholding rate. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.
Expiration of Form W-8BEN. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2003, remains valid through December 31, 2006. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See the instructions for line 6 on page 4 for circumstances under which you must provide a U.S. TIN.
Definitions
Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.
    Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.
    The beneficial owner of income paid to a foreign estate is the estate itself.
Note: A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee thatis not
Appendix A-8

subject to 30% foreign-person withholding. A U.S. partnership, trust, or estate should provide the withholding agent with a Form W-9.
Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.
Nonresident alien individual. Any individual who is not a citizen or resident of the United States is a nonresident alien individual. An alien individual meeting either the "green card test" or the "substantial presence test" for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.
Note: Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.
Flow-through entity. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder's jurisdiction.
Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See the instructions for line 9c on page 5.
Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See the instructions for line 9c on page 5.
Fiscally transparent entity. An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trusts or grantor trusts are generally considered to be fiscally transparent with respect to items of income received by them.
Disregarded entity. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.
Amounts subject to withholding. Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).
Withholding agent. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

Specific Instructions
Note: A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.
Part I
Line 1. Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form. However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.
Line 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for "not applicable").
Line 3. Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership, trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the "Partnership" or "Disregarded entity" box. If you are a sole proprietor, check the "Individual" box, not the "Disregarded entity" box.
[CAUTION] Only entities that are tax-exempt under section 501 should check the "Tax-exempt organizations" box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use Form W-8EXP if you are claiming an exemption from withholding under section 501.
Appendix A-9

Line 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country's income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.
Line 5. Enter your mailing address only if it is different from the address you show on line 4.
Line 6. If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get Form SS-5 from a Social Security Administration (SSA) office or, if in the United States, you may call the SSA at 1-800-772-1213. Fill in Form SS-5 and return it to the SSA.
    If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). To apply for an ITIN, file Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.
Note: An ITIN is for tax use only. It does not entitle you to social security benefits or change your employment or immigration status under U.S. law.
    If you are not an individual or you are an individual who is an employer or who is engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number (EIN). If you do not have an EIN, you should apply for one on Form SS-4, Application for Employer Identification Number. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your EIN.
    You must provide a U.S. taxpayer identification number (TIN) if you are:
    1.     Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans, or
    2.     A foreign grantor trust with 5 or fewer grantors, or
    3.     Claiming benefits under an income tax treaty.
    However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:
•
Dividends and interest from stocks and debt obligations that are actively traded;

•
Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

•
Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

•
Income related to loans of any of the above securities.
Note: You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.
Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.
Line 8. This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 starting on page 3).
Part II
Line 9a. Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.
Line 9b. If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed in the line 6 instructions above applies.
Line 9c. An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it (a) derives the item of income for which the treaty benefit is claimed and (b) meets the limitation on benefits provisions contained in the treaty, if any.
    An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity's jurisdiction with respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if (a) the interest holder is not fiscally transparent in its jurisdiction with respect to the item of income and (b) the entity is considered to be fiscally transparent under the laws of the interest holder's jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.
    If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder's jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder's Form W-8BEN with a Form W-8IMY completed by the entity.
Note: An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.
    To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the
Appendix A-10

specific provisions or articles under the treaties. Income tax treaties are available on the IRS Web Site at www.irs.gov.
Note: If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a "limitation on benefits" provision.
Line 9d. If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a "qualified resident" of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation ("branch interest") and other applicable rules.
    In general, a foreign corporation is a qualified resident of a country if one or more of the following applies:
•
It meets a 50% ownership and base erosion test.

•
It is primarily and regularly traded on an established securities market in its country of residence or the United States.

•
It carries on an active trade or business in its country of residence.

•
It gets a ruling from the IRS that it is a qualified resident.
    See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.
[CAUTION] If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.
Line 9e. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year exceeds $500,000. Additionally, you must file Form 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).
Line 10
Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and fellowship grants below for more information.
    Additional examples of persons who should complete this line are:
    1.     Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.
    2.     Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.
    3.     Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.
    This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. The individual must use Form W-9 to claim the tax treaty benefit. See the instructions for Form W-9 for more information. Also see Nonresident alien student or researcher who becomes a resident alien on page 6 for an example.
Scholarship and fellowship grants. A nonresident alien student (including a trainee or business apprentice) or researcher who receives noncompensatory scholarship or fellowship income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensatory scholarship or fellowship income must use Form 8233 to claim any benefits of a tax treaty that apply to that income. The student or researcher must use Form W-4 for any part of such income for which he or she is not claiming a tax treaty withholding exemption. Do not use Form W-8BEN for compensatory scholarship or fellowship income. See Compensation for Dependent Personal Services in the Instructions for Form 8233.
Note: If you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income (including compensatory scholarship or fellowship income) from the same withholding agent, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.
        Completing lines 4 and 9a. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.
        Completing line 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty.
Nonresident alien student or researcher who becomes a resident alien. You must use Form W-9 to claim an exception to a saving clause. See Nonresident alien who becomes a resident alien on page 5 for a general explanation of saving clauses and exceptions to them.
        Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and
Appendix A-11

is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would complete Form W-9.
Part III
If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.
Part IV
Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.
Broker transactions or barter exchanges. Income from transactions with a broker or a barter exchange is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.
    You are an exempt foreign person for a calendar year in which: (a) you are a nonresident alien individual or a foreign corporation, partnership, estate, or trust; (b) you are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and (c) you are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connectedgains from transactions with a broker or barter exchange.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.
    You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.
    The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 3 hr., 46 min.; Preparing and sending the form to IRS, 4 hr., 2 min.
    If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. Do not send Form W-8BEN to this office. Instead, give it to your withholding agent.

Appendix A-12

Form W-8EXP (Rev. December 2000) Department of the Treasury Internal Revenue Service	Certificate of Foreign Government or Other Foreign
Organization for United States Tax Withholding
(For use by foreign governments, international organizations, foreign central banks of issue, foreign tax-exempt organizations, foreign private foundations, and governments of
U.S. possessions.)
> Section references are to the Internal Revenue Code. > See separate instructions.
> Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:		Instead, use Form:
•	Any foreign government or other foreign organization that is not claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)	W-8BEN or W-8ECI
•	A beneficial owner solely claiming foreign status or treaty benefits	W-8BEN
•	A foreign partnership or a foreign trust	W-8BEN or W-8IMY
•	A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A person acting as an intermediary	W-8IMY

  Part I Identification of Beneficial Owner (See instructions)

1	Name of organization						2	Country of incorporation or organization

3	Type of entity:
	☐	Foreign government	☐	International organization	☐	Foreign central bank of issue (not wholly owned by the foreign sovereign)	☐	Foreign tax-exempt organization
	☐	Government of a U.S. possession					☐	Foreign private foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box.

	City or town, state or province. Include postal code where appropriate.							Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.							Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)						7	Foreign tax identifying number, if any (optional)

8	Reference number(s) (see instructions)

  Part II Qualification Statement

9		For a foreign government:
	a	☐	I certify that the entity identified in Part I is a foreign government within the meaning of section 892 and the payments are within the scope of the exemption granted by section 892.
Check box 9b or box 9c, whichever applies:
	b	☐	The entity identified in Part I is an integral part of the government............................................................................................................................................................ .
	c	☐	The entity identified in Part I is a controlled entity of the government... .
10		For an International organization:
		☐	I certify that:
• The entity identified in Part I is an international organization within the meaning of section 7701(a)(18) and
• The payments are within the scope of the exemption granted by section 892.
11		For a Foreign central bank of issue (not wholly owned by the foreign sovereign):
		☐	I certify that:
• The entity identified in Part I is a foreign central bank of issue,
• The entity identified in Part I does not hold obligations or bank deposits to which this form relates for use in connection with the conduct of a commercial banking function or other commercial activity, and
• The payments are within the scope of the exemption granted by section 895.
12		For a foreign tax-exempt organization, including foreign private foundations:
If any of the income to which this certification relates constitutes income includible under section 512 in computing the entity's unrelated business taxable income, attach a statement identifying the amounts.
Check either box 12a of box 12b
	a	☐	I certify that the entity identified in Part I has been issued a determination letter by the IRS dated .............................that is currently in effect and that concludes that it is an exempt organization described in section 501(c).
	b	☐	I have attached to this form an opinion from U.S. counsel concluding that the entity identified in Part I is described in section 501(c).
For section 501(c)(3) organizations only, check either box 12c of box 12d:
	c	☐	If the determination letter or opinion of counsel concludes that the entity identified in Part I is described in section 501(c)(3), I certify that the organization is not a private foundation described in section 509. I have attached an affidavit of the organization setting forth sufficient facts for the IRS to determine that the organization is not a private foundation because it meets one of the exceptions described in section 509(a)(1), (2), (3), or (4).
	d	☐	If the determination letter or opinion of counsel concludes that the entity identified in Part I is described in section 501(c)(3). I certify that the organization is a private foundation described in section 509.
Appendix A-13

Form W-8EXP (Rev. 12-2000)	Page 2

13	For a government of a U.S. possession:
	☐	I certify that the entity identified in Part I is a government of a possession of the United States, or is political subdivision thereof, and is claiming the exemption granted by section 115(2).

  Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
•
The organization for which I am signing is the beneficial owner of the income to which this form relates,

•
The beneficial owner is not a U.S. person,

•
For a beneficial owner that is a controlled entity of a foreign sovereign (other than a central bank of issue wholly owned by a foreign sovereign), the beneficial owner is not engaged in commercial activities within or outside the United States, and
•
For a beneficial owner that is a central bank of issue wholly owned by a foreign sovereign, the beneficial owner is not engaged in commercial activities within the United States.
    Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.
Sign Here	................................................................................................................................................................................	..............................................	..............................................
	Signature authorized official	Date (MM-DD-YYYY)	Capacity in which acting
Appendix A-14

Instructions for Form
W-8EXP
(Rev. August 2001)

(Use with the December 2000 revision of Form W-8EXP.)
Certificate of Foreign Government or Other Foreign Organization for United States
Tax Withholding
Section references are to the Internal Revenue Code unless otherwise noted.	[LOGO]	Department of the Treasury Internal Revenue Service

General Instructions
Note: For definitions of terms used throughout these instructions, see Definitions on pages 2 and 3.
Purpose of form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of interest (including certain original issue discount (OID)), dividends, rents, premiums, annuities, compensation for, or in expectation of, services performed, or other fixed or determinable annual or periodical gains, profits, or income. This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person for the benefit of the beneficial owner.
    If you receive certain types of income, you must provide Form W-8EXP to:
•
Establish that you are not a U.S. person,

•
Claim that you are the beneficial owner of the income for which Form W-8EXP is given, and

•
Claim a reduced rate of, or exemption from, withholding as a foreign government, international orgainzation, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession.
    In general, payments to a foreign government (including a foreign central bank of issue wholly-owned by a foreign sovereign) from investments in the United States in stocks, bonds, other domestic securities, financial instruments held in the execution of governmental financial or monetary policy, and interest on deposits in banks in the United States are exempt from tax under section 892 and exempt from withholding under sections 1441 and 1442. Payments other than those described above, including income derived in the U.S. from the conduct of a commercial activity, income received from a controlled commercial entity (including gain from the disposition of any interest in a controlled commercial entity), and income received by a controlled commercial entity, do not qualify for exemption from tax under section 892 or exemption from withholding under sections 1441 and 1442. See Temporary Regulations section 1.892-3T. In addition, certain distributions to a foreign government from a real estate investment trust (REIT) may not be eligible for relief from withholding and may be subject to withholding at 35% of the gain realized. For the definition of "commercial activities," see Temporary Regulations section 1.892-4T.
    In general, payments to an international organization from investment in the United States in stocks, bonds and other domestic securities, interest on deposits in banks in the United States, and payments from any other source within the United States are exempt from tax under section 892 and exempt from withholding under sections 1441 and 1442. See Temporary Regulations section 1.892-6T. Payments to a foreign central bank of issue (whether or not wholly owned by a foreign sovereign) or to the Bank for International Settlements from obligations of the United States or of any agency or instrumentality thereof, or from interest on deposits with persons carrying on the banking business, are also generally exempt from tax under section 895 and exempt from withholding under sections 1441 and 1442. In addition, payments to a foreign central bank of issue from bankers' acceptances are exempt from tax under section 871(i)(2)(C) and exempt from withholding under sections 1441 and 1442.
    Payments to a foreign tax-exempt organization of certain types of U.S. source income are also generally exempt from tax and exempt from withholding. Gross investment income of a foreign private foundation, however, is subject to withholding under section 1443(b) at a rate of 4%.
    Payments to a government of a possession of the United States are generally exempt from tax and withholding under section 115(2).
    To establish eligibility for exemption from 30% tax and withholding, a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession must provide a Form W-8EXP to a withholding agent or payer with all necessary documentation. The withholding agent or payer of the income may rely on a properly completed Form W-8EXP to treat the payment associated with the Form W-8EXP as a payment to a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession exempt from withholding at source (or, where appropriate, subject to withholding at a 4% rate).
    Provide Form W-8EXP to the withholding agent or payer before income is paid or credited to you. Failure by a beneficial owner to provide a Form W-8EXP when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.
Note: For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.
Who must file. You must give Form W-8EXP to the withholding agent or payer if you are a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession. Submit Form W-8EXP whether or not you are claiming a reduced rate of, or exemption from, U.S. tax withholding.
Appendix A-15

    Do not use Form W-8EXP if:
•
You are not a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. For example, if you are a foreign tax-exempt organization claiming a benefit under an income tax treaty, provide Form W-8BEN.

•
You are receiving income that is effectively connected with the conduct of a trade or business in the United States. Instead, provide Form W-8ECI.

•
You are a tax-exempt organization receiving unrelated business taxable income subject to withholding under section 1443(a). Instead, provide Form W-8BEN or Form W-8ECI for this portion of your income.

•
You are a foreign partnership, a foreign simple trust, or a foreign grantor trust. Instead, provide Form W-8ECI or Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding.

•
You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.
Giving Form W-8EXP to the withholding agent. Do not send Form W-8EXP to the IRS. Instead, give it to the person who is requesting it from you. Generally, this person will be the one from whom you receive the payment or who credits your account. Generally, a separate Form W-8EXP must be given to each withholding agent.
    Give Form W-8EXP to the person requesting it before the payment is made to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold tax at a 30% rate (foreign-person withholding) or the backup withholding rate. If you receive more than one type of income from a single withholding agent, the withholding agent may require you to submit a Form W-8EXP for each different type of income.
Change in circumstances. If a change in circumstances makes any information on the Form W-8EXP you have submitted incorrect, you must notify the withholding agent within 30 days of the change in circumstances and you must file a new Form W-8EXP or other appropriate form.
Expiration of Form W-8EXP. Generally, a Form W-8EXP filed without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. However, in the case of an integral part of a foreign government (within the meaning of Temporary Regulations section 1.892-2T(a)(2)) or a foreign central bank of issue, a Form W-8EXP filed without a U.S. TIN will remain in effect until a change in circumstances makes any of the information on the form incorrect. A Form W-8EXP furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect provided that the withholding agent reports on Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding, at least one payment annually to the beneficial owner.
Definitions
Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.
    Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.
    The beneficial owner of income paid to a foreign estate is the estate itself.
Foreign person. A foreign person includes a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, foreign estate, foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.
Foreign government. A foreign government includes only the integral parts or controlled entities of a foreign sovereign as defined in Temporary Regulations section 1.892-2T.
    An integral part of a foreign sovereign, in general, is any person, body of persons, organization, agency, bureau, fund, instrumentality, or other body, however designated, that constitutes a governing authority of a foreign country. The net earnings of the governing authority must be credited to its own account or to other accounts of the foreign sovereign, with no portion benefiting any private person.
    A controlled entity of a foreign sovereign is an entity that is separate in form from the foreign sovereign or otherwise constitutes a separate juridical entity only if:
1.
It is wholly owned and controlled by the foreign sovereign directly or indirectly through one or more controlled entities;
Appendix A-16

2.
It is organized under the laws of the foreign sovereign by which it is owned;

3.
Its net earnings are credited to its own account or to other accounts of the foreign sovereign, with no portion of its income benefiting any private person; and

4.
Its assets vest in the foreign sovereign upon dissolution.
    A controlled entity also includes a pension trust defined in Temporary Regulations section 1.892-2T(c) and may include a foreign central bank of issue to the extent that it is wholly owned by a foreign sovereign.
    A foreign government must provide Form W-8EXP to establish eligibility for exemption from withholding for payments exempt from tax under section 892.
International organization. An international organization is any public international organization entitled to enjoy privileges, exemptions, and immunities as an international organization under the International Organizations Immunities Act (22 U.S.C. 288-288(f)). In general, to qualify as an international organization, the United States must participate in the organization pursuant to a treaty or under the authority of an Act of Congress authorizing such participation.
Amounts exempt from tax under section 892. Only a foreign government or an international organization as defined above qualifies for exemption from taxation under section 892. Section 892 generally excludes from gross income and exempts from U.S. taxation income a foreign government receives from investments in the United States in stocks, bonds, or other domestic securities; financial instruments held in the execution of governmental financial or monetary policy; and interest on deposits in banks in the United States of monies belonging to the foreign government. Income of a foreign government from sources other than those enumerated above or that is (a) derived from the conduct of any commercial activity, (b) received directly or indirectly from a controlled commercial entity, or (c) derived from the disposition of any interest in a controlled commercial entity is not exempt from U.S. taxation. For the definition of "commercial activity," see Temporary Regulations section 1.892-4T.
    Section 892 also generally excludes from gross income and exempts from U.S. taxation income of an international organization received from investments in the United States in stocks, bonds, or other domestic securities and interest on deposits in banks in the United States of monies belonging to the international organization or from any other source within the United States.
Controlled commercial entity. A controlled commercial entity is an entity engaged in commercial activities (whether within or outside the United States) if the foreign government (a) holds any interest in the entity that is 50% or more of the total of all interests in the entity or (b) holds a sufficient interest or any other interest in the entity which provides the foreign government with effective practical control of the entity.
Note: A foreign central bank of issue will be treated as a controlled commercial entity only if it engages in commercial activities within the United States.
Foreign central bank of issue. A foreign central bank of issue is a bank that is by law or government sanction the principal authority, other than the government itself, to issue instruments intended to circulate as currency. Such a bank is generally the custodian of the banking reserves of the country under whose law it is organized. For purposes of section 895, the Bank of International Settlements is treated as though it were a foreign central bank of issue.
    A foreign central bank of issue must provide Form W-8EXP to establish eligibility for exemption from withholding for payments exempt from tax under either section 892 or section 895.
Amounts exempt from tax under section 895. Section 895 generally excludes from gross income and exempts from U.S. taxation income a foreign central bank of issue receives from obligations of the United States (or of any agency or instrumentality thereof) or from interest on deposits with persons carrying on the banking business unless such obligations or deposits are held for, or used in connection with, the conduct of commercial banking functions or other commercial activities of the foreign central bank of issue.
Amounts subject to withholding. Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as original issue discount (OID)), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).
Withholding agent. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) an amount subject to withholding to the foreign person (or to its agent) must withhold.
Specific Instructions
Part I
Note: Before completing Part I, complete the Worksheet for Foreign Governments, International Organizations, and Foreign Central Banks of Issue on page 5 to determine whether amounts received are or will be exempt from U.S. tax under section 892 or 895 and exempt from withholding under sections 1441 and 1442. Use the results of this worksheet to check the appropriate box in Part II. Do not give the worksheet to the withholding agent. Instead, keep it for your records.
Line 1. Enter the full name of the organization.
Line 2. Enter the country under the laws of which the foreign government or other foreign organization was created, incorporated, organized, or governed.
Line 3. Check the one box that applies. A foreign central bank of issue (wholly owned by a foreign sovereign) should check the "Foreign government" box.
Line 4. The permanent address of a foreign government, international organization, or foreign central bank of issue is where it maintains its principal office. For all other organizations, the permanent address is the address in the country where the organization claims to be a resident for tax purposes. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes.
Line 5. Enter the mailing address only if it is different from the address shown on line 4.
Line 6. A U.S. taxpayer identification number (TIN) means an employer identification number (EIN). A
Appendix A-17

U.S. TIN is generally required if you are claiming an exemption or reduced rate of withholding based solely on your claim of tax-exempt status under section 501(c) or private foundation status. Use Form SS-4, Application for Employer Identification Number, to obtain an EIN.
Line 7. If the country of residence for tax purposes has issued the organization a tax identifying number, enter it here.
Line 8. This line may be used by the filer of Form W-8EXP or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. A filer may use line 8 to include the name and number of the account for which the filer is providing the form.
Part II
Line 9. Check box 9a and box 9b or box 9c, whichever applies. Enter the name of the foreign sovereign's country on line 9b (if the entity is an integral part of a foreign government) or on line 9c (if the entity is a controlled entity). A central bank of issue (wholly owned by a foreign sovereign) should check box 9c.
Line 10. Check this box if you are an international organization. By checking this box, you are certifying to all the statements made in line 10.
Line 11. Check this box if you are a foreign central bank of issue not wholly owned by a foreign sovereign. By checking this box, you are certifying to all the statements made in line 11.
Line 12. Check the appropriate box if you are a foreign tax-exempt organization.
  [CAUTION]    If you are a foreign tax-exempt organization, you must attach a statement setting forth any income that is includible under section 512 in computing your unrelated business taxable income.
    Box 12a. Check this box if you have been issued a determination letter by the IRS. Enter the date of the IRS determination letter.
    Box 12b. Check this box if you do not have an IRS determination letter, but are providing an opinion of U.S. counsel concluding that you are an organization described in section 501(c).
    Box 12c. If you are a section 501(c)(3) organization, check this box if you are not a private foundation. You must attach to the withholding certificate an affidavit setting forth sufficient facts concerning your operations and support to enable the IRS to determine that you would be likely to qualify as an organization described in section 509(a)(1), (2), (3), or (4).
    Box 12d. Check this box if you are a section 501(c)(3) organization and you are a private foundation described in section 509.
Part III
Form W-8EXP must be signed and dated by an authorized official of the foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession, as appropriate.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.
    You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.
    The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 7 hr., 10 min.; Learning about the law or the form, 5 hr., 28 min.; Preparing and sending the form to IRS, 5 hr., 49 min.
    If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. Do not send Form W-8EXP to this office. Instead, give it to your withholding agent.

Appendix A-18

WORKSHEET FOR FOREIGN GOVERNMENTS, INTERNATIONAL ORGANIZATIONS, AND FOREIGN CENTRAL BANKS OF ISSUE
        (Do not give to the withholding agent. Keep for your records.)
Complete this worksheet to determine whether amounts received are or will be exempt from United States tax under section 892 or section 895 and exempt from withholding under sections 1441 and 1442.
•
Foreign governments and foreign central banks of issue, start with question 1.

•
International organizations, go directly to question 6.
Appendix A-19

FOREIGN GOVERNMENT		Yes	No

1a	Is the foreign government an integral part of a foreign sovereign (see Definitions)?	☐	☐
(If "Yes," go to question 4. If "No," answer question 1b.)
b	Is the foreign government a controlled entity of a foreign sovereign (see Definitions)?	☐	☐
(If "Yes," answer question 2a. If "No," go to question 7a.)
2a	Is the controlled entity a foreign central bank of issue (see Definitions)?	☐	☐
(If "Yes," answer question 2b. If "No," go to question 3.)
b	Is the foreign central bank of issue engaged in commercial activities within the United States?	☐	☐
(If "Yes," answer question 7a. If "No," go to question 4.)
3	Is the controlled entity engaged in commercial activities anywhere in the world?	☐	☐

(If "Yes," income is not exempt from tax under section 892 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI. If "No," answer question 4.)
4
	Does the foreign government or foreign central bank of issue (wholly owned by the foreign sovereign) receive income directly or indirectly from any controlled commercial entities or income derived from the disposition of any interest in a controlled commercial entity (see Definitions)?	☐	☐

(If "Yes," income is not exempt from tax under section 892 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI. If "No," answer question 5.)
5
	Is any of the income received by the foreign government or foreign central bank of issue (wholly owned by the foreign sovereign) from sources other than investments in the United States in stocks, bonds, other domestic securities (as defined in Temporary Regulations section 1.892-3T(a)(3)), financial instruments held in the execution of governmental financial or monetary policy (as defined in Temporary Regulations section 1.892-3T(a)(4) and (a)(5)), or interest on deposits in banks in the United States?	☐	☐

(If "Yes," income is not exempt from tax under section 892 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI. If "No," check the appropriate box on line 9 of Form W-8EXP.)
Appendix A-20

INTERNATIONAL ORGANIZATION		Yes	No

6	Is the international organization an organization in which the United States participates pursuant to any treaty or under an Act of Congress authorizing such participation and to which the President of the United States has issued an Executive Order entitling the organization to enjoy the privileges, exemptions, and immunities provided under the International Organization Immunities Act (22 U.S.C. 288, 288e, 288f)?	☐	☐
(If "Yes," check the box on line 10 of Form W-8EXP. If "No," income may be subject to withholding. Do not complete this form for such income. Instead, complete Form W-8BEN or W-8ECI.)

FOREIGN CENTRAL BANK OF ISSUE		Yes	No

7a	Is the entity, whether wholly or partially owned by the foreign sovereign, a foreign central bank of issue?	☐	☐

(If "Yes,"answer question 7b. If "No," income is not exempt from tax under section 895 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI.)
b
	Is the income received by the foreign central bank of issue from sources other than obligations of the United States (or any agency or instrumentality thereof) or from interest on deposits with persons carrying on the banking business?	☐	☐

(If "Yes," income is not exempt from tax under section 895 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI. If "No," answer question 7c.)
c
	Are the obligations of the United States (or any agency or instrumentality thereof) or bank deposits owned by the foreign central bank of issue held for, or used in connection with, the conduct of commercial banking functions or other commercial activities by the foreign central bank of issue?	☐	☐

(If "Yes," income is not exempt from tax under section 895 and may be subject to withholding. Do not complete Form W-8EXP for such income. Instead, complete Form W-8BEN or W-8ECI. If "No," check the box on line 11 of Form W-8EXP.)
Appendix A-21

Form W-8IMY (Rev. December 2000) Department of the Treasury Internal Revenue Service
Certificate of Foreign Intermediary,
Foreign Flow-Through Entity, or Certain U.S.
Branches for United States Tax Withholding
> Section references are to the Internal Revenue Code.      > See separate instructions.
	> Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:		Instead, use Form:
•	A beneficial owner solely claiming foreign status or treaty benefits	W-8BEN
•	A hybrid entity claiming treaty benefits on its own behalf	W-8BEN
•	A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A disregarded entity. Instead, the single foreign owner should use	W-8BEN or W-8BECI
•	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)	W-8EXP

  Part I Identification of Entity

1	Name of individual or organization that is acting as intermediary			2 Country of incorporation or organization

3	Type of entity — check the appropriate box:		☐	Withholding foreign trust. Complete Part V.
	☐	Qualified intermediary. Complete Part II.	☐	Nonwithholding foreign partnership. Complete Part VI.
	☐	Nonqualified intermediary. Complete Part III.	☐	Nonwithholding foreign simple trust. Complete Part VI.
	☐	U.S. branch. Complete Part IV.	☐	Nonwithholding foreign grantor trust. Complete Part VI.
	☐	Withholding foreign partnership. Complete Part V.

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box.

	City or town, state or province. Include postal code where appropriate.							Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.							Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions) >						7	Foreign tax identifying number, if any (optional)
	☐	SSN or ITIN	☐	EIN	☐	QI-EIN

8	Reference number(s) (see instructions)

  Part II Qualified Intermediary

9a	☐	(All qualified intermediaries check here) I certify that the entity identified in Part I:
• Is a qualified intermediary and is not acting for its own account with respect to the account(s) identified on line 8 or in a withholding statement associated with this form and
• Has provided or will provide a withholding statement, as required.
b	☐
(If applicable) I certify that the entity identified in Part I has assumed primary withholding responsibility under Chapter 3 of the Code with respect to the account(s) identified on this line 9b or in a withholding statement associated with this form > .............................................................................................. ...
c	☐	(If applicable) I certify that the entity identified in Part I has assumed primary Form 1099 reporting and backup withholding responsibility as authorized in its withholding agreement with the IRS with respect to the account(s) identified on this line 9c or in a withholding statement associated with this form > ... ...

  Part III Nonqualified Intermediary

10a	☐	(All nonqualified intermediaries check here) I certify that the entity identified in Part I is not a qualified intermediary and is not acting for its own account.
b	☐	(If applicable) I certify that the entity identified in Part I is using this form to transmit withholding certificates and/or other documentary evidence and has provided or will provide a withholding statement, as required.

  Part IV Certain United States Branches

Note: You may use this Part if the entity identified in Part I is a U.S. branch of a foreign bank or insurance company and is subject to certain regulatory requirements (see instructions).
11	☐	I certify that the entity identified in Part I is a U.S. branch and that the payments are not effectively connected with the conduct of a trade or business in the United States.
Check box 12 or box 13, whichever applies:
12	☐	I certify that the entity identified in Part I is using this form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with this certificate.

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25402Q	Form W-8IMY (Rev. 12-2000)
Appendix A-22

Form W-8IMY (Rev. 12-2000)
13	☐	I certify that the entity identified in Part I:
• Is using this form to transmit withholding certificates or other documentary evidence for the persons for whom the branch receives a payment and
• Has provided or will provide a withholding statement, as required.

  Part V Withholding Foreign Partnership or Withholding Foreign Trust

14	☐	I certify that the entity identified in Part I:
• Is a withholding foreign partnership or a withholding foreign trust and
• Has provided or will provide the withholding statement, as required.

  Part VI Nonwithholding Foreign Partnership, Simple Trust, or Grantor Trust

15	☐	I certify that the entity identified in Part I:
• Is a nonwithholding foreign partnership, a nonwithholding foreign simple trust, or a nonwithholding foreign grantor trust and that the payments to which this certificate relates are not effectively connected, or are not treated as effectively connected, with the conduct of a trade or business in the United States and
• Has provided or will provide a withholding statement, as required.

  Part IV Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income for which I am providing this form or any withholding agent that can disburse or make payments of the income for which I am providing this form.
Sign Here	>	................................................................................................................................................................................	..............................................
		Signature authorized official	Date (MM-DD-YYYY)
Appendix A-23

Instructions for Form
W-8IMY
(Rev. August 2001)
(Use with the December 2000 revision of Form W-8IMY.)
Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding
Section references are to the Internal Revenue Code unless otherwise noted.	[LOGO]	Department of the Treasury Internal Revenue Service

General Instructions
Note: For definitions of terms used throughout these instructions, see Definitions on pages 2 and 3.
        Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of interest (including certain original issue discount (OID)), dividends, rents, premiums, annuities, compensation for, or in expectation of, services performed, or other fixed or determinable annual or periodical (FDAP) gains, profits, or income. This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, trustee, executor, or partnership, for the benefit of the beneficial owner.
Note: For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.
Who must file. Form W-8IMY must be provided by:
•
A foreign person, or a foreign branch of a U.S. person, to establish that it is a qualified intermediary that is not acting for its own account, to represent that it has provided or will provide a withholding statement, as required, and, if applicable, to represent that it has assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.

•
A foreign person to establish that it is a nonqualified intermediary that is not acting for its own account, and, if applicable, that it is using the form to transmit withholding certificates and/or other documentary evidence and has provided, or will provide, a withholding statement as required. A U.S. person cannot be a nonqualified intermediary.

•
A U.S. branch of certain foreign banks or foreign insurance companies to represent that the income it receives is not effectively connected with the conduct of a trade or business within the United States and either (a) that it is using the form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with the Form W-8IMY or (b) that it is using the certificate to transmit the documentation of the persons for whom it receives a payment and has provided, or will provide, a withholding statement, as required.

•
A flow-through entity to represent that it is (a) a withholding foreign partnership or withholding foreign trust and will provide a withholding statement, as required or (b) a nonwithholding foreign partnership or nonwithholding foreign simple or grantor trust, the income which it receives is not effectively connected with a U.S. trade or business, and it has provided a withholding statement as required.
Note: Solely for purposes of providing this form, a reverse hybrid entity that is providing documentation on behalf of its interest holders to claim a reduced rate of withholding under a treaty is considered to be a nonqualified intermediary unless it has entered into a qualified intermediary agreement with the IRS.
        Provide Form W-8IMY to the withholding agent or payer before income is paid or credited to you on behalf of the beneficial owner. Failure to provide a Form W-8IMY or failure to provide necessary documentation and withholding statements to be associated with the form may lead to withholding at a 30% rate (foreign person withholding) or the backup withholding rate.
        Do not use Form W-8IMY if:
•
You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and you need to establish that you are not a U.S. person. Instead, submit Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

•
You are the beneficial owner of U.S. source income (other than income that is effectively connected with the conduct of a trade or business within the United States) and are claiming a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty. Instead, provide Form W-8BEN.

•
You are filing for a hybrid entity claiming treaty benefits on its own behalf, or you are filing for a reverse hybrid entity and are not claiming treaty benefits on behalf of its interest holders. Instead, provide Form W-8BEN.

•
You are the beneficial owner of income that is effectively connected with the conduct1 of a trade or business within the United States. Instead, provide Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

•
You are a nonresident alien individual who claims exemption from withholding on compensation for independent or certain dependent personal services performed in the United States. Instead, provide Form 8233, Exemption From Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee's Withholding Allowance Certificate.

•
You are filing for a disregarded entity. (A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b)
Appendix A-24

  is disregarded as an entity separate from its owner.) Instead, provide Form W-8BEN or W-8ECI.
•
You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, these entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim exempt recipient status for backup withholding purposes.
Giving Form W-8IMY to the withholding agent. Do not send Form W-8IMY to the IRS. Instead, give it to the person who is requesting it. Generally, this person will be the one from whom you receive the payment or who credits your account. Give Form W-8IMY to the person requesting it before income is paid to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% rate (foreign-person withholding) or backup withholding rate. Generally, a separate Form W-8IMY must be submitted to each withholding agent.
Change in circumstances. If a change in circumstances makes any information on the Form W-8IMY (or any documentation or a withholding statement associated with the Form W-8IMY) you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the changes in circumstances and you must file a new Form W-8IMY or provide new documentation or a new withholding statement.
        You must update the information associated with Form W-8IMY as often as is necessary to enable the withholding agent to withhold at the appropriate rate on each payment and to report such income.
Expiration of Form W-8IMY. Generally, a Form W-8IMY remains valid until the status of the person whose name is on the certificate is changed in a way relevant to the certificate or circumstances change that make the information on the certificate no longer correct. The indefinite validity period does not extend, however, to any withholding certificates, documentary evidence, or withholding statements associated with the certificate.
Definitions
Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.
Intermediary. An intermediary is any person that acts as a custodian, broker, nominee, or otherwise as an agent for another person, regardless of whether that other person is the beneficial owner of the amount paid, a flow-through entity, or another intermediary.
        Qualified intermediary. A qualified intermediary is a person that is a party to a withholding agreement with the IRS and is:
•
A foreign financial institution or a foreign clearing organization (other than a U.S. branch or U.S. office of the institution or organization),

•
A foreign branch or office of a U.S. financial institution or a foreign branch or office of a U.S. clearing organization,

•
A foreign corporation for purposes of presenting claims of benefits under an income tax treaty on behalf of its shareholders, or

•
Any other person the IRS accepts as a qualified intermediary and who enters into a withholding agreement with the IRS.
        See Rev. Proc. 2000-12, 2000-4 I.R.B. 387, for procedures to apply to be a qualified intermediary.
        Nonqualified intermediary. A nonqualified intermediary is any intermediary that is not a U.S. person and that is not a qualified intermediary.
Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.
        Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not itself a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owner of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.
        The beneficial owner of income paid to a foreign estate is the estate itself.
Flow-through entity. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see page 3) with respect to the payment by an interest holder's jurisdiction.
Withholding foreign partnership or withholding foreign trust. A withholding foreign partnership or withholding foreign trust is a foreign partnership or a foreign simple or grantor trust that has entered into a withholding agreement with the IRS in which it agrees to assume primary withholding responsibility for all payments that are made to it for its partners, beneficiaries, or owners.
Nonwithholding foreign partnership, simple trust, or grantor trust. A nonwithholding foreign partnership is any foreign partnership other than a withholding foreign partnership. A nonwithholding foreign simple trust is any foreign simple trust that is not a
Appendix A-25

withholding foreign trust. A nonwithholding foreign grantor trust is any foreign grantor trust that is not a withholding foreign trust.
Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid status is relevant for claiming treaty benefits.
Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty.
Fiscally transparent entity. An entity is treated as fiscally transparent with respect to an item of income to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity.
Amounts subject to withholding. Generally, an amount subject to withholding is an amount from sources within the United States that is FDAP income. FDAP income is all income included in gross income, including interest (and original issue discount), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums). FDAP income also does not include items of U.S. source income that are excluded from gross income without regard to the U.S. or foreign status of the holder, such as interest under section 103(a).
Reportable amount. Solely for purposes of the statements required to be attached to Form W-8IMY, a reportable amount is an amount subject to withholding, U.S. source deposit interest (including original issuediscount), and U.S. source interest or original issue discount on the redemption of short-term obligations. It does not include payments on deposits with banks and other financial institutions that remain on deposit for 2 weeks or less or amounts received from the sale or exchange (other than a redemption) of a short-term obligation that is effected outside the United States. It also does not include amounts of original issue discount arising from a sale and repurchase transaction completed within a period of 2 weeks or less, or amounts described in Regulations section 1.6049-5(b)(7), (10), or (11) (relating to certain obligations issued in bearer form). See the instructions for Forms 1042-S and 1099 to determine whether these amounts are also subject to information reporting.
Withholding agent. A withholding agent is any person, U.S. or foreign, that has control, receipt, or custody of anamount subject to withholding or who can disburse or make payments of an amount subject to withholding. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

Specific Instructions
Part I
Line 1. Enter your name. By doing so, you are representing to the payer or withholding agent that you are not the beneficial owner of the amounts that will be paid to you.
Line 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter "N/A" (for "not applicable").
Line 3. Check the one box that applies. If you are a foreign partnership receiving the payment on behalf of your partners, check the "Withholding foreign partnership" box or the "Nonwithholding foreign partnership" box, whichever is appropriate. If you are a foreign simple trust or foreign grantor trust receiving the payment on behalf of your beneficiaries or owners, check the "Withholding foreign trust" box, the "Nonwithholding foreign simple trust" box, or the "Nonwithholding foreign grantor trust" box, whichever is appropriate. If you are a foreign partnership (or a foreign trust) receiving a payment on behalf of persons other than your partners (or beneficiaries or owners), check the "Qualified intermediary" box or the "Nonqualified intermediary" box, whichever is appropriate. A reverse hybrid entity that is providing documentation from its interest holders to claim a reduced rate of withholding under a treaty should check the "Nonqualified intermediary" box unless it has entered into a qualified intermediary agreement with the IRS. See Parts II Through VI on page 4 if you are acting in more than one capacity.
Line 4. Your permanent residence address is the address in the country where you claim to be a resident. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office or, if you are an individual, where you normally reside.
Line 5. Enter your mailing address only if it is different from the address you show on line 4.
Line 6. You must provide an employer identification number (EIN) if you are a U.S. branch of a foreign bank or insurance company.
        If you are acting as a qualified intermediary or a withholding foreign partnership or a withholding foreign trust, you must use the EIN that was issued to you in such capacity (your "QI-EIN"). If you also act as a nonqualified intermediary with respect to other amounts subject to withholding, you must complete a separate Form W-8IMY for those amounts and use the EIN, if any, that is not your QI-EIN.
        A nonqualified intermediary, a nonwithholding foreign partnership, or a nonwithholding foreign simple or grantor trust is generally not required to provide a U.S. TIN. However, a nonwithholding foreign grantor trust with five or fewer grantors is required to provide an EIN.
Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here.
Line 8. This line may be used by the filer of Form W-8IMY or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, a withholding agent who is required to associate a particular Form W-8BEN with this Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear.
Appendix A-26

Parts II Through VI
        You should complete only one part. If you are acting in multiple capacities, you must provide separate Forms W-8IMY for each capacity. For example, if you are acting as a qualified intermediary for one account, but a nonqualified intermediary for another account, you must provide one Form W-8IMY in your capacity as a qualified intermediary, and a separate Form W-8IMY in your capacity as a nonqualified intermediary.
Part II — Qualified Intermediary
Check box 9a if you are a qualified intermediary (QI) (whether or not you assume primary withholding responsibility) for the income for which you are providing this form. By checking the box, you are certifying to all of the statements contained on line 9a.
        Check box 9b only if you have assumed primary withholding responsibility under Chapter 3 of the Code (nonresident alien withholding) with respect to the accounts identified on this line or in a withholding statement associated with this form.
        Check box 9c only if you have assumed primary Form 1099 reporting and backup withholding responsibility as authorized in a withholding agreement with the IRS with respect to the accounts identified on this line or in a withholding statement associated with this form.
        Although a QI obtains withholding certificates or appropriate documentation from beneficial owners, payees, and, if applicable, shareholders, as specified in your withholding agreement with the IRS, a QI does not need to attach the certificates or documentation to this form. However, to the extent you have not assumed primary Form 1099 reporting or backup withholding responsibility, you must disclose the names of those U.S. persons for whom you receive reportable amounts and that are not exempt recipients (as defined in Regulations section 1.6049-4(c)(1)(ii) or under section 6041, 6042, 6045, or 6050N). You should make this disclosure by attaching to Form W-8IMY the Forms W-9 (or substitute forms) of persons that are not exempt recipients. If you do not have a Form W-9 for a non-exempt U.S. payee, you must attach to Form W-8IMY any information you do have regarding that person's name, address, and TIN.
Withholding statement of a QI. As a QI, you must provide a withholding statement to each withholding agent from which you receive reportable amounts. The withholding statement becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:
        1.     Designate those accounts for which you act as a QI.
        2.     Designate those accounts for which you assumed primary withholding responsibility under Chapter 3 of the Code and/or primary Form 1099 reporting and backup withholding responsibility.
        3.     Provide information regarding withholding rate pools.
        A withholding rate pool is a payment of a single type of income, based on the categories of income reported on Form 1042-S or Form 1099 (for example, interest or dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must provide the withholding rate pool information that is required for the withholding agent to meet its withholding and reporting obligations. A withholding agent may request any information reasonably necessary to withhold and report payments correctly.
        If you do not assume primary Form 1099 reporting and backup withholding responsibility, you must establish a separate withholding rate pool for each U.S. non-exempt recipient account holder disclosed to the withholding agent unless the alternative procedure is used (see below). The withholding rate pools are based on valid documentation that you obtain under your withholding agreement with the IRS or, if a payment cannot be reliably associated with valid documentation, under the applicable presumption rules.
        Alternative procedure for U.S. non-exempt recipients. If permitted by the QI withholding agreement with the IRS and if approved by the withholding agent, you may establish:
•
single withholding rate pool (not subject to backup withholding) for all U.S. non-exempt recipient account holders for whom you have provided Forms W-9 prior to the withholding agent making any payments.
        Alternatively, you may include such U.S. non-exempt recipients in a zero rate withholding pool that includes U.S. exempt recipients and foreign persons exempt fromnon-resident alien withholding provided all the conditions of the alternative procedure are met and
•
separate withholding rate pool (subject to backup withholding) for all U.S. non-exempt recipient account holders for whom you have not provided Forms W-9 prior to the withholding agent making any payments.
        If you elect the alternative procedure, you must provide the information required by your QI withholding agreement to the withholding agent not later than January 15 of the year following the year in which the payments are paid. Failure to provide this information may result in penalties under sections 6721 and 6722 and termination of your withholding agreement with the IRS.
Updating the statement. The statement by which you identify the relevant withholding rate pools must be updated as often as is necessary to allow the withholding agent to withhold at the appropriate rate on each payment and to correctly report the income to the IRS. The updated information becomes an integral part of Form W-8IMY.
Part III — Nonqualified Intermediary
If you are providing Form W-8IMY as a nonqualified intermediary (NQI), you must check box 10a. By checking this box, you are certifying to all of the statements on line 10a. Check box 10b if you are using this form to transmit withholding certificates or other documentation.
        If you are acting on behalf of another NQI or on behalf of a foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must attach to your Form W-8IMY the Form W-8IMY of the other NQI or the foreign partnership or the foreign trust together with the withholding certificates and other documentation attached to that Form W-8IMY.
Appendix A-27

Withholding statement of an NQI. An NQI must provide a withholding statement to obtain reduced rates of withholding for its customers and to avoid certain reporting responsibilities. The withholding statement must be provided prior to a payment and becomes an integral part of the Form W-8IMY and, therefore, the certification statement that you sign in Part VII of the form applies to the withholding statement as well as to the form. The withholding statement must:
        1.     Contain the name, address, U.S. TIN (if any), and the type of documentation (documentary evidence, Form W-9, or type of Form W-8) for every person for whom documentation has been received and must state whether that person is a U.S. exempt recipient, a U.S. non-exempt recipient, or a foreign person. The statement must indicate whether a foreign person is a beneficial owner or an intermediary, flow-through entity, or U.S. branch and the type of recipient, based on the recipient codes reported on Form 1042-S.
        2.     Allocate each payment by income type to every payee for whom documentation has been provided. The type of income is based on the income codes reported on Form 1042-S (or, if applicable, the income categories for Form 1099). If a payee receives income through another NQI, flow-through entity, or U.S. branch, your withholding certificate must also state the name, address, and U.S. TIN, if known, of the other NQI or U.S. branch from which the payee directly receives the payment or the flow-through entity in which the payee has a direct ownership interest. If another NQI, flow-through entity, or U.S. branch fails to allocate a payment, you must provide, for that payment, the name of the NQI, flow-through entity, or U.S. branch that failed to allocate the payment.
        3.     If a payee is identified as a foreign person, you must specify the rate of withholding to which the payee is subject, the payee's country of residence and, if a reduced rate of withholding is claimed, the basis for that reduced rate (for example, treaty benefit, portfolio interest, exempt under section 501(c)(3), 892, or 895). The statement must also include the U.S. TIN (if required) and, if the beneficial owner is not an individual and is claiming treaty benefits, state whether the limitation on benefits and section 894 statements have been provided by the beneficial owner. You must inform the withholding agent as to which payments those statements relate.
        4.     Contain any other information the withholding agent requests in order to fulfill its withholding and reporting obligations under Chapter 3 of the Code and/or Form 1099 reporting and backup withholding responsibility.
        Alternative procedure for NQIs. Under this procedure, you may provide information allocating a payment of a reportable amount to each payee (including U.S.-exempt recipients) after a payment is made. To use the alternative procedure you must inform the withholding agent on your withholding statement that you are using the procedure and the withholding agent must agree to the procedure.
        CAUTION! This alternative procedure cannot be used for payments that are allocable to U.S. non-exempt recipients.
        Under this procedure, you must provide a withholding agent with all the information required on the withholding statement (see above) and all payee documentation, except the specific allocation information for each payee, prior to the payment of a reportable amount. In addition, you must provide the withholding agent with withholding rate pool information. The withholding statement must assign each payee to a withholding rate pool prior to the payment of a reportable amount. A withholding rate pool is a payment of a single type of income, based on the income codes reported on Form 1042-S (for example, interest or dividends), that is subject to a single rate of withholding. The withholding rate pool may be established by any reasonable method agreed upon by you and the withholding agent. For example, you may agree to establish a separate account for a single withholding rate pool, or you may agree to divide a payment made to a single account into portions allocable to each withholding rate pool. You must determine withholding rate pools based on valid documentation or, to the extent a payment cannot be reliably associated with valid documentation, the applicable presumption rules.
        You must provide the withholding agent with sufficient information to allocate the income in each withholding rate pool to each payee (including U.S. exempt recipients) within the pool no later than January 31 of the year following the year of payment. If you fail to provide allocation information, if required, by January 31 for any withholding rate pool, you may not use this procedure for any payment made after that date for all withholding rate pools. You may remedy your failure to provide allocation information by providing the information to the withholding agent no later than February 14. See Regulations section 1.1441-1.
Part IV — Certain United States Branches
Line 11
Check the box to certify that you are either:
•
U.S. branch of a foreign bank subject to regulatory supervision by the Federal Reserve Board or
•
U.S. branch of a foreign insurance company required to file an annual statement on a form approved by the National Association of Insurance Commissioners with the insurance department of a state, a territory, or the District of Columbia.
        By checking the box you are also certifying that the income you are receiving is not effectively connected with the conduct of your trade or business in the United States. You must provide your EIN on line 6 of Part I.
Line 12 or 13
        If you are one of the types of U.S. branches specified in the instructions for line 11 on page 5, then you may choose to be treated in one of two ways:
        1.     Check box 12 if you have an agreement with the withholding agent to which you are providing this form to be treated as a U.S. person. In this case, you will be treated as a U.S. person. Therefore, you will receive the payment free of Chapter 3 withholding but you will yourself be responsible for Chapter 3 withholding and backup withholding for any payments you make or credit to the account of persons for whom you are receiving the payment.
        2.     Check box 13 if you do not have an agreement with the withholding agent to be treated as a U.S. person.
Withholding statement of a U.S. branch not treated as a U.S. person. If you checked box 13, you must provide the withholding agent with a written withholding statement. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under Withholding statement of an NQI on page 5.
Appendix A-28

Part V — Withholding Foreign Partnership or Withholding Foreign Trust
Check box 14 if you are a withholding foreign partnership or a withholding foreign trust for the accounts for which you are providing this form and you are receiving the income from those accounts on behalf of your partners, beneficiaries, or owners. If you are not receiving the income on behalf of your partners, beneficiaries, or owners, do not complete Part V. Instead, complete Part II or Part III, whichever is appropriate.
        If you are acting as a withholding foreign partnership or as a withholding foreign trust, you must assume primary withholding responsibility for all payments that are made to you for your partners, beneficiaries, or owners. Therefore, you are not required to provide information to the withholding agent regarding each partner's, beneficiary's, or owner's distributive share of the payment. If you are also receiving payments from the same withholding agent for persons other than your partners, beneficiaries, or owners, you must provide a separate Form W-8IMY for those payments.
Part VI — Nonwithholding Foreign Partnership, Simple Trust, or Grantor Trust
Check box 15 if you are a foreign partnership or a foreign simple or grantor trust that is not a withholding foreign partnership or a withholding foreign trust. By checking this box, you are certifying to both of the statements on line 15.
Note: If you are receiving income that is effectively connected with the conduct of a trade or business in the United States, provide Form W-8ECI (instead of Form W-8IMY).
        If you are not receiving the income on behalf of your partners, beneficiaries, or owners, do not complete Part VI. Instead, complete Part II or Part III, whichever isappropriate.
        If you are acting on behalf of an NQI or another foreign partnership or foreign trust that is not a withholding foreign partnership or a withholding foreign trust, you must associate with your Form W-8IMY the Form W-8IMY of the other foreign partnership or foreign trust together with the withholding certificates and other documentation attached to that other form.
Withholding statement of nonwithholding foreign partnership or nonwithholding foreign trust. You must provide the withholding agent with a written withholding statement to obtain reduced rates of withholding and relief from certain reporting obligations. The withholding statement becomes an integral part of the Form W-8IMY. The withholding statement must provide the same information outlined under Withholding statement of an NQI on page 5.
Part VII — Certification
Form W-8IMY must be signed and dated by a person authorized to sign a declaration under penalties of perjury on behalf of the person whose name is on the form.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. If you are acting in any capacity described in these instructions, you are required to give us the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.
        You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.
        The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 4 hr., 38 min.; Preparing and sending the form to IRS, 6 hr., 8 min.
        If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. Do not send Form W-8IMY to this office. Instead, give it to your withholding agent.

Appendix A-29

APPENDIX B

STATE REGULATIONS
("Blue Sky" Law)

        Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Fund. These requirements are set forth below:

State	Minimum net worth and minimum gross income	or	Minimum Net Worth	and	Additional Standards
California	$65,000/$65,000		$250,000		N/A
Arizona	$60,000/$60,000		$225,000		N/A
Colorado, Florida, Illinois, Texas	$45,000/$45,000		$150,000		N/A
Nevada	$45,000/$45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
All Other States	$65,000/$65,000		$250,000		N/A

APPENDIX C

RESTRICTIONS ON TRANSFER SET FORTH
IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (The "Code")

(a)    The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)    It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

        (1)   to the issuer;

        (2)   pursuant to the order or process of any court;

        (3)   to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

        (4)   to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

        (5)   to the holders of securities of the same class of the same issuer;

        (6)   by way of gift or donation inter vivos or on death;

        (7)   by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

        (8)   to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

        (9)   if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

        (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

        (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

        (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

        (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

        (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

        (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

Appendix C-1

        (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

Appendix C-2

Exhibit C

UNIT
DISTRIBUTION REINVESTMENT PLAN
OF
POINT CENTER MORTGAGE FUND I, LLC

        This Distribution Reinvestment Plan (this "Plan") is being offered to all Persons who may become members of Point Center Mortgage Fund I, LLC, a Delaware limited liability company (the "Company") from time to time in accordance with that certain Operating Agreement (the "Operating Agreement"), dated February 3, 2006, entered into by and among the Company and Point Center Financial, Inc., a California corporation (the "Manager" and, in its capacity as a member of the Company, the "Initial Member" and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the "Members").

ARTICLE I
DEFINITIONS

        Unless stated otherwise, the terms set forth in this section shall, for purposes of this Plan, have the following meanings:

        Section 1.1    "Affiliate" means, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

        Section 1.2    "Company" means, Point Center Mortgage Fund I, LLC, a Delaware limited liability company.

        Section 1.3    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

        Section 1.4    "Interest" in the Company shall mean a Member's rights in Units of the Company at any particular time collectively, including the Member's economic interest in the Company, any right to vote or participate in management of the Company, any right to information concerning the business and affairs of the Company thereof provided by this Agreement t, and such Member's entire interest under this Agreement.

        Section 1.5    "Manager" means Point Center Financial, Inc., a California corporation, in that capacity, or any Person replacing it under the Operating Agreement.

        Section 1.6    "Member" means an owner of Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

        Section 1.7    "Offering" means the offer and sale of Units of the Company made under the Prospectus.

        Section 1.8    "Operating Agreement" means the Operating Agreement, dated   February 3, 2006, entered into by and between the Company and the Manager, in its capacity as an Initial Member and collectively with all Persons who may become members of the Company from time to time in accordance with the Operating Agreement, and the Company.

        Section 1.9    "Plan" means this Distribution Reinvestment Plan.

        Section 1.10    "Person" means any natural person, partnership, corporation, unincorporated association or other legal entity.

        Section 1.11    "Prospectus" means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

        Section 1.12    "Reinvested Distributions" means Units purchased under the Plan.

        Section 1.13    "Subscription Agreement" means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payments for the Units and which, among other provisions, contains the written consent of each Member to the adoption of the Operating Agreement and an election allowing each Member to indicate his participation in the Plan.

Section 1.14    "Units" mean the Units of the Company's Interest that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus, (b) issued pursuant to the Plan, or (c) transferred to those who become substituted Members under Article 10 of the Operating Agreement.

ARTICLE II
EFFECTIVE DATE AND PURPOSE

        Section 2.1    The commencement of the Plan is conditional upon the Company receiving all necessary federal and state governmental and regulatory approvals. Subject to the foregoing, the Plan shall be deemed effective for any distributions made after  February 3, 2006.

        Section 2.2    This Plan provides Members who hold Units with an optional and convenient method to acquire additional Units of the Company by automatic reinvestment of distributions on such Units under the terms and conditions set forth in this Plan. If a Member chooses to participate in the Plan, distributions the Member would otherwise receive are used to acquire additional Units. The Company will use proceeds derived from the Reinvested Distributions for general working capital purposes, as further described in the Prospectus.

ARTICLE III
ELIGIBILITY AND ADMINISTRATION

        Section 3.1    All Members who hold Units are eligible to participate in the Plan. Each Member who is a participant in the Plan, however, must continue to meet the investor suitability standards set forth in Section 3.2 below (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

        Section 3.2    Investor suitability standards are as follows:

          (i)  As a result of the risks inherent in an investment in Units, the Units are suitable only for Persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. The Units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least five years, in light of the other limitations on redemption and transfer described in the Prospectus.

         (ii)  Prospective investors must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase Units and to participate in the Plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which a prospective investor's assets exceed his liabilities, but excluding his house, home furnishings or automobile(s) among his assets. In the Subscription Agreement, investors must confirm that he has met these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the Offering of Units has been qualified in the particular state at this time. The Company will not sell in a state in which it has not qualified the Offering.

State	Minimum net worth and minimum gross income	or	Minimum Net Worth	and	Additional Standards

California	$65,000/$65,000		$250,000		N/A
Arizona	$60,000/$60,000		$225,000		N/A
Colorado, Florida, Illinois, Texas	$45,000/$45,000		$150,000		N/A
Nevada	$45,000/$45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
All Other States	$65,000/$65,000		$250,000		N/A

         (iii)  In addition to the foregoing suitability standards, the Company cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with its determination that the investment is suitable for the subscriber.

        Section 3.3    The Plan shall be administered by the Manager in accordance with the terms and conditions set forth herein. The Manager shall be indemnified for any liability or loss resulting from its administration of the Plan, subject to the limitations set forth in Section 3.8 of the Operating Agreement.

        Section 3.4    The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE IV
PARTICIPATION AND TERMINATION

        Section 4.1    Under the Plan, participating Members use distributions from their Units to purchase additional Units at a purchase price per Unit to be determined at the applicable daily Unit price set by the Manager as follows: (i) the net book value of the Company's assets will be adjusted to reflect the accrued income and expenses; and (ii) the adjusted net book value, divided by the number of Units outstanding shall determine the daily Unit price. The amount of distributions otherwise payable in cash to a Member who is participating in the Plan will be fully used to buy the appropriate number of whole and fractional new Units. The Manager will credit Units purchased under the Plan to the Member as of the date the pertinent distribution is made that is used to acquire Units.

        Section 4.2    A Member may elect to participate in the Plan at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement.

        Section 4.3    A Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the next Reinvested Distribution; provided that such notice is received at least ten (10) days before the end of the calendar month.

        Section 4.4    If a Member revokes a previous election to participate in the Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units from and after the effectiveness of the notice as prescribed in Section 4.3.

ARTICLE V
ACCOUNT STATEMENTS

        Section 5.1    Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental whole and fractional Units purchased, the purchase price per Unit, and the total number of Units currently held by the Member.

        Section 5.2    Before the Members' reinvestment of distributions in additional Units, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

ARTICLE VI
MISCELLANEOUS

        Section 6.1    All notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, located at 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, until the Manger changes it after giving the Members notice.

        Section 6.2    This Plan and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

        Section 6.3    Section titles or captions contained in this Plan are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Plan.

        Section 6.4    Whenever the singular form is used in this Plan it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.